Exhibit 10.14

OPERATING AGREEMENT

OF

EXTRA SPACE WEST THREE LLC

Effective as of June 1, 2004

OPERATING AGREEMENT OF

EXTRA SPACE WEST THREE LLC,

A DELAWARE LIMITED LIABILITY COMPANY

(i)

ARTICLE VII - BOOKS AND RECORDS, AUDITS, TAXES, ETC.		20
7.1.	Books; Statements	20
7.2.	Where Maintained	20
7.3.	Audits	20
7.4.	Objections to Statements	21
7.5.	Tax Returns	21
7.6.	Tax Matters Partner	22
7.7.	Tax Policy	22
7.8.	Section 754 Election	22
7.9.	Capital Accounts	23
7.10.	Special Requirements	24

ARTICLE VIII - FISCAL YEAR		25
8.1.	Fiscal Year	25

ARTICLE IX - DISTRIBUTIONS AND ALLOCATIONS		25
9.1.	Percentage Interests in Company	25
9.2.	Certain Definitions	26
9.3.	Cash Flow Distributions	28
9.4.	Allocation of Gross Income, Profits and Losses For Capital Account Purposes	29
9.5.	Distributed Property	31
9.6.	Right to Offset Against Distributions to Extra Space	31
9.7.	Allocations of Profits and Losses for Tax Purposes	31

ARTICLE X - ASSIGNMENT AND OFFER TO PURCHASE		32
10.1.	Transfers	32
10.2.	Sales of Company Interests to Third Parties	33
10.3.	Assumption by Assignee	36
10.4.	Amendment of Certificate of Formation	37
10.5.	Other Assignments Void	37
10.6.	Right to Cause Sale of Property	38
10.7.	Buy-Sell	42
10.8.	Provisions Generally Applicable to Sales	44
10.9.	Compliance with ERISA and State Statutes on Governmental Plans	47

ARTICLE XI - DISSOLUTION OR BANKRUPTCY OF A MEMBER		51
11.1.	Dissolution	51
11.2.	Bankruptcy, etc. In the event:	51
11.3.	Reconstitution	53
11.4.	Payment to Former Member	53

ARTICLE XII - DEFAULT		54
12.1.	Defaults	54
12.2.	Negation of Right to Dissolve by Will of Member	55
12.3.	Non-Exclusive Remedy	56
12.4.	Intentionally Omitted	56

(ii)

12.5.	Waiver or Right of Partition	56

ARTICLE XIII - DISSOLUTION		56
13.1.	Winding Up by Members	56
13.2.	Winding Up by Liquidating Member	57
13.3.	Offset for Damages	59
13.4.	Distributions of Operating Cash Flow	59
13.5.	Distributions of Proceeds of Liquidation	60
13.6.	Orderly Liquidation	60
13.7.	Financial Statements	61
13.8.	Restoration of Deficit Capital Accounts	61

ARTICLE XIV - MEMBERS		61
14.1.	Liability	61

ARTICLE XV - NOTICES		61
15.1.	In Writing; Address	61
15.2.	Method	63
15.3.	Copies	63

ARTICLE XVI - MISCELLANEOUS		63
16.1.	Additional Documents and Acts	63
16.2.	Estoppel Certificates	63
16.3.	Interpretation	64
16.4.	Entire Agreement	64
16.5.	References to this Agreement	64
16.6.	Headings	64
16.7.	Binding Effect	64
16.8.	Counterparts	65
16.9.	Confidentiality	65
16.10.	Amendments	65
16.11.	Exhibits	65
16.12.	Severability	66
16.13.	Qualification in Other States	66
16.14.	Forum	66
16.15.	WAIVER OF TRIAL BY JURY	66
16.16.	Contact	67
16.17.	Intentionally Omitted	67
16.18.	Use of Name “Extra Space”	67
16.19.	Covenants of Extra Space	67

(iii)

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

OF

EXTRA SPACE WEST THREE LLC

This First Amended and Restated Operating Agreement of Extra Space West Three LLC (this “Agreement”) is entered into and shall be effective as of June 1, 2004 by and between EXTRA SPACE STORAGE LLC (together with its successors and assigns, “Extra Space”) and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (together with its successors and assigns, “Prudential”) pursuant to the provisions of the Delaware Limited Liability Company Act (as it may be amended, the “Act”). Extra Space and Prudential are sometimes referred to herein, collectively, as the “Members” and individually as a “Member”.

R E C I T A L S

WHEREAS, Extra Space formed a limited liability company pursuant to the Operating Agreement dated as of March 10, 2004, of the Company (the “Operating Agreement”) to acquire, upon satisfaction of certain terms and conditions, own, develop, and operate self-storage facilities on the terms and conditions set forth herein.

WHEREAS, Extra Space and Prudential wish to amend and restate the Initial Operating Agreement as provided herein.

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements and covenants hereinafter contained, the Members hereby agree as follows:

ARTICLE I - DEFINITIONS

1.1. Definitions. The following terms shall have the following meanings when used herein:

Acceptable Person. Any Person that is not (i) a tax exempt organization as defined in Section 501(c) of the Code, (ii) a Person whose direct or indirect participation in the Company would result in a Plan Violation, or (iii) in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with Prudential or any Affiliate of it.

Act. As described in the first paragraph above.

Affiliate. For any Person, any Person which, (i) directly or indirectly, controls, is controlled by or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, including by virtue of being a managing member, general partner, trustee, chief executive officer, or president of any corporation, partnership, trust, or limited liability company, or (ii) owns, directly or indirectly, through voting stock or otherwise, beneficially or directly ten percent (10%) or more of the beneficial interests in such Person.

Acquisition Agreement. As described in Section 2.12.

Agreement. As described in the first paragraph above.

Appraisal Notice. As described in Section 13.2(b)(i).

Business Day. Any weekday that is not an official holiday in the State of New Jersey.

Book Basis. With respect to any asset of the Company, the adjusted basis for federal income tax purposes of such asset, except that in the case of any asset contributed to or

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owned by the Company on the date of a revaluation of the Capital Accounts of the Members in accordance with Treasury Regulations section 1.704-l(b)(2)(iv), “Book Basis” shall mean the fair market value of such asset on the date of the contribution or revaluation as subsequently adjusted for items of book depreciation, depletion, or amortization in accordance with federal income tax accounting principles and Treasury Regulations Section 1.704-l(b)(2)(iv)(g)(3).

Capital Account. As described in Section 7.9.

Closing. The acquisition by the Company of an interest in a property pursuant to an Acquisition Agreement.

Code. The Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

Company. Extra Space West Three LLC.

Defaulting Member. As described in Section 12.1.

Effective Date. The later of (i) the date this Agreement shall be signed by all the Members, or (ii) the date the Company’s Certificate of Formation is filed by the Delaware Secretary of State.

Electing Member. As described in Section 13.2(b)(i).

Entire Interest. As described in Section 10.2.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Event of Force Majeure. Individually, an act of God, war, strike, civil commotion, fire, flood or other casualty, or unusually severe weather.

Extraordinary Cash Flow. As described in Section 9.2(b).

Failing Member. As described in Section 4.6(b).

Fair Market Value. As described in Section 13.2(b)(ii).

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Financial Need Date. As described in Section 4.6(a).

Governmental Plan. As defined in Section 3(32) of ERISA.

Holder. As described in Section 10.1.

Initial Capital. As described in Section 4.1.

Laws. Collectively, all federal, state, and local laws, ordinances, statutes, rules, and regulations, including local zoning and building codes, environmental and land use regulations, and persons with disabilities requirements, and interpretations of the foregoing by a governmental body or agency.

Leasing and Management Agreement. As described in Section 6.5.

Liquidating Member. The Member or Members in charge of winding up the Company and having the powers described in Section 13.2.

List. As described in Section 13.2(b)(ii).

Major Capital Event. One or more of the following: (i) sale of all or any part of or interest in Company property (including the Property), exclusive of sales or other dispositions of tangible personal property in the ordinary course of business, (ii) placement and funding of any indebtedness of the Company secured by some or all of its assets with respect to borrowed money, excluding short term borrowing in the ordinary course of business, (iii) condemnation of all or any material part of or interest in the Property through the exercise of the power of eminent domain, or (iv) any unrestored loss of Company property or any part thereof or interest therein by casualty, failure of title, or otherwise.

Majority-in-Interest of Members. Members whose Percentage Interests, either individually or in the aggregate with other Members’ Percentage Interests, exceed fifty percent (50%).

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Manager. As described in Section 6.5.

Member(s). Prudential and Extra Space, collectively, and either of them when the reference is singular, and their respective permitted successors in interest.

Nondefaulting Member. As described in Section 12.1.

Non-Failing Member. As described in Section 4.6(b).

Non-Receiving Member. As described in Section 10.2.

Notice Date. As described in Section 10.8(a).

Notice of Default. As described in Section 12.1.

Notice of Intention. As described in Section 4.6(b).

Notice to Finance. As described in Section 4.6(a).

Offer. As described in Section 10.2.

Offeror. As described in Section 10.2.

Operating Cash Flow. As described in Section 9.2(a).

Operating Return. As described in Section 9.2(e).

Other Member. As described in Section 10.6(c).

Other Member’s Deposit. As described in Section 10.6(d)(ii).

Percentage Interest. As described in Section 9.1.

Person. As described below.

Plan Violation. A transaction, condition or event that would (i) constitute a nonexempt prohibited transaction under ERISA, or (ii) be in violation of state statutes regulating investments of and fiduciary obligations with respect to any Governmental Plan.

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Property. The real property in which interests are acquired from time to time by the Company, and all improvements located thereon, together with all additional property acquired from time to time by the Company.

Prudential. The Prudential Insurance Company of America.

Receiving Member. As described in Section 10.2.

Regulations or Treasury Regulations. The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Sale Notice. As described in Section 10.6(c).

Shortfall Capital. As described in Section 4.6(a).

TMP. As described in Section 7.6.

Transfer. As described in Section 10.1. Transferred and Transferee shall have a correlative meaning.

Unreturned Capital. As described in Section 9.2(e).

Unreturned Shortfall Capital. For each Member, the sum of its Shortfall Capital, reduced by any distributions of Extraordinary Cash Flow made to such Member pursuant to Section 9.3(b)(2).

The definitions in this Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “Person”, as used in this Agreement, includes individuals, partnerships, corporations, limited liability companies, trusts, and other associations. The words “include”, “includes” and “including”, as used in this Agreement, shall be deemed to be followed by the phrase “without limitation”.

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1.2 Exhibits. The exhibits to this Agreement are incorporated herein by reference as if fully set forth herein.

ARTICLE II - THE COMPANY

2.1. Continuation of Limited Liability Company. The Members hereby continue the existence of the Company pursuant to the provisions of the Act. The terms and provisions hereof will be construed and interpreted in accordance with the Act.

2.2. Name of Company. The Company will continue to be conducted under the name “Extra Space West Three LLC.” The Members shall have the power to change the name of the Company at any time.

2.3. Purpose of Company. The purpose of the Company is to carry on the business of, directly or indirectly, acquiring, owning, operating, managing, improving, repairing, developing, renting, mortgaging, refinancing, selling, conveying, and otherwise dealing with property, including the Property, and to engage in all activities reasonably related thereto. Except as permitted by this Section 2.3, the Company shall not engage in any other business. In furtherance of the foregoing purposes, but expressly subject to the other provisions of this Agreement, the Company is empowered to enter into contracts containing agreements to arbitrate disputes to the extent such contracts are approved by a Majority-in-Interest of Members. The Company is authorized to take any legal measures which will assist it in accomplishing its purpose or benefit the Company. This Section 2.3 is not intended to limit the powers of the Company, as provided in the Act, but such power shall be exercised only to carry out the purposes stated in this Section 2.3.

2.4. Principal and Registered Office. The principal office of the Company shall be at c/o Prudential Real Estate Investors, 8 Campus Drive, Parsippany, New Jersey 07054, or such

7

other place as the Members may from time to time mutually determine. The registered address of the Company shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19899. The registered agent of the Company at such address shall be The Corporation Trust Company. A Majority-in-Interest of Members may elect to change the Company’s registered agent and the Company’s registered office by complying with the relevant requirements of the Act.

2.5. Further Assurances. The parties hereto will execute whatever certificates and documents, and will file, record, and publish such certificates and documents, which are required under the laws of the State of Delaware. The parties hereto will also execute and file, record, and publish such certificates and documents as they, upon advice of counsel, may deem necessary or appropriate to comply with other applicable Laws governing the formation and operation of a limited liability company, including any certificates and documents required to qualify the Company in any jurisdiction in which it owns property.

2.6. Expenses of Formation and Syndication. Each Member shall bear its own expenses in connection with its consideration of an investment in the Company and its acquisition of a membership interest in the Company, including the fees of any attorney, financial advisor, or other consultant, except as this Agreement may otherwise expressly provide. Extra Space shall pay the costs and expenses of Prudential in connection with the preparation, negotiation and entry into this Agreement, including, without limitation, reasonable attorneys’ fees and expenses.

2.7. No Individual Authority. Except as otherwise expressly provided in this Agreement, no Member, acting alone, shall have any authority to act for, undertake or assume any obligations or responsibility on behalf of any other Member or the Company.

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2.8. No Restrictions. Nothing contained in this Agreement shall be construed so as to prohibit any Member or any firm or corporation controlled by or controlling such Member or any other Affiliate of a Member from owning, operating, or investing in any real estate or real estate development not owned or operated by the Company, wherever located, except as otherwise provided below in this Agreement. Each Member agrees that any Member, any Affiliate or any director, officer, employee, partner, or other Person related to any Member may engage in or possess an interest in another business venture or ventures of any nature and description, independently or with others, including the ownership, financing, leasing, operation, management, syndication, brokerage, and of real property, and neither the Company nor the Members shall have any rights by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, except as otherwise provided below in this Agreement.

2.9. Neither Responsible for Other’s Commitments. Neither the Members nor the Company shall be responsible or liable for any indebtedness or obligation of any other Member incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, debts, or obligations incurred pursuant to the terms of this Agreement, and each Member indemnifies and agrees to hold the other Members and the Company harmless from such obligations and debts, except as aforesaid.

2.10. Affiliates. Any and all activities to be performed by Prudential hereunder may be performed by officers or employees of one or more Affiliates of Prudential, provided that all actions taken by such Persons on behalf of Prudential in connection with this Agreement shall be binding upon Prudential.

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2.11. Operations in Accordance With the Act; Ownership. Except as expressly set forth in this Agreement to the contrary, the rights and obligations of the Members and the administration, operation, and termination of the Company shall be governed by the Act. The interest of each Member in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed owned by the Company as a company, and no Member, individually, shall have any ownership interest in such property.

2.12. Right of Prudential to Make Additional Investments. The parties hereto acknowledge that Extra Space and/or its Affiliates continue to seek additional real properties in California (the “Region”) upon which Extra Space and/or Affiliates of Extra Space contemplate the development of self-storage facilities, either directly or indirectly through Extra Space or Affiliates of Extra Space. None of Extra Space or any of its Affiliates shall have the right to acquire, develop or otherwise make an investment in, directly or indirectly, any property located in the Region (each “a Property Investment”), except as permitted in this Section. Prior to making a Property Investment, Extra Space shall prepare and submit to Prudential for its review a complete Investment Package (as defined below). Within thirty (30) days (or such longer period as is approved by the Members) following Prudential’s receipt of an Investment Package, Prudential shall notify Extra Space of its approval or disapproval of the proposed Property Investment. If Prudential disapproves such proposed Property Investment, Extra Space shall be free to proceed to make such proposed Property Investment on substantially the terms presented to Prudential. If Prudential approves such proposed Property Investment, Extra Space and Prudential shall negotiate in good faith to enter (and, in the case of Extra Space, to cause its Affiliates to enter) into an agreement substantially in the form of Exhibit A attached hereto (each, an “Acquisition Agreement”). If Prudential fails to respond within such thirty (30) day (or

10

longer mutually agreed) period, Extra Space shall give Prudential notice of such failure, and such thirty (30) day period shall be deemed to be extended for an additional fifteen (15) days following receipt of such notice. “Investment Package” shall mean a final, complete and accurate PREI Investment Committee book and all such backup thereto as is requested by Prudential. The initial term of this Section shall be for a period of two (2) years following the Effective Date. Thereafter, such term shall automatically renew for one (1) year periods so long as, for the two (2) immediately preceding years, Prudential approved not less than seventy percent (70%) in the aggregate of all Qualifying Property Investments (as defined below) to it presented by Extra Space. In all events the terms of this Section shall terminate and cease to be of any force or effect on the fifth (5th) anniversary of the Effective Date. “Qualifying Property Investments” means proposed Property Investments 1) that Prudential disapproves other than due to environmental matters, 2) for which an Investment Package has been duly submitted to Prudential in accordance with the terms hereof and 3) that have characteristics similar to those investments previously approved by Prudential and made by Extra Space West One LLC, including as to location, design, construction, other physical factors, market assessment, rent and return projections, construction financing and development cost. Notwithstanding anything to the contrary in this Section, Extra Space shall not be obligated to present to Prudential any proposed investments in already-built properties and in no event shall any such property constitute a Qualifying Property Investment.

ARTICLE III - TERM

3.1. Term. Unless otherwise terminated or extended by mutual agreement of the Members, the term of the Company shall commence on the Effective Date and shall continue until the first to occur of the following:

(a) December 31, 2054;

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(b) Sale or other disposition of all or substantially all of the Property, other than to a nominee or trustee of the Company for financial or other business purposes;

(c) Dissolution of the Company pursuant to the express provisions of Articles 10, 11, 12, or 13; or

(d) The occurrence of any event or circumstance that would cause the dissolution of the Company under the Act, subject to the provisions of this Agreement.

ARTICLE IV - CAPITAL CONTRIBUTIONS OF THE MEMBERS

4.1. Initial Capital Contributions of the Members. Each Member shall make capital contributions to the Company in accordance with the terms of each applicable Acquisition Agreement (for each Member, collectively, its “Initial Capital”). The amount of each Member’s Initial Capital shall be set forth on Exhibit B, as Exhibit B shall be updated by Prudential from time to time to reflect such capital contributions. To the extent such capital contributions are made in the form of property, Exhibit B sets forth the acknowledged and agreed fair market value of such property. The amount of cash and the fair market value of other property contributed by each Member from time to time, including upon acquisition by the Company of additional properties, shall be credited to such Member’s Capital Account. Initial Capital contributed pursuant to this Section shall, upon a Closing, be used to acquire the applicable Property under the applicable Acquisition Agreement and to repay indebtedness on such Property.

4.2. Intentionally Omitted.

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4.3. No Other Contributions. Except as expressly required by this Article 4, neither Member shall have any obligation to make any contribution to the Company nor to advance any funds thereto.

4.4. No Interest Payable. No Member shall receive any interest on its contributions to the capital of the Company.

4.5. No Withdrawals. The capital of the Company shall not be withdrawn except as hereinafter expressly stipulated.

4.6. Shortfall Capital Contributions.

(a) If a Majority-in-Interest of Members, in its good faith business judgment, determines that the Company is in need of additional funding for (i) capital improvements, or (ii) payment of operating expenses and costs of the Company, a Majority-in-Interest of Members shall cause notice to be given to each of the Members (“Notice to Finance”) setting forth the purposes and amounts of such additional funding.

On the date which is twenty (20) days following the date (the “Financial Need Date”) upon which notice is given of affirmative action by a Majority-in-Interest of Members specifying the need for and the amount of capital improvements funds or funds needed to meet operating expenses or costs, or both, Prudential shall contribute to the Company, as additional capital, an amount equal to the total amount so determined multiplied by its Percentage Interest, and Extra Space shall contribute to the Company, as additional capital, an amount equal to the total amount so determined multiplied by its Percentage Interest. Any and all funds contributed as capital by a Member pursuant to this Section 4.6(a) shall constitute such Member’s “Shortfall Capital”.

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(b) If a Member fails to contribute an amount equal to the entire amount required to be contributed by it on or before the date which is twenty (20) days after the Financial Need Date as provided in this Section 4.6 (the “Failing Member”), and if the other Member (the “Non-Failing Member”) makes its proportionate contribution within such twenty (20) day-period, so notifying the Failing Member in writing, and the Failing Member fails fully to remedy its failure to contribute within ten (10) days after the giving of a notice by the Non-Failing Member with respect to a failure under this Section (the “Notice of Intention”), then one (1) or more of the following may occur, at the option of the Non-Failing Member: (i) the Non-Failing Member may require the Company to repay immediately to the Non-Failing Member that percentage of the amount contributed by the Non-Failing Member pursuant to the relevant Notice to Finance that is equal to the percentage of the amount the Failing Member was required to fund pursuant to the relevant Notice to Finance but did not fund, together with interest actually earned thereon by the Company until repayment, if any; (ii) the Non-Failing Member may, but need not, make an additional capital contribution to the Company not in excess of the amount the Failing Member failed to contribute pursuant to Section 4.6(a) (which additional contribution, together with the original contribution made by the Non-Failing Member pursuant to this Section 4.6, shall constitute Shortfall Capital credited to the Non-Failing Member for all purposes of this Agreement), in which case the Non-Failing Member’s Percentage Interest in the Company shall be increased by that percentage as is represented by a fraction having as its numerator the amount of the additional capital contribution not made by the Failing Member pursuant to the applicable Notice to Finance and as its denominator the Failing Member’s Unreturned Capital, and the Failing

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Member’s Percentage Interest shall be reduced by the same percentage; (iii) the Non-Failing Member may elect to fund an additional amount not to exceed the amount the Failing Member failed to fund pursuant to the applicable Notice to Finance and to treat (and have the Company treat) any amount advanced by the Non-Failing Member to the Company pursuant to this item (iii) as a loan to the Company which shall bear interest at the annual rate equal to the prime rate (as published from time to time in The Wall Street Journal (or if The Wall Street Journal is no longer published, the prime rate as published in a publication of national circulation selected by a Majority-in-Interest of Members)) as in effect from time to time, plus five percent (5%) per annum from the date of the advance until such loan is paid in full, and shall be payable prior to any distributions of Operating Cash Flow and Extraordinary Cash Flow to the Members (which payments will be applied first to accrued interest on the outstanding principal balance of such loan and then to the outstanding principal balance of such loan); provided, however, that if all of such accrued interest and principal on such loan is not paid in full within twelve (12) months from the date of such advance pursuant to this subsection (iii), whether out of amounts contributed by the Failing Member to the Company for such purpose or otherwise, then the Non-Failing Member may, so long as the principal amount and the accrued interest thereon have not been paid in full, cause the Company to be dissolved, in which case the Non-Failing Member will be the Liquidating Member and will have the right to cause the Property to be sold in accordance with Section 13.2(a)(i); or (iv) the Non-Failing Member may cause the Company to be dissolved, in which case the Non-Failing Member will be the Liquidating Member and will have the right to cause the Property to be sold in accordance with Section 13.2(a)(i).

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4.7. Effect of Change of Percentage Interest. If the Percentage Interests of the Members are changed pursuant to the operation of Section 4.6 above or any of the other terms of this Agreement during any fiscal year, the amounts of all items to be credited, charged, or distributed to such Members for such entire fiscal year in accordance with their respective Percentage Interest in the Company shall be allocated to the portion of such fiscal year which precedes the date of such change (and if there shall have been a prior change in such fiscal year, which commences on the date of such prior change) and to the portion of such fiscal year which occurs on and after the date of such change (and if there shall be a subsequent change in such fiscal year, which precedes the date of such subsequent change), in proportion to the number of days in each such portion, and the amounts of the items so allocated to each such portion shall be credited, charged, or distributed to such Members in proportion to their respective Percentage Interest in the Company during each such portion of the fiscal year in question. For purposes of this Section 4.7, the first fiscal year shall commence on the date of this Agreement and shall end on December 31, 2004.

ARTICLE V - INTENTIONALLY OMITTED

ARTICLE VI - MANAGEMENT OF THE COMPANY

6.1. Management. Subject to the provisions of this Agreement requiring the unanimous consent of all Members and the terms of Section 6.6, a Majority-In-Interest of Members shall have responsibility for the management, supervision, and control of the Company and the Property, including any real property owned indirectly by the Company through wholly-owned limited liability companies. A Majority-In-Interest of Members shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company in their good faith business judgment, subject to the reasonable approval of Extra

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Space. No action shall be taken, obligations incurred, or amounts expended by the Company without the consent of a Majority-in-Interest of Members, except to the extent expressly delegated to any Member. Except as otherwise expressly provided in this Agreement, if any provision of this Agreement requires an act or decision of “the Members,” such act or decision shall take place or be made with the consent of a Majority-in-Interest of Members. Notwithstanding anything to the contrary contained herein, Prudential shall have the sole and absolute discretion to cause the Company to take or refrain from taking any action, or to make on behalf of the Company any decision, with respect to the enforcement of any guaranty for the benefit of the Company.

Prudential acknowledges that Extra Space is or may become a publicly-traded real estate investment trust (a “REIT”). In exercising its rights with respect to the day-to-day operation of Property under this Agreement, Prudential agrees that it shall take that fact into account. Prudential shall be deemed to have satisfied its obligation under this Section with respect to any act or matter if such act or matter is approved by Extra Space.

The Members shall meet at least once each quarter, upon thirty (30) days’ notice to all Members, at the offices of the Company or by conference call with the results confirmed in writing or by facsimile (unless such meeting shall be waived by all members), or, in the event of an emergency, on the call of any Member upon two (2) Business Days’ notice to the other Member by telephone, electronic mail, telex, telecopy, or telegraph. An agenda for each meeting shall be prepared in advance by the Members in consultation with each other. Approval by a Majority-in-Interest Members of the matter being considered shall be binding on the Company and the Members for all matters, except for the following, any of which shall require the unanimous consent of the Members: (i) financing or refinancing of all or any portion of the

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Property, (ii) any lease (other than occupancy or rental agreements in the ordinary course of business), sale, or other disposition or conveyance of all or any portion of the Property, except as otherwise may be permitted pursuant to the express provisions of this Agreement, including pursuant to Article 10, (iii) except as otherwise provided in an Approved Budget (as such term is defined in the Leasing and Management Agreement), any purchase or leasing of any real property (other than pursuant to an Acquisition Agreement) or any other asset having a value in excess of $50,000, (iv) entering into any agreement with any Affiliate of Prudential or, except as otherwise provided in an Approved Budget, entering into any agreement involving a Company obligation (contingent or otherwise) in excess of $50,000, and (v) subject to the other terms of this Agreement, including Article 10, the selection of a real estate broker for the sale of all or any portion of the Property. If requested by a Member, the Members shall cause written minutes to be prepared of all actions taken by the Members at meetings and shall deliver a copy thereof to each of the Members within seven (7) days after the date of the meeting.

6.2. Bank Accounts. The Company will maintain separate bank accounts in such banks as a Majority-in-Interest of Members may designate exclusively for the deposit and disbursement of all funds of the Company. All funds of the Company shall be promptly deposited in such accounts. A Majority-in-Interest of Members from time to time shall authorize signatories for such accounts.

6.3. Reimbursement for Costs and Expenses. Subject to the terms of Section 6.5, the Members will fix the amounts, if any, by which the Company will reimburse each Member for any costs and expenses incurred by such Member on behalf and for the benefit of the Company; provided, however, that no overhead or general administrative expenses of any Person other than the Company itself shall be allocated to the operation of the Company, and no salaries, fees,

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commissions, or other compensation shall be paid by the Company to any Affiliate of any Member or to any partner, officer or, employee of either Member or its Affiliates for any services rendered to the Company, except as may be expressly provided herein or by other written agreement.

6.4. Insurance. The Company shall carry or cause to be carried on its behalf by companies reasonably acceptable to a Majority-in-Interest of Members all property, liability, and worker’s compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments, and statutes or as may be reasonably required by a Majority-in-Interest of Members.

6.5. Leasing and Management Agreement. Prior to the first (1st) acquisition of an interest in a Property, the Company will enter into a Leasing and Management Agreement with Extra Space Management,. Inc. (the “Manager”) in the form of Exhibit D attached hereto (the “Leasing and Management Agreement”). Should the Leasing and Management Agreement terminate for any reason, the Company will enter into an agreement for the leasing and management of the Property with an operator or operators satisfactory to a Majority-in-Interest of Members.

6.6. Additional Provisions Following Certain Transfers by Prudential. Following the assignment of Prudential’s Entire Interest in the Company to a third (3rd) party that is not an Affiliate of Prudential, the following matters shall require the consent of Extra Space, which will not be unreasonably withheld: (i) capital improvements requiring contributions of Shortfall Capital from Extra Space individually in excess of $10,000 and in the aggregate in any calendar year in excess of $25,000; (ii) the designation of banks for individual Properties or the Company and the Extra Space signatories thereon; (iii) the appointment of a replacement manager for a

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Property under the Leasing and Management Agreement if it is terminated with respect to such Property other than on account of a default by the Manager thereunder; (iv) any exceptions to generally accepted accounting principles employed in the preparation of financial statements for the Company or in the determination of Operating Cash Flow, except to the extent any such exceptions are provided for in this Agreement; (v) the selection of the Company’s independent certified public accountants under Section 7.5; and (vi) the amount of cash reserves established and maintained by the Company.

ARTICLE VII - BOOKS AND RECORDS, AUDITS, TAXES, ETC.

7.1. Books; Statements. In addition to the establishment and maintenance of Capital Accounts pursuant to Section 7.9, the Company shall prepare and keep such other books, records, and reports as a Majority-in-Interest of Members shall determine. Except as otherwise elected by a Majority-in-Interest of Members, the financial statements of the Company shall be prepared in accordance with generally accepted accounting principles, consistently applied.

7.2. Where Maintained. The books, accounts, and records of the Company shall be at all times maintained at its principal office. Extra Space shall initially keep and maintain such books, accounts and records and shall assist the Company’s accountants with the preparation of all financial statements and tax returns of the Company. A Majority-in-Interest of Members may, at any time, transfer the responsibility for keeping and maintaining such Company books and records to another party.

7.3. Audits. Either Member may, at its option and at the expense of the Company for the reasonable costs thereof, conduct internal audits of the books, records, and accounts of the Company. Audits may be on either a continuous or a periodic basis or both and may be

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conducted by employees of either Member, or an Affiliate of either Member, or by independent auditors retained by the Company or by either Member.

7.4. Objections to Statements. Each Member shall have the right to object to the statements described in Section 7.1 by giving notice in writing to the other Member within forty-five (45) days after such statement is received by each Member by indicating in reasonable detail the objections of such Member and the basis for such objections. If either Member shall fail to give such notice within such forty-five (45)-day period, such statement and the contents thereof shall, in the absence of fraud or willful misconduct by the other Member or the independent certified public accountants certifying the statements, be deemed conclusive and binding upon such party so failing to give such notice. Objections to any statement and any disputes concerning the findings of, and questions raised as the result of, audits of the Company’s books shall be settled by agreement of both Members or, failing such agreement, arbitration. Such arbitration may be instituted by either Member in the absence of such an agreement for more than forty-five (45) days.

7.5. Tax Returns. The Company shall be treated and shall file its tax returns as a partnership for Federal, state, local, and other governmental income tax and other tax purposes. The Company shall prepare or cause to be prepared, on an accrual basis, all Federal, state, and local income tax returns required to be filed. Unless otherwise determined by agreement of both Members, such tax returns shall be prepared by independent certified public accountants selected by Prudential, who shall sign such returns as preparers. The Company shall submit the returns to each Member for review and approval no later than thirty (30) days prior to the due date of the returns, but in no event later than March 15th of each year. Each Member shall notify the other

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Member(s) upon receipt of any notice of tax examination of the Company by Federal, state, or local authorities.

7.6. Tax Matters Partner. Prudential shall be the tax matters partner (“TMP”), as defined in Section 6231 (a)(7) of the Code, with respect to operations conducted by the Company during the period that Prudential is a Member. Prudential, as TMP, shall consult with Extra Space upon Extra Space’s request as to matters within the domain of the TMP. The TMP shall comply with the requirements of Section 6221 through 6232 of the Code.

7.7. Tax Policy. The Company shall make any and all tax accounting and reporting elections and adopt such procedures as a Majority-in-Interest of Members may determine.

7.8. Section 754 Election. At the request of a Member, the Company shall make and file a timely election under Section 754 of the Code (and a corresponding election under applicable state or local law) in the event of a transfer of an interest in the Company permitted hereunder or the distribution of property to a Member. Any adjustments resulting from such an election shall be reflected in the Capital Accounts of the Members in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m). Any Member or transferee first requesting an election hereunder shall reimburse to the Company the reasonable out-of-pocket expenses incurred by the Company in connection with such election, including any legal or accountants’ fees. Thereafter, each transferee shall reimburse such expenses with respect to adjustments under Section 743 of the Code in the proportion which the interest of each transferee bears to the sum of the interests of all transferees. The Company shall bear the expenses of any adjustments under Section 734 of the Code.

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7.9. Capital Accounts.

(a) There shall be established on the books of the Company a single capital account (the “Capital Account”) for each Member. As of the date of the first Closing, the Members agree and acknowledge that the balance of each Member’s Capital Account shall be (i) as to Prudential, $ 95 and (ii) as to Extra Space, $ 5.

(b) The Capital Account of each Member (regardless of the time or manner in which such Member’s interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations thereunder (including Section 1.704-l(b)(2)(iv) of the Treasury Regulations). The Company may adjust the Capital Accounts of its Members to reflect revaluations of the Company property whenever the adjustment would be permitted under Treasury Regulations Section 1.704-l(b)(2)(iv)(f). In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain or loss, as computed for book purposes with respect to such property, and (ii) the Members’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code.

(c) In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion,

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amortization, and gain and loss, as computed for book purposes, with respect to such property; and

(d) The Capital Account of a Member shall carry over to the transferee of the Member to the extent of the interest assigned.

7.10. Special Requirements. To the extent applicable to any Member because such member is, or is to any extent owned by, a resident or non-resident alien or a foreign corporation, trust, or partnership, for purposes of the Code, such Member agrees:

(a) to make when due all filings required under the Code, the International Investment and Trade in Services Survey Act of 1976, as amended, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or any other Federal, state, or local law or governmental enactment requiring disclosure by such Member;

(b) to take any action necessary to prevent the Company, the Property, or the other Member from being subject to any lien, charge, or liability (including any liability for failure to satisfy any withholding or filing obligation), voluntary or involuntary, (i) on account of (A) any law or enactment referred to in subsection (a) of this Section, (B) Section 897, Section 1445, Section 1446, or any similar provision of the Code, or (C) any similar state or local tax law enactment, or (ii) as a withholding agent for any amounts paid or distributed hereunder to such Member;

(c) that, notwithstanding anything herein to the contrary, the Company shall be entitled, upon advice of counsel, to withhold any sums required to prevent any liability or contingent liability described in subsection (b) of this Section 7.10 of the Company or another Member, but such withheld amounts shall be deemed to have been paid to such Member; and

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(d) to indemnify and hold harmless the Company and the other Member from and against any and all liability, damage, cost, or expense (including attorneys’ fees and disbursements) incurred by them in connection with the matters described in this Section 7.10, or any default by such Member in its obligations under this Section 7.10.

ARTICLE VIII - FISCAL YEAR

8.1. Fiscal Year. The fiscal year of the Company shall be the calendar year, unless otherwise elected by a Majority-In-Interest of Members. Such first (1st) fiscal year shall end on December 31, 2004, and such last fiscal year shall end on the last day of the term of this Agreement.

ARTICLE IX - DISTRIBUTIONS AND ALLOCATIONS

9.1. Percentage Interests in Company. Except as otherwise expressly provided in this Agreement, the respective percentage interest of each Member in the Company shall be as follows:

Prudential	60%
Extra Space	40%

The percentage interest of each Member, which is subject to the priority rights provided for herein, is hereinafter called such Member’s “Percentage Interest.”

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9.2. Certain Definitions. The following terms shall have the following meanings when used herein:

(a) “Operating Cash Flow” shall mean the net income or loss of the Company for the fiscal period in question, as determined in accordance with generally accepted accounting principles, consistently applied and adjusted as follows or as otherwise determined by a Majority-in-Interest of Members:

(1) Additions. There shall be added to such net income or subtracted from such loss, without duplication, the following items: (i) the amount charged during such period for depreciation, amortization, or any other deduction not involving a cash expenditure, (ii) the amount of cash expenditures paid out of cash reserves during such period to the extent such expenditures were deducted in determining net income or loss, (iii) cash capital contributions to the Company made during such period, excluding Initial Capital, (iv) rental receipts, collection of receivables, and other cash receipts during such period which were included (whether or not received) in determining net income or loss in a prior accounting period, (v) the costs and expenses incurred by the Company during such period in connection with a Major Capital Event to the extent deducted from gross income in the determination of net income or loss, except to the extent that net receipts of the Company from such Major Capital Event were insufficient to pay such costs and expenses, (vi) proceeds of short terms borrowings in the ordinary course of business during such period, (vii) capital expenditures and other cash sums expended during such period for items deducted in determining net income or loss of the Company, to the extent paid from proceeds of a Major Capital Event, and (viii) any amount during such period by which cash reserves previously established by a Majority-in-Interest of Members in order to retain sufficient working capital in the Company or to properly reserve for actual or contingent obligations of the Company or improvements to the Property have been reduced (other than through the payment of expenses).

(2) Deductions. There shall be subtracted from such net income or added to such loss, without duplication, the following items: (i) the amount of payments made during such period on account of principal upon mortgage loans secured by Company property and upon any other loans made to the Company, (ii) capital expenditures and any other cash

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sums expended during such period for items not deducted in determining net income or loss of the Company, except to the extent paid from the proceeds of a Major Capital Event that were not included in the determination of net income or net loss, (iii) any amount included in net income or loss but not received in cash by the Company during such period, (iv) the proceeds during such period of a Major Capital Event to the extent included in determining net income or loss, (v) any amounts distributed during such period to the Members in payment of any guaranteed payment within the meaning of Section 707(c) of the Code, and any amounts distributed to a Member during such period for services rendered other than in its capacity as a member of the Company within the meaning of Section 707(a) of the Code, to the extent not previously taken into account as a deduction in determining net income or loss, (vi) the costs and expenses incurred by the Company during such period in connection with a Major Capital Event to the extent that net receipts of the Company from such Major Capital Event were insufficient to pay such costs and expenses and such costs and expenses were not deducted in determining net income or loss, and (vii) any amount to establish, replenish, or increase during such period cash reserves pursuant to a determination by a Majority-in-Interest of Members that such reserve and the amount thereof is necessary in order to retain sufficient working capital in the Company or to properly reserve for other actual or contingent obligations of the Company or improvements to the Property.

(b) “Extraordinary Cash Flow” shall mean the net cash receipts of the Company from a Major Capital Event as reduced, to the extent not deducted in determining Operating Cash Flow (or deducted in determining Operating Cash Flow but added back pursuant to Section 9.2(a)(l)), by (A) the costs and expenses incurred by the Company in connection with such Major Capital Event, including title, survey, appraisal,

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recording, escrow, transfer tax, and similar costs, brokerage expense and attorneys and other professional fees, (B) proceeds deposited in reserves pursuant to a determination of a Majority-in-Interest of Members that such reserves and the amount thereof are required or appropriate to provide for actual or contingent obligations of the Company or improvements to or restoration of the Property, and (C) to the extent not previously deposited in reserves pursuant to clause (B) of this Section 9.2(b), proceeds applied to rebuild, repair, or restore the Property.

(c) Intentionally Omitted.

(d) Intentionally Omitted.

(e) “Operating Return” shall mean, for each Member, an annual cumulative return, compounded monthly, equal to ten percent (10%) per annum on such Member’s Unreturned Capital. “Unreturned Capital”, for each Member, shall mean the sum of its Initial Capital and its Shortfall Capital, reduced by any distributions of Extraordinary Cash Flow made to such Member pursuant to Section 9.3(b)(2) or Section 9.3(b)(3) hereof.

9.3. Cash Flow Distributions.

(a) Operating Cash Flow. Subject to the terms of Sections 4.6(b)(iii) and 9.6, the Company shall distribute to the Members Operating Cash Flow for each calendar month during the term of the Company in which there is Operating Cash Flow based on the Manager’s good faith estimate of Operating Cash Flow for the current fiscal year, which shall take into account available cash of the Company and expenses of the Company reasonably expected to be incurred during the following calendar month. Each

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such distribution shall be made within twenty-one (21) days after the end of each calendar month to the Members as follows:

(i) First, to the Members in proportion to and in an amount equal to their accrued, unpaid Operating Returns; and

(ii) Second, to the Members, pro rate in accordance with their respective Percentage Interests.

(b) Extraordinary Cash Flow. Subject to the terms of Sections 4.6(b)(iii) and 9.6, the Company shall distribute Extraordinary Cash Flow within three (3) Business Days of the completion of a Major Capital Event to the Members as follows:

(i) First, to the Members, in proportion to and in an amount equal to their unpaid Operating Returns;

(ii) Second, to the Members, pro rata in proportion to and in an amount equal to their Unreturned Shortfall Capital;

(iii) Third, to the Members; pro rata in proportion to and in an amount equal to their Unreturned Capital; and

(iv) Fourth, any remaining balance, to the Members pro rata in accordance with their respective Percentage Interests,

provided, however, that if the Company is being liquidated and dissolved as a result of the Major Capital Event which generated such Extraordinary Cash Flow, the assets of the Company (including such Extraordinary Cash Flow) shall be distributed as provided in Article 13 hereof.

9.4. Allocation of Gross Income, Profits and Losses For Capital Account Purposes.

(a) In general, allocations to the Members under this Agreement shall be made in compliance with the requirements of Section 704(b) and the Treasury

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Regulations promulgated thereunder in a manner that reflects the distribution provisions set forth in Section 9.3. Specifically, all items of Company income, gain, loss, and deduction as determined for book purposes shall be allocated among the Members and credited or debited to their respective Capital Accounts in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv), so as to ensure to the maximum extent possible (i) that such allocations satisfy the economic effect equivalence test of Treasury Regulations Section 1.704-1(b)(2)(ii)(l) (as provided hereinafter), and (ii) that all allocations of items that cannot have economic effect (including credits and nonrecourse deductions) allocated to the Members in accordance with the Members’ interests in the Company, which, unless otherwise required by Code Section 704(b) and the Treasury Regulations promulgated thereunder, shall be in proportion to their Percentage Interests. To the extent possible, items that can have economic effect shall be allocated in such a manner that the balance of each Member’s Capital Account at the end of any taxable year (increased by the sum of (a) such Member’s “share of partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(g)(l) and (b) such Member’s share of “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(5)) would be positive to the extent of the amount of cash that such Member would receive (or would be negative to the extent of the amount of cash that such Member would be required to contribute to the Company) if the Company sold all of its property for an amount of cash equal to its Book Basis (reduced, but not below zero, by the amount nonrecourse debt to which such property is subject) and all of the cash of the Company remaining after payment of all liabilities (other than nonrecourse liabilities) of

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the Company were distributed in liquidation immediately following the end of such taxable year in accordance with Section 9.3(b).

9.5. Distributed Property. Notwithstanding anything to the contrary contained the foregoing provisions of Article 9, upon the distribution of property (other than cash) to a Member, for the purposes of computing Profit or Loss, such property shall be treated as if it had been sold for its fair market value on the date of such distribution. Except as provided in Section 13.1, no Member may be compelled to accept a distribution of any property from the Company except cash.

9.6. Right to Offset Against Distributions to Extra Space. Prudential shall have the right to cause the Company to deliver to Prudential and offset against amounts that would otherwise have been distributable to Extra Space distributions payable to Extra Space under any provision of this Agreement in an amount from time to time equal to any amounts owed by Extra Space or any of its Affiliates to Prudential or the Company under Sections 12.1(c) or any guaranty delivered to Prudential or the Company by Extra Space or any of its Affiliates.

9.7. Allocations of Profits and Losses for Tax Purposes.

(a) For Federal tax purposes, except insofar as adjustments pursuant to Section 704(c) principles may be permitted or required by Treasury Regulation Section 1.704-l(b)(2)(iv) by reason of property being contributed to the Company, as required by Treasury Regulations Section 1.704-l(b)(2)(iv)(d), property being distributed by the Company as required by Section 1.704-l(b)(2)(iv)(c), property being revalued by the Company (a “book-up”) as permitted by Treasury Regulations Section 7.704-l(b)(2)(iv)(f) or a Company interest being transferred, and subject to and consistent with Sections 734 and 743 of the Code, each item of income, gain, loss and deduction of the

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Company shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction has been allocated pursuant to Section 9.4.

(b) A Majority-in-Interest of Members shall have the authority to elect the method to be used by the Company for allocating items of income, gain, and expense as required by Section 704(c) of the Code, and such election shall be binding on all Members. For federal tax purposes, in accordance with Section 704(c) of the Code and any regulations thereunder, gain with respect to any property which may be contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company and the fair market value at the time of contribution. The Members acknowledge that all allocations of items of income, gain, and expenses as required by Section 704(c) of the Code associated with the property and other properties that may be contributed to the Company by Extra Space or an Affiliate in the future will be made in accordance with the “traditional method” as set forth in Regulations Section 1.704-3(b).

ARTICLE X - ASSIGNMENT AND OFFER TO PURCHASE

10.1. Transfers. Each Member, or any assignee or successor in interest of such Member, may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer all or any portion of its interest in the Company, by operation of law or otherwise, directly or indirectly, which includes, without limitation, issuances and transfers of interests in the holders of direct and indirect interests in such Member (each, a “Holder”) and mergers, consolidations and other corporate combinations with respect to such Member or a Holder and the sale of all or substantially all of the assets of such Member or a Holder (each of the foregoing, a “Transfer”),

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only as provided in this Article 10. Transfers by Prudential of all or a portion of its Entire Interest in the Company to Affiliates, and Transfers of interests in Prudential and in Holders of Prudential, shall be Transfers permitted under this Article 10, and Prudential shall not be required to obtain the consent of, nor offer all or any portion of its interest in the Company or such other direct of indirect interest in Prudential to be Transferred to, Extra Space or any other party; provided, however, that at no time shall there be more than one transferee of Prudential as a member in the Company. A Transfer by Extra Space of all of its Entire Interest in the Company to either of Extra Space Storage, Inc., a Maryland corporation, or Extra Space Properties, L.P., a Delaware limited partnership (but not to both), and Transfers of shares in Extra Space Storage Inc. or operating partnership units in Extra Space Properties, L.P., shall be Transfers permitted under this Article 10, and Extra Space shall not be required to obtain the consent of, nor offer all or any portion of its interest in the Company or such other interest in Extra Space Storage, Inc. or Extra Space Storage L.P. to be Transferred to Prudential. In the event of and as a condition to any Transfer by Extra Space of all of its Entire Interest in the Company to Extra Space Storage, Inc., a Maryland corporation, or Extra Space Properties, L.P., a Delaware limited partnership, said Extra Space Storage, Inc., a Maryland corporation, or Extra Space Properties, L.P., a Delaware limited partnership, as applicable, shall become jointly and severally primarily liable for all obligations currently guaranteed by Extra Space, Woolley or any Affiliates of the foregoing for the benefit of Prudential.

10.2. Sales of Company Interests to Third Parties. If, at any time, either of the Members shall receive from a single third party (the “Offeror”) a bona fide offer (the “Offer”), in writing, signed by the Offeror setting forth all the material terms of the Offer for such Member’s entire equity interest in the Company (which shall include any and all Company interests held by

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Persons that acquired their interests from such Member) (“Entire Interest”), including a statement and calculation of the cash value of any non-cash consideration to be delivered for all or any portion of the Entire Interest (the “Cash Value”), then the Member who shall have received such Offer (the “Receiving Member”) shall, if it wishes to accept the Offer, forward a true copy thereof to the other Member (the “Non-Receiving Member”), together with reasonable information as to the identity of the Offeror (e.g., its partners, members, directors, officers and controlling shareholders) and the terms of the Offer.

(a) In such event, the Non-Receiving Member may, within seventy-five (75) days after receiving a copy of the Offer from the Receiving Member, either

(1) notify the Receiving Member of the Non-Receiving Member’s intent to purchase the Receiving Member’s Entire Interest upon the same terms and conditions contained in the Offer except as to date, hour and place of closing and as otherwise provided below in this item (1). If the Offer proposes an acquisition of the Receiving Member’s Entire Interest for consideration that is in whole or in part other than cash, the Non-Receiving Member shall be entitled to purchase the Receiving Member’s Entire Interest for cash in an amount equal to the sum of any cash to have been paid pursuant to the Offer plus the Cash Value, if any. Notice of election to purchase shall be addressed to the Receiving Member and shall provide for the consummation of the transaction on the date set forth in the notice of acceptance, which date, subject to the terms of this Section below, shall be not more than thirty (30) days after the conclusion of the initial seventy-five (75) day period referenced in Section 10.2(a). Such notice shall also set forth the hour and place of closing which shall be in the offices of the seller’s counsel set forth in Section 15.1, during usual business hours; or

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(2) notify the Receiving Member that the Non-Receiving Member does not elect to purchase the Receiving Member’s Entire Interest on the terms and conditions contained in the Offer.

If the Non-Receiving Member elects to purchase the Receiving Member’s Entire Interest in accordance with subsection (a)(l) of this Section 10.2, then the Receiving Member shall be obligated to sell and transfer its Entire Interest to the Non-Receiving Member in accordance with the terms and conditions of the Offer and notice of election provided for in subsection (a)(l).

(b) If the Non-Receiving Member does not exercise the aforesaid right to purchase, then the Receiving Member shall have the right to sell its Entire Interest to the party referenced at a price equal to not less than ninety-five percent (95%) of that set forth in the Offer.

(c) If the Non-Receiving Member does not exercise its rights under Section 10.2(a)(l), then, upon the assignment to the Offeror, the Offeror shall be admitted as a Member of the Company in place of the Receiving Member which shall have sold its interest. As a condition precedent to the foregoing, the Offeror shall execute and deliver an instrument, in substance and form satisfactory to the Non-Receiving Member, assuming and agreeing to perform the terms and conditions of this Agreement as provided in Section 10.3, and such other documents as the Non-Receiving Member may reasonably require in order to effectuate the foregoing.

(d) In connection with the sale of one Member’s Entire Interest to the other Member pursuant to this section, all of the provisions of Section 10.8 shall be applicable to such sale, except that for the purposes of this Section 10.2, the date the Non-Receiving Member receives a copy of the Offer from the Receiving Member shall be the governing

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date referred to in Sections 10.8(e) and 10.8(f), rather than the date of giving of the notice of election or the Notice Date.

(e) Whether or not any transaction contemplated by the foregoing provisions of this Section 10.2 is consummated pursuant to the provisions of the Offer and within the period provided in Section 10.2(b), all the provisions of this Section 10.2 shall apply to any subsequent offer or offers of a Member’s Entire Interest or to any sale of a Member’s Entire Interest which is not consummated within such period.

10.3. Assumption by Assignee. Any assignment of an Entire Interest in the Company permitted under this Article 10 shall be in writing, and shall be an assignment and transfer of all of the assignor’s rights and obligations hereunder, and the assignee shall expressly agree in writing to be bound by all of the terms of this Agreement and assume and agree to perform all of the assignor’s agreements and obligations existing or arising at the time of and subsequent to such assignment. Upon any such permitted assignment of the assignor’s Entire Interest, and after such assumption, the assignor shall be relieved of its agreements and obligations hereunder arising after such assignment, and the assignee shall become a Member in place of the assignor. An executed counterpart of each such assignment of a Entire Interest in the Company and assumption of a Member’s obligations shall be delivered to each Member and to the Company. The assignee shall pay all expenses incurred by the Company in admitting the assignee as a Member. Except as otherwise expressly provided herein, no permitted assignment shall terminate the Company.

As a condition to any assignment of an Entire Interest, the selling Member shall obtain such consents as may be required from third parties, if any, or waivers thereof. The other Member shall cooperate with the selling Member in obtaining such consents or waivers.

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10.4. Amendment of Certificate of Formation. If an assignment of an Entire Interest in the Company shall take place pursuant to the provisions of this Article 10, then unless the Company is dissolved by such assignment, the continuing Members promptly thereafter shall cause to be filed, to the extent necessary, an amendment to the Company’s Certificate of Formation with all applicable state authorities, together with any necessary amendments to the fictitious or assumed name(s) of the Company in order to reflect such change or take such similar action as may be required.

10.5. Other Assignments Void.

(a) Any purported Transfer not otherwise expressly permitted by this Article 10 shall be null and void and of no effect whatsoever.

(b) Extra Space, any holder of a direct or indirect interest in Extra Space (including without limitation Extra Space Storage Inc. and Extra Space Storage LP) and any Transferee of all or any portion of the Entire Interest of Extra Space shall have the right, without the prior consent of Prudential, to cause the issuance or Transfer of equity interests in Extra Space or any such holder, and to permit assignments of all or any portion of the Entire Interest to Persons who at any time are equity interest holders in Extra Space or in any member in Extra Space, and any of the foregoing shall be Transfers permitted under this Article 10, and Extra Space shall not be required to obtain the consent of, nor offer all or any portion of its interest in the Company or such other interest in Extra Space Storage, Inc. or Extra Space Storage L.P. to be Transferred to Prudential in connection with any of the foregoing.

(c) Extra Space and members in Extra Space shall also have the right, in order to raise funds for Extra Space to meet its capital contribution obligations as set forth in

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this Agreement to incur indebtedness secured by all or any portion of Extra Space’s interest in the Company or such member’s interest in Extra Space Storage LLC, provided, however, that if, as a result of Extra Space’s or such member’s default under any such indebtedness, a party succeeds to ownership of, or gains any rights in, all or any portion of Extra Space’s interest in the Company or such member’s interest in Extra Space, Prudential shall have the exclusive right and authority to act for and make decisions on behalf of, the Company, and any and all provisions of this Agreement requiring the unanimous consent of the Members for any action or vote of or by all of the Members shall become immediately null and void.

10.6. Right to Cause Sale of Property.

(a) Prudential may, at any time, require the sale or other transfer by the Company of all or any portion of the Property (the Property designated by Prudential for sale or other transfer, collectively, the “10.6 Sale Property”).

(b) At any time when all or any portion of the Property is being actively marketed pursuant to this Section 10.6, (i) Extra Space’s right to sell its Entire Interest pursuant to the terms of Section 10.2 or exercise its rights under Section 10.7 shall be suspended, and (ii) Extra Space shall suspend all marketing efforts or negotiations which may have been commenced with respect to a sale of its Entire Interest.

(c) Prior to the exercise of its right as set forth in Section 10.6(a), Prudential must give notice (the “Sale Notice”) to Extra Space of (i) Prudential’s intention to request the sale of the 10.6 Sale Property at a specified price (the “Stated Price”), and (ii) (A) if the 10.6 Sale Property consists of all of the Property, offering to sell its Entire Interest in the Company to Extra Space for the amount that would be distributable to Prudential

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under this Agreement if all of the Property were sold for the Stated Price and on all other relevant terms and conditions, or (B) if the 10.6 Sale Property consists of less than all of the Property, offering to cause the Company to sell the 10.6 Sale Property to Extra Space for the Stated Price and on all other relevant terms and conditions.

(d) If Prudential has delivered the Sale Notice to Extra Space, Extra Space may, within seventy-five (75) days after receiving a copy of the Sale Notice, elect one (1) of the two (2) following options:

(i) If the 10.6 Sale Property consists of less than all of the Property, (A) notify Prudential that Extra Space has no objection to Prudential selling the 10.6 Sale Property, in which event Prudential may cause the Company to market with real estate brokers selected by Prudential and sell the 10.6 Sale Property, provided that the price obtained for the 10.6 Sale Property is at least ninety-five percent (95%) of the Stated Price and a purchase and sale or similar agreement for the sale or transfer of the 10.6 Sale Property is entered into within one hundred eighty (180) days of Prudential’s receipt of Extra Space’s notification under this Section 10.6(d)(i)(A). If a purchase and sale or similar agreement for such sale or transfer is not entered into within such one hundred eighty (180) day-period, the terms of Sections 10.6(c) and (d) shall again be applicable; or (B) notify Prudential that Extra Space elects to purchase all of the 10.6 Sale Property on the terms and conditions set forth in the Sale Notice; or

(ii) if the 10.6 Sale Property consists of all of the Property, (A) notify Prudential of Extra Space’s election to purchase Prudential’s Entire Interest upon the same terms and conditions contained in the Sale Notice (which, as to price, means an amount equal to the sum that would be distributable to Prudential under the provisions of

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Section 9.3(b) hereof upon the sale, by the Company, of the Property for the Stated Price), or (B) notify Prudential that Extra Space has no objection to Prudential selling the Property, in which event Prudential may cause the Company to market and sell the Property with real estate brokers selected by Prudential, provided that the price obtained for the Property is at least ninety-five (95%) of the Stated Price and a purchase and sale or similar agreement for the sale or transfer of the Property is entered into within one hundred eighty (180) days of Prudential’s receipt of Extra Space’s notification under this Section 10.6(d)(ii).

A notification by Extra Space electing to purchase the 10.6 Sale Property or Prudential’s Entire Interest under this Section 10.6 shall be accompanied by a deposit in an amount equal to five percent (5%) of the amount payable in connection with the applicable purchase pursuant to this Section 10.6(d) (such amount, together with any interest earned thereon, being hereinafter called the “Other Member’s Deposit”), which shall be refundable at the direction of Extra Space until the date which is the earlier of (i) forty-five (45) days after Extra Space’s notification to Prudential, or (ii) execution of a purchase and sale agreement. Notice of election to purchase shall be addressed to Prudential and shall set forth the hour and place of closing which, unless the Members shall otherwise agree, shall be at the office of counsel to Prudential, during usual business hours within thirty (30) days after the date of the giving of the notice of election to Prudential, subject to the terms of this Section below. The Other Member’s Deposit shall be credited against the total purchase price for the Entire Interest being purchased pursuant to this Section 10.6(d); provided, however, that, if the closing shall fail to occur because of a default by the Other Member, subject to the provisions of Section 10.6(d)(ii)

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above concerning refundability of the Other Member’s Deposit, Prudential shall have the right to retain the Other Member’s Deposit as liquidated damages, it being agreed that in such instance Prudential’s actual damages would be difficult, if not impossible, to ascertain. If Extra Space shall not have given notice to Prudential of its election to purchase the 10.6 Sale Property or to purchase Prudential’s Entire Interest within the applicable notice period provided above, Extra Space shall be deemed to have exercised the option provided in Section 10.6(d)(i)(A) or Section 10.6(d)(ii)(B), as the case may be. If a purchase and sale agreement to be entered into under Section 10.6(d) by Extra Space with respect to a sale to Extra Space of the 10.6 Sale Property or Prudential’s Entire Interest is, despite the parties’ good faith negotiations, not entered into on or before the forty-fifth (45th) day following Extra Space’s notification to Prudential, Extra Space shall be entitled to a return of the Other Member’s Deposit, and Prudential shall have the right to cause a sale of the 10.6 Sale Property in accordance with the terms of Section 10.6(d)(i)(A) or 10.6(d)(ii)(B), whichever is applicable.

(e) In connection with the sale of one Member’s Entire Interest to the Other Member pursuant to this Section 10.6, the provisions of Section 10.8, inclusive, shall be applicable to such sale, except that for the purposes of this Section 10.6, the date Extra Space receives a copy of the Sale Notice from Prudential shall be the governing date referred to in Sections 10.8(d) and (e), rather than the date of the notice of election or the Notice Date.

(f) Whether or not any transaction contemplated by the foregoing provisions of this Section 10.6 is consummated pursuant to the provisions of the Sale Notice, all the provisions of this Section 10.6 shall apply to any subsequent exercise by Prudential of its

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rights under this Section and to any material modification to the Sale Notice, including a reduction in the Stated Price of more than five percent (5%).

10.7. Buy-Sell.

(a) At any time after the date hereof, either Member may make an offer (i) to purchase the other Member’s Entire Interest or to sell its Entire Interest to the other Member, or (ii) to purchase one (1) or more components of the Property (collectively, the “10.7 Sale Property”) or to cause the Company to sell the 10.7 Sale Property to the Other Member (as defined below), in each case for a purchase price determined in accordance with Section 10.8, which shall be payable in cash at the closing of any such transaction and on such other arms length terms as such Member (the “Proposer”) may propose in a notice (the “Sale Proposal”) to the other Member (the “Other Member”). The Sale Proposal shall state a value (the “10.7 Stated Amount”) for the Property, if a Member’s Entire Interest is being sold, or for the 10.7 Sale Property if the 10.7 Sale Property is to be sold.

(b) Within seventy-five (75) days after receiving a copy of the Sale Proposal, the Other Member shall notify the Proposer:

(i) that the Other Member is agreeable to the sale of its Entire Interest to the Proposer or the sale of the 10.7 Sale Property to the Proposer, as the case may be, in accordance with the terms set forth in the Sale Proposal and for the price determined pursuant to Section 10.8; and/or

(ii) that the Other Member elects to purchase (A) the Entire Interest of the Proposer in accordance with the terms set forth in the Sale Proposal and for the price determined in accordance with Section 10.8, or (B) to purchase the 10.7 Sale Property in

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accordance with the terms set forth in the Sale Proposal and for the price determined in accordance with Section 10.8. Such notification shall be accompanied by a deposit in an amount equal to five percent (5%) of the amount payable in connection with such purchase pursuant to this Section 10.7(b)(ii) (such amount, together with any interest earned thereon, being hereinafter called the “Other Member’s Buy-Sell Deposit”), which shall be refundable at the direction of the Other Member until the date which is the earlier of (i) forty-five (45) days after receipt by the Proposer of the Other Member’s notification under this Section 10.7(b)(ii), or (ii) execution of a purchase and sale agreement. The parties agree to negotiate a purchase and sale agreement in good faith, and such purchase and sale agreement shall be prepared by counsel to Prudential. Notice of election to purchase shall be addressed to the Proposer and shall set forth the place of closing which, unless the Members shall otherwise agree, shall be at the offices of counsel to the Proposer, during usual business hours within thirty (30) days after the date of the giving of the notice of election under this Section 10.7(b)(ii) to the Proposer, subject to the terms of this Section below. The Other Member’s Buy-Sell Deposit shall be credited against the total purchase price for the Entire Interest or the 10.7 Sale Property being purchased pursuant to this Section 10.7(b)(ii); provided, however, that, if the closing shall fail to occur because of a default by the Other Member, subject to the provisions of Section 10.7(b)(ii) above concerning refundability of the Other Member’s Buy-Sell Deposit, the Proposer shall have the right to retain the Other Member’s Buy-Sell Deposit as liquidated damages, it being agreed that in such instance the Proposer’s actual damages would be difficult, if not impossible, to ascertain.

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(c) The purchase and sale of an Entire Interest or the 10.7 Sale Property pursuant to Section 10.7(b)(i) or (ii) shall take place during normal business hours. Failure of the Other Member to respond to the Sale Proposal within the seventy-five (75) day period referenced in Section 10.7(b) shall be deemed an election to sell its Entire Interest or permit the sale of the 10.7 Sale Property to the Proposer, as the case may be, under Section 10.7(b)(i).

10.8. Provisions Generally Applicable to Sales. The following provisions shall be applicable to sales under Sections 10.2, 10.6, 10.7 and/or 13.2, as indicated:

(a) If, under the provisions of Section 10.7, either party (the “Offering Party”) makes an offer (the “10.7 Offer”) to the other party (the “Other Party”) to purchase the Other Party’s Entire Interest or to sell its own Entire Interest, the purchase price (1) payable by the Offering Party to the Other Party, if the Other Party exercises its election to sell its Entire Interest to the Offering Party or (2) payable by the Other Party to the Offering Party, if the Other Party exercises its election to purchase the Entire Interest of the Offering Party, as the case may be, shall be determined as follows:

(i) In the event this Section 10.8(a) is triggered in the context of a sale of an Entire Interest under Section 10.7, there shall be determined the total amount which would have been available for distribution by the Company under Section 9.3(b) after payment of debts, liabilities, and expenses under Section 13.5 (a), (b), and (c) to all of the Members if the Property were sold for the 10.7 Stated Amount. The amount which would have been distributable to the Offering Party under Section 9.3 if all of the Company’s Property had been sold for an amount equal to the 10.7 Stated Amount after payment of all debts, liabilities, and expenses of the Company referenced above equals the purchase price for the Offering Party’s Entire Interest, and

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such amount which would have been distributable to the Other Party equals the purchase price for the Entire Interest of the Other Party; and

(ii) In the event this Section 10.8(a) is triggered in the context of a sale of 10.7 Sale Property, the purchase price payable to the Company for the 10.7 Stated Property shall be equal to the 10.7 Stated Amount, and such sale shall constitute a Major Capital Event.

(b) For purposes of any sale of an Entire Interest of a Member, the purchase price associated with any such sale shall be adjusted to reflect assets and liabilities of the Company not reflected in the Company’s financial statements available to all Members at the time of the notice of election (the “Notice Date”). The purchase price, as so adjusted, shall be determined ten (10) Business Days prior to closing and shall be subject to such post-closing adjustments as the circumstances may require. The purchase price, as so adjusted, shall be paid, at the selling Member’s option, in cash, by certified check drawn to the order of the selling Member, or by wire transfer of immediately available funds to the seller’s account. All prorations of real estate taxes, rents, and other items to be prorated shall be made as of the date of sale. All transfer taxes, title insurance policies, surveys, and recording fees shall be paid for by the party usually charged with such payment under local custom.

(c) Intentionally Omitted.

(d) On payment of the purchase price for an Entire Interest, the purchasing Member shall, at its option, either (i) obtain a release of the selling Member from all liability, direct or contingent, by all holders of all Company debts, obligations, or claims against the Company for which either Member is or may be personally liable except for any debts, obligations, or claims which are fully insured by public liability insurer(s)

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acceptable to the selling Member, (ii) cause all such debts, obligations, or claims to be paid in full at the closing, or (iii) deliver to the selling Member an agreement in form and substance reasonably satisfactory to the selling Member to defend, indemnify, and save the selling Member harmless from any actions, claims, or loss arising from any debt, obligation, or claim of the Company arising prior to date of sale.

(e) Both Members (including the selling Member) shall be entitled to any distributions of Operating Cash Flow from the Company following the giving of the notice of election and until the closing.

(f) If any Property is damaged by fire or other casualty, or if any entity possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of any Property, then the purchasing Member shall be required to complete the applicable transaction and accept an assignment of the insurance or condemnation proceeds.

(g) At the closing of the sale of the Entire Interest of a Member, the selling Member shall execute an assignment of its Entire Interest free and clear of all liens, encumbrances, and adverse claims, which assignment shall be in form and substance reasonably satisfactory to the purchasing Member, and such other instruments as the purchasing Member shall reasonably require to assign the Entire Interest of the selling Member to such Person as the purchasing Member may designate. For any sale or transfer under this Article 10, the purchasing Member may designate the assignee of the Entire Interest, which assignee need not be an Affiliate of the purchasing Member, subject to the other Member’s reasonable consent. In addition, if requested by the purchasing Member, the selling Member shall deliver a quitclaim deed and bill of sale to

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the purchaser of its interest in all assets of the Company. The deed, in recordable form, and bill of sale shall be prepared by the purchasing Member.

(h) Intentionally Omitted.

(i) It is the intent of the parties to this Agreement that the requirements or obligations, if any, of one Member to sell its Entire Interest to the other Member shall be enforceable by an action for specific performance of a contract relating to the purchase of real property or an interest therein. In the event that the selling Member shall have created or suffered any unauthorized liens, encumbrances, or other adverse interests against either the Property or the selling Member’s interest in the Company, the purchasing Member shall be entitled either to an action for specific performance to compel the selling Member to have such defects removed, in which case the closing shall be adjourned for such purpose, or, at the purchasing Member’s option, to an appropriate offset against the purchase price, which offset shall include all reasonable costs associated with enforcement of this Section.

(j) At the election of the purchasing Member, the purchase and sale of an Entire Interest will be structured to avoid, if possible, a termination of the Company for Federal tax purposes and/or under the Act.

10.9. Compliance with ERISA and State Statutes on Governmental Plans.

(a) Not less than five (5) Business Days before each transfer of a direct or indirect interest in Extra Space to an Affiliate, and not less than ten (10) Business Days before each transfer of a direct or indirect interest in Extra Space to a non-Affiliate, Extra Space shall cause the proposed transferee to deliver to Prudential a certification in

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substantially the form of Exhibit C-l attached hereto. Nothing in this item (a) shall be construed to permit any transfer not expressly permitted under Section 10.1.

(b) (1) Extra Space shall deliver to Prudential a certification in substantially the form of Exhibit C-1; and

(2) Prudential shall deliver to Extra Space a certification in substantially the form of Exhibit C-2 attached hereto and made a part hereof on the closing or consummation of each of the following transactions:

(y) a decrease in a Member’s Percentage Interest; and

(z) a sale pursuant to Section 10.2.

(c) (1) If Extra Space proposes to sell its Entire Interest pursuant to Section 10.2, Extra Space shall cause the Offeror to deliver to Prudential a certification in the form set forth in Exhibit C-1 at the same time that Extra Space forwards a true copy of the Offer to Prudential.

(2) If within the time provided in Section 10.2(a) for Prudential’s response to the Offer, Prudential notifies Extra Space, in writing, that Extra Space’s sale to the Offeror would be a Plan Violation (such notice to specify the alleged Plan Violation), then Prudential is not required to respond to the Offer and Extra Space shall not sell its Entire Interest to the Offeror.

(3) If Prudential does not give notice in accordance with Section 10.2(a),and:

(A) Extra Space sells its Entire Interest to the Offeror, then, at the closing of the sale, (i) Extra Space shall cause the Offeror to deliver to Prudential a

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certification in substantially the form of Exhibit C-1. and (ii) Prudential shall deliver to the Offeror a certification in substantially the form of Exhibit C-2; or

(B) Extra Space sells its Entire Interest to Prudential, then, at the closing of the sale, (i) Extra Space shall deliver to Prudential a certification in substantially the form of Exhibit C-1, and (ii) Prudential shall deliver to Extra Space a certification in substantially the form of Exhibit C-2.

(d) If there is a proposed sale of the Property pursuant to Section 10.2 or 10.6, and either Prudential or Extra Space buys the Property, then, at the closing of the sale, Extra Space shall deliver to Prudential a certification in substantially the form of Exhibit C-1, and (2) Prudential shall deliver to Extra Space a certification in substantially the form of Exhibit C-2.

(e) Anything else in this Agreement contained to the contrary notwithstanding, Prudential shall have up to thirty (30) days following the receipt by it of a certification by Extra Space or a proposed transferee provided for in this Section 10.9 to notify Extra Space that it has determined that a proposed transfer by Extra Space of its Entire Interest or a proposed transfer of the Property would result in a transfer to a Person other than an Acceptable Person and/or in a Plan Violation. If Prudential notifies Extra Space (in writing) that any such proposed transaction would constitute a Plan Violation (which notification shall contain an explanation of the reasons for such determination), the proposed transaction shall not be consummated and any attempt to do so shall be void. If, within such thirty (30)-day period, Prudential notifies Extra Space that it has determined that no Plan Violation will result from the proposed transaction, or if Prudential does not deliver any notification to Extra Space within such thirty (30)-day

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period, then the proposed transaction may be consummated; provided, however, that such transaction must be consummated no later than (i) the twentieth (20th) day after the delivery to Extra Space by Prudential of a notice that it has determined that the proposed transaction will not result in a Plan Violation or the expiration of the thirty (30)-day period referred to in this Section 10.9(e), as the case may be, or (ii) if Sections 10.2 or 10.6 (as applicable) of this Agreement provides for a closing that is later than such twenty (20)-day period, the latest day that such Section permits such closing to occur; and provided, further, that, in the event that any certification by Extra Space or a proposed transferee contains a material misrepresentation or omission, then, in such event, notwithstanding Prudential’s lack of objection or deemed lack of objection thereto, the proposed transaction shall not be consummated and, if it is consummated, such transaction shall be void. Each

(1) breach of representation or warranty given in connection with this Section 10.9, and

(2) violation of this Section 10.9, or of any other provision of this Agreement or the Acquisition Agreement relating to ERISA, Governmental Plans or Plan Violations will constitute a default entitling the Nondefaulting Member to terminate this Agreement pursuant to Section 12.1(c) hereof,

(f) Extra Space shall indemnify Prudential and defend and hold Prudential harmless from and against all loss, cost, damage and expense that Prudential may incur, directly or indirectly, as a result of a (i) default by Extra Space under this Section 10.9, or (ii) a breach of a representation or warranty given by Extra Space under this Section 10.9, or (iii) any material misstatement or omission in a certification by Extra Space or

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proposed transferee of Extra Space which is given to Prudential pursuant to this Section 10.9. The liability, excise taxes, penalties, interest, loss, cost, damage and expense will include, without limitation, attorney’s fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in

(1) correcting any Plan Violation,

(2) the sale of a prohibited Company interest, or

(3) obtaining any individual exemption for a Plan Violation that may be required, in Prudential’s sole discretion. This indemnity shall survive (x) the sale of the Property or of Extra Space’s Entire Interest and (y) termination of this Agreement.

(g) The Company will not enter into any agreements, or suffer any conditions, that Prudential determines, in its reasonable judgment, would result in a Plan Violation. At Extra Space’s request, Prudential shall deliver a notice of each such determination to Extra Space together with an explanation of the reasons for the determination.

(h) Prudential and Extra Space will cooperate to discover and correct Plan Violations.

ARTICLE XI - DISSOLUTION OR BANKRUPTCY OF A MEMBER

11.1. Dissolution. If either Member shall be dissolved, then, unless such dissolution is agreed to by the consent of the other Member, it shall terminate such dissolving Member’s continued membership in the Company and shall, at the option of the other Member, cause the dissolution of the Company, and the other Member shall be the Liquidating Member.

11.2. Bankruptcy, etc. In the event:

(a) Neither Member shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt, make an assignment for the benefit of creditors, or seek any

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reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state, or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member or its interest in the Company (the term “acquiesce” includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment);

(b) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against either Member seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state, or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and said Member shall acquiesce in the entry for such order, judgment, or decree (the term “acquiesce” includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment, or decree within ten (10) days after the entry of the order, judgment, or decree) or such order, judgment, or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator, or liquidator of such Member or of all or any substantial part of such Member’s property or its interest in the Company shall be appointed without the consent or acquiescence of said Member and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

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(c) either Member shall admit in writing its inability to pay its debts as they mature;

(d) either Member shall give notice to any governmental body of insolvency, or pending insolvency, or suspension or pending suspension of operations; or

(e) either Member shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

then, unless otherwise agreed to by the consent of the other Member, any such event described in Sections 11.2(a) through (e) shall terminate such bankrupt or insolvent Member’s continued membership in the Company and shall cause the dissolution of the Company and the other Member shall be the Liquidating Member.

11.3. Reconstitution. Notwithstanding the provisions of Section 11.1 and 11.2, the remaining Member(s) may, within ninety (90) days of any event described in this Article 11, agree by unanimous consent to (1) continue the Company or (2) transfer the assets of the Company to a newly organized corporation, limited liability company, or partnership and accept stock in the corporation or interests in the limited liability company, or partnership in exact proportion to their respective interests in the Company at the time of dissolution, provided that at the time the event described in this Article 11 occurs, the Company has at least one (1) continuing Member. An appropriate amendment to or cancellation of the Certificate of Formation and all other filings required by law shall be made in accordance with any action taken pursuant to this Section 11.3.

11.4. Payment to Former Member. In the event a Member’s continued membership in the Company is terminated as the result of any event described in this Article 11 and the other Member elects to reconstitute the Company in accordance with Section 11.3 hereof, then any

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such terminating event shall be deemed a resignation under Section 18-603 of the Act. After the date of such event giving rise to the termination of a Member’s interest, the terminated Member shall no longer be entitled to distributions of the Company during the Company’s operations and shall only be entitled to a distribution in payment of its membership interest upon the dissolution and winding up of the Company in accordance with Section 13.5 hereof.

ARTICLE XII - DEFAULT

12.1. Defaults. After the Effective Date, if either Member or its Affiliate fails to perform any of its obligations hereunder or breaches any of the terms, conditions or covenants of this Agreement other than to make contributions of Shortfall Capital, then the other Member (“Nondefaulting Member”) shall have the right to give the Member that is itself, or whose Affiliate is, in default (the “Defaulting Member”) a notice of default (the “Notice of Default”). The Notice of Default shall set forth the nature of the obligation which the Defaulting Member (or its Affiliate, if applicable) has not performed.

(a) If such default is not curable by the payment or expenditure of money and if, within the thirty (30) day-period following receipt of the Notice of Default, the Defaulting Member (or its Affiliate, if applicable) in good faith commences to perform such obligation and cure such default and thereafter prosecutes to completion with diligence and continuity the curing thereof and cures such default within a reasonable time but in no event later than ninety (90) days following receipt of such Notice of Default, then it shall be deemed that the Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If, within such thirty (30) day-period, the Defaulting Member (or its Affiliate, if applicable) does not commence in good faith the curing of such default or does not thereafter prosecute to completion with diligence

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and continuity the curing thereof within the time period provided above, then the Nondefaulting Member shall have the rights set forth in Section 12.1(c).

(b) If such default is curable by the payment or expenditure of money, but is other than a default described in Section 4.6, and if such sums of money shall be paid within fifteen (15) days after receipt of the Notice of Default with respect thereto, then it shall be deemed that such Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If such sums are not so paid within such fifteen (15) day-period, then the Nondefaulting Member shall have the rights set forth in Section 12.1(c) in addition to the rights under Section 4.6 (to the extent applicable).

(c) If any default is not cured as set forth in Sections 12.1(a) or 12.1(b), the Nondefaulting Member shall have the right to terminate this Agreement by giving the Defaulting Member notice thereof, whereupon such default may be treated by the Nondefaulting Member as a dissolution of the Company, and the Nondefaulting Member shall be the “Liquidating Member”.

Failure by a Nondefaulting Member to give any notice of a default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement, shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived nor shall any duty to be performed be altered or modified except by written instrument. One (1) or more waivers or failure to give notice of default shall not be construed as a waiver of a subsequent or continuing breach of the same covenant.

12.2. Negation of Right to Dissolve by Will of Member. Except as set forth in Section 6.1, Articles 10 and 11 and in Section 12.1, neither Member shall have the right to terminate this Agreement or dissolve the Company by its express will or by withdrawal without the consent of

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the other Member. Upon any dissolution occurring by operation of law or caused by the express will or withdrawal of one of the Members in contravention of this Agreement, the Member not causing the dissolution shall be the Liquidating Member.

12.3. Non-Exclusive Remedy. The rights granted in Section 12.1 shall not be deemed an exclusive remedy of the Nondefaulting Member, but all other rights and remedies, legal and equitable, shall be available to it.

12.4. Intentionally Omitted.

12.5. Waiver or Right of Partition. The Members agree that each part of the Property is an integrated unit and it would be unfeasible and detrimental to the Property to have it partitioned. Therefore each Member does hereby waive any claim or right to petition any court for partition of the Property.

ARTICLE XIII - DISSOLUTION

13.1. Winding Up by Members. Upon dissolution of the Company by expiration of the term hereof, by operation of law, by any provision of this Agreement, or by agreement between the Members, the Company’s business shall be wound up and all its assets distributed in liquidation. In such dissolution, except as otherwise expressly provided in Articles 10, 11 and 12, the Members shall be co-Liquidating Members. In such event the Members shall have rights to wind up the Company and shall proceed to cause the Company’s property to be sold and to distribute the proceeds of sale as provided in Section 13.5. Except in respect of (i) all assets on which a single, non-severable mortgage or other lien will be in effect after such distribution, and (ii) any assets which the Members shall determine are not readily severable or distributable in kind, the Members, to the extent that liquidation of such assets is not required to fulfill the

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payments, if any, under subsections (a), (b), (c), and (d) of Section 13.5, shall, if they agree, have the right to distribute, in kind, all or a portion of the assets of the Company to the Members.

13.2. Winding Up by Liquidating Member.

(a) In a dissolution pursuant to either Section 4.6(b)(iii)(y) or Articles 9, 10, 11, or 12, the Liquidating Member shall be as therein provided and such Liquidating Member shall have the right to:

(i) Wind up the Company and cause the Company’s assets to be sold and the proceeds of sale distributed as provided in Section 13.5; or

(ii) Cause the assets of the Company to be appraised in accordance with Section 13.2(b) and at its option, purchase the Entire Interest of the other Member in accordance with Section 13.2(b).

(b) (i) The Liquidating Member within thirty (30) days after the commencement of the dissolution of the Company or the Non-Failing Member at any time during the period set forth in Section 4.6 (such Member giving the notice being referred to herein as the “Electing Member”) may give notice (the “Appraisal Notice”) to the other Member electing to have the Fair Market Value of the Company’s assets determined by appraisal pursuant to Section 13.2(b)(ii). The fees and expenses of such appraisers shall be borne by the Company. The Electing Member shall have the option, by notice given to the other Member within seventy-five (75) days after receipt of the determination of “Fair Market Value” pursuant to Section 13.2(b)(ii), to purchase the other Member’s Entire Interest at a price equal to the amount which would have been distributable to the other Member in accordance with the provisions of Section 9.3(b) if all of the Company’s assets had been sold for an amount equal to such appraised value

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and any debts, liabilities, and expenses which would have been payable by the Company pursuant to Section 13.5 out of the proceeds of such sale were deducted in determining the appraised value. Such option may be exercised by the Electing Member within forty-five (45) days after receipt of the determination of “Fair Market Value” pursuant to Section 13.2(b)(ii) by notice to the other Member. If, after the receipt of the determination of “Fair Market Value” pursuant to Section 13.2(b)(ii), the Electing Member elects not to exercise the option to purchase the other Member’s Entire Interest pursuant to this Section, then the Electing Member shall have all of its rights under Section 4.6 or this Section 13.2, as applicable, as if the Appraisal Notice had not been given. All of the provisions of Section 10.8 shall apply to a purchase under this Section 13.2(b), except that for the purposes of this Section 13.2(b), any adjustments required pursuant to Section 10.8 shall be applicable to any events and/or liabilities or income which were not included in determining the Fair Market Value.

(ii) If the fair market value (the “Fair Market Value”) of the assets of the Company is required for purposes of Section 13.2 (b)(i), such Fair Market Value, if not otherwise agreed upon by the Members, shall be determined as set forth in this Section 13.2(b)(ii). All appraisers referred to herein shall be real estate appraisers which are members of the American Institute of Real Estate Appraisers and shall not be Affiliates of Prudential. As used herein, “Fair Market Value” is the fair market value of all the assets of the Company. Each Member shall select one (1) appraiser. In the event that either party fails to select an appraiser within thirty (30) days after notice of the exercise of an option or election requiring a valuation, then such party’s appraiser shall be selected by the other party from a list of no fewer than five (5) appraisers compiled

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and maintained by a Majority-in-Interest of Members (the “List”). After the selection, each appraiser shall independently determine the gross fair market value of the assets of the Company. If the separate appraisals differ by an amount equal to less than ten percent (10%) of the average of the two (2), the average of such two (2) appraisals shall constitute the Fair Market Value. If the separate appraisals differ by more than such amount, the Members shall have a period of ten (10) days after receipt of the appraisals to agree on the Fair Market Value. In the event the Members cannot agree on the Fair Market Value in accordance with the preceding sentence, the two (2) appraisers referred to above shall, within ten (10) days after the expiration of the ten (10) day-period described in the preceding sentence, select a third (3rd) appraiser. In the absence of such a selection, the third (3rd) appraiser shall be appointed by the American Institute of Real Estate Appraisers. The third (3rd) appraiser shall decide which of the two (2) appraisals established by the appraisers in accordance with this Section constitutes the Fair Market Value, and such decision shall be conclusive and binding on the parties.

13.3. Offset for Damages. In the event of dissolution resulting from an event described in Article 11 or 12, the Liquidating Member shall be entitled to deduct from the amount payable to the other Member pursuant to Section 13.2(a) or (b), Section 13.4, or Section 13.5, the amount of damages incurred by the Liquidating Member proximately resulting from any such event.

13.4. Distributions of Operating Cash Flow. Subject to Section 13.5 hereof as to proceeds of liquidation, upon the dissolution of the Company for any reason during the period of liquidation and until termination of the Company, the Members shall continue to receive the Operating Cash Flow and to share profits and losses for all tax and other purposes as provided elsewhere in this Agreement.

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13.5. Distributions of Proceeds of Liquidation. For purposes of this Section 13.5, “proceeds of liquidation” shall equal cash available for liquidation, net of liens secured by the Property, provided that neither the Company nor either of the Members shall be personally liable on, or they shall be released from, such debts. The proceeds of liquidation shall be applied in the following order of priority:

(a) First. To the payment of:

(1) debts and liabilities of the Company that may have been made by either of the Members to the Company, and

(2) expenses of liquidation.

(b) Second. To the setting up of any reserves which the Liquidating Member or Members, as the case may be, may deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of both of the Members arising out of or in connection with the Company. Such reserves may be deposited by the Company in a bank or trust company acceptable to the Liquidating Member or Members, as the case may be, to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations, and at the expiration of such period as the Liquidating Member or Members, as the case may be, shall deem advisable, distributing the balance, if any, thereafter remaining, in a manner hereinafter provided.

(c) Third. To the Members in accordance with Section 9.3(b).

13.6. Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the losses normally attendant upon a liquidation.

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13.7. Financial Statements. During the period of winding up, the Company’s then independent certified public accountants shall prepare and furnish to each of the Members, until complete liquidation is accomplished, all the financial statements provided for in Section 7.1.

13.8. Restoration of Deficit Capital Accounts. At no time during the term of the Company shall a Member with a deficit balance in its Capital Account have any obligation to the Company or to another Member or to any other Person to restore such deficit balance.

ARTICLE XIV - MEMBERS

14.1. Liability. A Member shall not be personally liable for the debts, liabilities, or obligations of the Company. Notwithstanding the foregoing, a Member will be liable for any distributions made to it, if, after such distribution, the outstanding liabilities of the Company (other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specific Company property) exceed the fair value of the Company’s assets (provided that the fair value of Company property that secures recourse liability shall be included only to the extent its fair value exceeds such liability), and the Member had knowledge of this fact at the time the referenced distribution was received.

ARTICLE XV - NOTICES

15.1. In Writing; Address. All notices, elections, offers, acceptances, demands, consents, and reports (collectively “notices”) provided for in this Agreement shall be in writing (and shall not be deemed effective unless so) and shall be given to the Company, the Members, or the other Member at the address set forth below or at such other address as the Company or any of the parties hereto may hereafter specify in writing.

Prudential:	The Prudential Insurance Company of America c/o Prudential Real Estate Investors 8 Campus Drive

61

Parsippany, New Jersey 07054 Attention: Gary H. Picone Fax: (973) 683-1752

with a copy to:	Prudential Real Estate Investors 8 Campus Drive Parsippany, New Jersey 07054 Attention: Joan N. Hayden, Esq. Fax: (973) 683-1788

with a copy to:	Goodwin Procter LLP Exchange Place Boston, Massachusetts 02110 Attention: Minta E. Kay, P.C. Fax: (617) 227-8591

Extra Space:	c/o Extra Space Storage, LLC 2795 East Ctoonwood Parkway, Suite 400 Salt Lake City, Utah 84121 Attention: Mr. Kenneth M. Woolley Fax: (801) 562-5579

with a copy to:	Extra Space Storage, LLC 2795 East Ctoonwood Parkway, Suite 400 Salt Lake City, Utah 84121 Attention: Mr. Kenneth M. Woolley Fax: (801) 562-5579

All notices hereunder shall be deemed sufficiently given or served for all purposes when delivered (i) by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by the Person designated as an agent for receipt of service, or (ii) by facsimile transmission and shall be deemed given when printed confirmation of completion of transmission is generated by the sender’s facsimile transmission instrument, provided a hard copy is also provided by another manner permitted hereunder, to any party hereto at its address above stated or such other address of which a party shall have notified the party giving such notice in writing as aforesaid. For purposes hereof, notices may be given by the parties hereto or by their attorneys identified above.

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A copy of any notice or any written communication from the Internal Revenue Service to the Company shall be given to each Member at the addresses provided for above.

15.2. Method. In addition to the methods specified in Section 15.1 hereof, such notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office or sent by any reputable overnight courier service that obtains a signature upon delivery. If so mailed, then such notice or other communication shall be deemed to have been received by the addressee on the third (3rd) Business Day following the date of such mailing or if sent by courier, then upon delivery. Such notices, demands, consents, and reports may also be delivered by hand, or by any other method or means permitted by law.

15.3. Copies. A copy of any notice, service of process, or other document in the nature thereof, received by either Member from anyone other than the other Member, shall be delivered by the receiving Member to the other Member as soon as practicable.

ARTICLE XVI - MISCELLANEOUS

16.1. Additional Documents and Acts. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and all such transactions. All approvals of either party hereunder shall be in writing.

16.2. Estoppel Certificates. Each Member shall at any time and from time to time upon not less than twenty (20) days’ prior notice from the other execute, acknowledge, and send to the

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other a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications) and stating whether or not as to both Members either is in default in keeping, observing, or performing any of the terms contained in this Agreement, and if in default, specifying each such default (limited, as regards the other’s defaults, to those defaults of which the certifying Member has knowledge).

16.3. Interpretation. This Agreement and the rights and obligations of the Members hereunder shall be interpreted in accordance with the laws of the State of Delaware.

16.4. Entire Agreement. This instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements, and obligations of the respective parties pertaining to the Company.

16.5. References to this Agreement. Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections, and subsections, of this Agreement unless otherwise expressly stated.

16.6. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

16.7. Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective distributees, successors, and assigns.

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16.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes constitute one (1) agreement which is binding on all of the parties hereto.

16.9. Confidentiality. The terms and provisions of this Agreement shall be kept confidential and shall not, without the other Member’s prior consent (which shall not be unreasonably withheld), be disclosed in writing by a Member or by a Member’s agents, managers, members, representatives, and employees to any Person, except as required by law or to such Member’s agents and advisors on a “need-to-know” basis. No publicity, media communications, press releases, or other public announcements concerning this Agreement or the transactions contemplated hereby shall be issued or made by either Member without the prior consent of the other Member, which consent shall not be unreasonably withheld.

16.10. Amendments. This Agreement may not be amended, altered, or modified except by a written instrument signed by all parties, provided, however, that Extra Space shall agree to any amendments of this Agreement (i) reasonably required by Prudential in order to comply with ERISA or related provisions of the Code which do not adversely affect the economic interests of Extra Space hereunder, or (ii) reasonably required by Prudential to reflect the acquisition of additional properties by the Company pursuant to the terms of an Acquisition Agreement. Prudential is hereby authorized to make any amendments to this Agreement to which Extra Space is required to agree under this Section, in each case without any further action by Extra Space.

16.11. Exhibits. All exhibits and schedules annexed hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this

65

Agreement herein or in any of such exhibits or schedules shall be deemed to refer to and include all such exhibits or schedules.

16.12. Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

16.13. Qualification in Other States. In the event the business of the Company is carried on or conducted in any states in addition to Delaware, California, or Utah, then the Members agree that the Company shall exist under the laws of each state in which business is actually conducted by the Company, and they severally agree to execute such other and further documents as may be required or requested in order that the Members legally may qualify the Company in such states to the extent possible. A Company office or principal place of business in any state may be designated from time to time by a Majority-in-Interest of Members.

16.14. Forum. Any action by one or more Members against the Company or by the Company against one or more Members which arises under or in any way relates to this Agreement, actions taken or failed to be taken or determinations made or failed to be made by the Members or relating to the Company, including transactions permitted hereunder or otherwise related in any way to the Company, may be brought only in the state courts of the State of Delaware or the United States District Court for the District of Delaware. Each Member hereby consents to the jurisdiction of such courts to decide any and all such actions and to such venue.

16.15. WAIVER OF TRIAL BY JURY. THE MEMBERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER

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PARTY IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16.16. Contact. Each Member shall designate one (1) representative as the principal contact for such Member under this Agreement.

16.17. Intentionally Omitted

16.18. Use of Name “Extra Space”. The right of the Company to use the words “Extra Space” in its name or in connection with the operation of the Property shall terminate one (1) year after any of the following: (i) a sale of Extra Space’s Entire Interest in the Company to Prudential or its successors and assigns, (ii) dissolution of the Company, or (iii) with respect to any individual Property, termination of the Leasing and Management Agreement for such Property with respect to such Property.

16.19. Covenants of Extra Space. Extra Space shall furnish Prudential, within twenty- one (21) days after the end of each calendar quarter and at such other times as Prudential reasonably requests, internally prepared financial statements of Extra Space showing all of its assets and liabilities, in form and substance reasonably satisfactory to Prudential and certified as true, complete, and correct by the chief financial officer of Extra Space. Extra Space shall furnish Prudential, within ninety (90) days after the end of each calendar year with copies of audited financial statements certified by Extra Space’s independent certified public accountants.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

WITNESS:	EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:
CHARLES L. ALLEN		Kenneth M. Woolley, its Manager

WITNESS:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Ben S. Penaliggon, Vice President

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EXHIBIT A

FORM OF ACQUISITION AGREEMENT

(See attached.)

ACQUISITION AGREEMENT

Among

[EXTRA SPACE OF                      LLC]

EXTRA SPACE WEST THREE LLC

EXTRA SPACE STORAGE LLC

EXTRA SPACE STORAGE LP

EXTRA SPACE STORAGE, INC.

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST I

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST II

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Dated:                     , 200

TABLE OF CONTENTS

Article I - CAPITAL CONTRIBUTIONS AND ACQUISITION OF PROPERTY		15

Article II - PURCHASE PRICE; ALLOWABLE DEVELOPMENT COSTS		15
2.1.	Purchase Price	15
2.2.	Allowable Development Costs	15
2.3.	Excluded Development Costs	17
2.4.	Excess Revenue Prior to Closing	18
2.5.	Certain Other Costs	18

Article III - TITLE		18
3.1.	Initial Title Commitment and Survey Review	18
3.2.	Updated Title Commitment	19

Article IV - CONSTRUCTION COVENANTS		20
4.1.	Construction Loan	20
4.2.	Construction Plans	20
4.3.	Approvals; Construction	20
4.4.	Construction Contract	21
4.5.	Construction Indemnity Agreement and Bond	21
4.6.	Change Orders	21
4.7.	Budget Changes	23
4.8.	Construction Inspection	23
4.9.	Insurance	24
4.10.	Drawings	24
4.11.	Service Contracts	25
4.12.	Material Change	25
4.13.	Leasing	25
4.14.	Construction Defects	25
4.15.	Leases	25
4.16.	Personalty	25
4.17.	Notices of Default	25
4.18.	Status of Extra Space	26

Article V - CONDITIONS PRECEDENT		26
5.1.	Completion	26
5.2.	No Damage or Casualty	26
5.3.	Condemnation	28
5.4.	Bankruptcy and Similar Events	28
5.5.	Representations and Warranties	28
5.6.	Legal Proceedings or Orders	28
5.7.	No Material Adverse Change	28
5.8.	Hazardous Materials	29
5.9.	Default Under Service Contracts	29
5.10.	Certificates of Occupancy, Licenses and Permits	29

5.11.	Pre-Closing Deliveries and Other Covenants	29
5.12.	All Other Conditions	29

Article VI - PRE-CLOSING MATTERS		29
6.1.	Access to Property. Extra Space shall provide Prudential and its agents access to the Property and all information and records in its possession or control relating to the Property (including, without limitation, the Plans, Operating Materials and all records relating to the Allowable Development Costs) or Extra Space at reasonable times on at least 24 hours prior notice so as to enable Prudential and its agents to conduct inspections and audits of the Property or Extra Space, such interests and such information and costs, which inspections shall be conducted in a manner not disruptive to the construction of the Property or the operations of Extra Space	29
6.2.	Delivery of Contracts	30
6.3.	Additional Deliveries	30

Article VII - CLOSING		31
7.1.	Time of Closing	31
7.2.	Deliveries By Extra Space	31
7.3.	Prudential Deliveries	34
7.4.	Costs and Expenses	34
7.5.	Prorations; Deposits; Rents	34

Article VIII - REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL		35
8.1.	Organization	35
8.2.	Authority	35
8.3.	No Broker	35
8.4.	No Bankruptcy	35
8.5.	No Consent	35
8.6.	No Litigation	36

Article IX - CERTAIN COVENANTS, REPRESENTATIONS AND WARRANTIES OF EXTRA SPACE		36
9.1.	Certain Covenants, Representations and Warranties of Extra Space	36
9.2.	Additional Representations and Warranties of Extra Space	41

Article X - DEFAULT		41
10.1.	Extra Space Default	41
10.2.	Prudential Default	42

Article XI - INDEMNIFICATION OF PRUDENTIAL		43
11.1.	Indemnification of Prudential	43

Article XII - MISCELLANEOUS		44

12.1.	Further Assurances. Extra Space and Prudential (without cost to the requesting party), at any time and from time to time before or after Closing, upon request by the other party, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required for the effectuation of the transactions contemplated under this Agreement	44

12.2.	No Assignment. Extra Space shall not have any right to assign any right or obligation under this Agreement to any other party, except that Extra Space shall be entitled to collaterally assign this Agreement to Lender as security for the Construction Loan. Prudential shall not have the right to assign any right or obligation under this Agreement to any other party except to an entity controlling, controlled by, or under common control with Prudential. The terms of this Section shall not be deemed to limit the terms of Section 4.18	44

12.3.	Waivers and Extensions. Prudential on the one hand, and Extra Space on the other hand, shall have the right at any time to (a) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement made by the other party, (b) waive compliance with any of the covenants, agreements, representations or warranties of the other party contained in this Agreement or (c) waive or extend the time for performance of all or any portion of any of the obligations of the other party hereto. No such waiver shall be effective unless it is intentionally and specifically waived in a writing signed by the party granting such extension or waiver	44

12.4.	Survival. Notwithstanding any other provision in this Agreement, and subject to the terms of this Section below, all representations, warranties, covenants and agreements made by the parties each to the other in or pursuant to this Agreement or any Exhibit hereto will survive any investigation that may have been made by any party and the Closing for a period of twelve (12) full calendar months following the Closing, except that the indemnifications relating to the representations and warranties set forth in Sections 9.1(k), 9.1(o), 9.1(w) and 12.19, and such representations and warranties, shall each survive indefinitely. For the purposes of this Section 12.4, a representation, warranty, covenant or agreement made hereunder shall not be subject to the time limitation set forth in the preceding sentence, and shall be deemed to have survived (and shall continue to survive), and the responsible party shall continue to be liable therefor, if the other party hereto shall have brought a claim with respect thereto before a judicial, administrative, or other Governmental Authority responsible for adjudicating such claim on or before the last day of the expiration of the survival period set forth in the preceding sentence	44

12.5.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The

	parties hereto submit to personal jurisdiction in the State of New Jersey for the enforcement of the provisions of this Agreement and waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement	45

12.6.	Notices. Each notice, request, demand, consent, approval and other communication required or permitted under or otherwise delivered in connection with this Agreement shall be in writing and will be deemed to have been duly given (1) when delivered by hand (so long as the delivering party shall have received a receipt of delivery executed by the party to whom such notice was delivered), or (2) three (3) Business Days after deposit in United States certified or registered mail, postage prepaid, return receipt requested, or (3) when sent by telex or telecopier (with receipt confirmed) provided a copy is also sent by United States certified or registered mail postage prepaid, return receipt requested, or (4) one (1) Business Day after delivery to a recognized overnight courier service, in each case addressed to the parties as follows (or to such other address as a party may designate by notice to the others):	45

12.7.	No Third Party Beneficiary. The parties hereto do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto	46

12.8.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument	46

12.9.	Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by all parties	46

12.10.	“Agreement” Defined; Headings. The term “Agreement,” as used herein, as well as the terms “herein,” hereof,” “hereunder” and the like mean this Agreement in its entirety and all exhibits attached hereto and made a part hereof. The captions, article, section and paragraph headings hereof are for reference and convenience only, do not enter into or become a part of the context and shall be ignored in interpreting this Agreement. All pronouns, singular or plural, masculine, feminine or neuter, shall mean and include the person, entity, firm or corporation to which they relate as the context may require. Wherever the context may require, the singular shall mean and include the plural and the plural shall mean and include the singular	46

12.11.	Entire Agreement. This Agreement, including the Exhibits hereto, and any documents executed by the parties simultaneously herewith or pursuant hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter. The Exhibits attached hereto are each incorporated herein by reference for all purposes	46

12.12.	Attorneys’ Fees. If any action arising out of this Agreement is brought by either party hereto against the other, then and in that event the

	unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs, expenses and attorneys’ fees shall be included in and as part of such judgment	46

12.13.	Time of Essence. Time is of the essence to the parties hereto in the performance of this Agreement, and they have agreed that strict compliance by each of them is required as to any date set out herein. If the final day of any period of time set out in any provision of this Agreement falls upon a day which is not a Business Day, then and in such event, the time of such period shall be extended to the next Business Day	47

12.14.	Severability. In the event any term, covenant, condition, agreement, section or provision shall be deemed invalid or unenforceable by a court of competent and final jurisdiction, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like, but legal and enforceable, provision which most nearly accomplishes the intention of the parties hereto and if no such provision is available, the remainder of this Agreement shall be enforced	47

12.15.	Reporting Person. The parties hereto hereby designate the Title Insurer to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. Each of the parties hereto and the Title Insurer shall execute at Closing a Designation Agreement, attached hereto as Exhibit P, designating the Title Insurer as the reporting person with respect to the transaction contemplated by this Agreement	47

12.16.	Confidentiality; Press Releases. All information obtained pursuant to this Agreement by any party hereto from the other parties hereto and the matters and provisions hereof shall be and remain confidential (subject to the necessity of divulging to third parties, including, without limitation, attorneys, accountants, engineers, architects and prospective equity partners and lenders, such information as either party may need to do in order to perform its obligations hereunder and subject to disclosure of all information required by Governmental Authorities and the Lender), regardless of whether the Closing occurs. No party will issue or cause the issuance of, and each will use best efforts to prevent its employees or agents from issuing or causing the issuance of any press or media release or other information in the nature of a press release relating to this Agreement or the transaction contemplated hereby except upon the prior written approval of Extra Space and Prudential as to the exact text of such press release	47

12.17.	Conduct of the Parties. No conduct or course of action undertaken or performed by the parties shall have the effect of, or be deemed to have the

	effect of, modifying, altering or amending the terms, covenants and conditions of this Agreement. Failure of any party to exercise any power or right given hereunder or to insist upon strict compliance with the terms hereof shall not be, or be deemed to be, a waiver of such party’s right to demand exact compliance with the terms of this Agreement	47

12.18.	Binding Effect. All of the terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of Prudential, on the one hand, and Extra Space, on the other, and their respective successors, permitted assigns, heirs and legal representatives. Extra Space shall each be personally liable for performance of all of their respective obligations under and subject to the terms of this Agreement. Extra Space shall be jointly and severally liable for all obligations and liabilities of any or all of them under this Agreement or in any document delivered pursuant to the terms hereof	47

12.19.	Brokerage Commission. Extra Space, jointly and severally, represents and warrants to Prudential that it has dealt with no broker, agent, salesperson or finder in any way in connection with the transactions that are the subject of this Agreement. Extra Space hereby agrees to indemnify, defend and hold Prudential harmless from and against any and all Losses, suffered or incurred on account of a misrepresentation or default by Extra Space under this Section. The terms of this Section shall survive Closing or termination of this Agreement	48

12.20.	Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT	48

Exhibit A	Legal Description of Property

Exhibit B	Permitted Exceptions

Exhibit C	Survey Requirements

Exhibit D	Form of Multi-Party Agreement

Exhibit E	List of Construction Plans

Exhibit F	Form of Construction Indemnity Agreement

Exhibit G	Approved Development Budget

Exhibit H	Intentionally Omitted

Exhibit I	Intentionally Omitted

Exhibit J	Existing Environmental Reports

Exhibit K	Form of Bill of Sale and Assignment

Exhibit L	Specimen of Occupancy Report

Exhibit M	Form of Assignment of Leases and Rents

Exhibit N	Litigation

Exhibit O	Form of Extra Space Bringdown Certificate

Exhibit P	Form of Designation Agreement

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is entered into as of             , 20     (the “Effective Date”) by and among EXTRA SPACE WEST THREE LLC, a Delaware limited liability company (the “Venture”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“Prudential”), EXTRA SPACE STORAGE LLC, a Delaware limited liability company (“Storage LLC”), [EXTRA SPACE OF              LLC], a                      limited liability company (“Owner”), EXTRA SPACE STORAGE LP, a Delaware limited partnership (the “UPREIT”), EXTRA SPACE STORAGE, INC., a Maryland corporation (“ESS Inc.”), EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST I, a Maryland business trust (“Trust I”), and EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST II, a Maryland business trust (‘Trust II”, and, collectively with Trust I and ESS Inc., the “REIT”, and together with Storage LLC, Owner and the UPREIT, individually, collectively and jointly and severally, “Extra Space”).

RECITALS

Owner is the owner of certain real property located in                     ,                      more particularly described in Exhibit A attached hereto (the “Land”).

Owner intends to construct a new self-storage facility containing approximately              units and containing approximately              rentable square feet consisting of                      storage buildings plus one              square foot office/manager’s quarters building on the Land.

Pursuant to the Operating Agreement (defined below) of the Venture, and subject to and upon the terms and conditions set forth in this Agreement, upon Closing (defined below), Prudential and Storage LLC desire to make or cause to be made the capital contributions to the Venture provided in the Article 1 hereof and Prudential and Storage LLC desire to cause the Venture to acquire from Extra Space, and Extra Space desires to convey to the Venture, the Property (defined below).

Following the foregoing contributions and conveyance, Storage LLC and Prudential will amend the Operating Agreement to the extent necessary to reflect the consummation of the transactions herein provided.

Storage LLC owns all of the interests in Owner and will obtain a material benefit by Prudential’s agreement to enter into this Agreement and the transactions herein provided.

Storage LLC is a wholly owned subsidiary of the UPREIT. The REIT owns one hundred percent of the beneficial interests in the general partner and the limited partner of the UPREIT, which are Trust I and Trust II. The UPREIT and the REIT will obtain a material benefit by Prudential’s agreement to enter into this Agreement and the transactions herein provided.

In consideration of the mutual covenants and agreements herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

DEFINITIONS

For purposes of this Agreement, the following definitions shall apply (it being acknowledged that other terms are defined elsewhere in this Agreement):

1.	“Allowable Development Costs” shall have the meaning set forth in Section 2.2.

2.	“Approved Development Budget” means the development budget approved by Prudential and set forth in Exhibit G hereto, as the same may be amended from time to time in accordance with Section 4.7.

3.	“Business Day” means any weekday that is not an official holiday in the State of New Jersey.

4.	“Change Notice” shall have the meaning set forth in Section 4.6.

5.	“Change Order” means any amendment, change or modification to the Construction Contract or the Construction Plans.

6.	“Completed”, “Completing”, “Completion” and similar terms mean the occurrence of all of the following: (i) completion of the Improvements on or before the Outside Completion Date in accordance with the Construction Plans therefor approved by Prudential and all applicable Laws, Permits, and restrictive covenants and in a good and workmanlike manner, each as certified to by the Contractor and reasonably confirmed by Prudential and its Construction Consultant, and (ii) issuance of a final certificate of occupancy for the Property.

7.	“Closing” means, with respect to the capital contributions to the Venture by Prudential and Storage LLC, and the acquisition of all of the Property by the Venture, consummation thereof as contemplated by this Agreement.

8.	“Conditions Precedent” means, collectively, the performance of all of the covenants of Extra Space contained in Article IV, and the satisfaction and occurrence of each of the other conditions to Prudential’s obligations set forth in this Agreement.

9.	“Construction Consultant” means, collectively, one or more construction consultants or engineers employed by Prudential to advise it with respect to the progress of construction and compliance of construction with the Construction Plans, applicable Laws, good construction practice and the other terms of this Agreement.

10.	“Construction Contract” means the construction contract dated between Owner and Contractor providing for construction of the Improvements, as depicted on the Construction Plans.

11.	“Construction Indemnity Agreement” means the Construction Indemnity Agreement to be executed and delivered by Extra Space in the form attached hereto as Exhibit F.

12.	“Construction Loan” shall have the meaning set forth in Section 4.1.

13.	“Construction Plans” means, collectively, the plans and specifications to be utilized in the construction of the Improvements as listed on Exhibit E.

14.	Intentionally Omitted.

15.	“Contractor” means .

16.	“Deposits” means, collectively, all damage, escrow or other security deposits made by tenants of the Property, and any interest thereon which under applicable Laws belong to the tenants.

17.	“Environmental Consultant” means, collectively, one or more environmental consultants employed by Prudential to advise Prudential with respect to the environmental condition of the Property.

18.	“Environmental Laws” means and includes, collectively, any Federal, State, or local statute, law, ordinance, code, rule, regulation, judgment, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, pollutant, contaminant element, compound, mixture or material, as now in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001 et seq., and all rules and regulations of any of the Governmental Authorities.

19.	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

20.	“Excluded Development Costs” shall have the meaning set forth in Section 2.3.

21.	“Existing Environmental Reports” means, collectively, the environmental reports and studies listed on Exhibit J.

22.	“Extra Space” means, individually and collectively, and jointly and severally, Storage LLC,, the UPREIT, the REIT, and Owner. All references to “Extra Space” shall be deemed to mean each of the parties included in Extra Space and all of them.

23.	“Force Majeure” means an act of God, war, labor difficulty not caused by Extra Space, civil commotion, fire, flood or other casualty, shortage of labor, materials or equipment not caused by Extra Space, unusually severe weather or other cause beyond the reasonable control of Extra Space, other than financial difficulty or financial inability, including, without limitation, unavailability of financing.

24.	“Governmental Authority” means any governmental or quasi-governmental authority or official, including, without limitation, any federal, state, territorial, county, district, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department, other instrumentality, political unit, subdivision or official, whether domestic or foreign.

25.	“Hazardous Materials” means and includes, collectively, subject to the terms of this definition below, those elements, materials, compounds, mixtures or substances which are now contained in any list of hazardous substances and/or wastes or any list of toxic pollutants adopted by the United States Environmental Protection Agency (the “EPA”) or any federal, state or local governmental agency having jurisdiction over the Property (“Environmental Agencies”) which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws, and, whether or not included in such lists, shall be deemed to include all products or substances which are or contain petroleum, petroleum constituents, natural gas, natural gas liquids, asbestos, polychlorinated biphenyls and any chemicals known to cause cancer or reproductive toxicity as published by any Environmental Agencies. “Hazardous Materials” does not include small quantities of chemicals and other substances used as janitorial supplies or otherwise customarily used in constructing, maintaining and operating properties similar to the Property; provided that all such chemicals and other substances are properly handled and stored in accordance with all applicable Environmental Laws.

26.	“Improvements” means, collectively, the improvements consisting of storage buildings containing approximately rentable square feet and approximately self-storage units plus one square foot office/manager’s quarters building to be constructed on the Land in accordance with Article IV hereof and as depicted on the Construction Plans, as well as all other improvements on the Land and appurtenances, betterments and additions thereto and replacements thereof and all auxiliary amenities and facilities used in connection with the Land and the Improvements.

27.	“Knowledge,” “best knowledge,” “known to” or words of similar import mean the actual knowledge of Ken Woolley and Bob Strandt [or their equivalents], (collectively, the “Designated Parties”) and shall not be construed to refer to the knowledge of any other officer, agent, or employee of Extra Space.

28.	“Land” shall have the meaning set forth in the Recitals to this Agreement.

29.	“Laws” means all federal, state, and local laws, ordinances, statutes, rules and regulations, including without limitation, local zoning and building codes, environmental and land use regulations, and persons with disabilities requirements and interpretations of the foregoing by a governmental body or agency.

30.	“Leases” means, collectively, all leases, licenses and occupancy arrangements and amendments thereto for space in any portion of the Property entered into in accordance with the terms of this Agreement, including, without limitation, with Prudential’s prior consent where required.

31.	“Lender” means an institutional lender reasonably acceptable to Prudential in connection with the Construction Loan.

32.	“Loan Funding Date” means the date of the initial funding of the Construction Loan described in Section 4.1.

33.	“Manager’s Tenancies” means, collectively, those certain on-site residence arrangements with each manager of the Property during his or her term of employment as manager of such Property.

34.	“Minor Field Changes” means, collectively, changes to the Construction Plans, identified in Section 4.6 which satisfy all of the conditions and requirements set forth in Section 4.6.

35.	“Occupancy Report” means a list of all Leases affecting the Property and other information with respect thereto substantially in the form of the specimen occupancy report for the Property attached hereto as Exhibit L.

36.	“Operating Agreement” means that certain Operating Agreement of Extra Space West Three dated as of June , 2004 between Prudential and Storage LLC, as amended and in effect from time to time.

37.	“Operating Materials” means, collectively, all documents, charts, records, property manuals, tenant records, books, files and other business records attributable to the operation of the Property, all of Extra Space’s right, title and interest in and to all leasing brochures, market studies, tenant data sheets, and other related materials used in the continuing operations of the Property, and all right, title and interest in and to other property (real, personal or mixed), rights, privileges, and appurtenances owned or held by Extra Space and in any way related to the design, construction, ownership, use, leasing, maintenance, service or operation of the Property.

38.	“Outside Completion Date” shall have the meaning set forth in Section 4.3.

39.	“Outside Date” shall have the meaning set forth in Section 7.1.

40.	“Extra Space’s Affidavit” shall have the meaning set forth in Section 7.2(n).

41.	“Extra Space’s Organizational Documents” means, collectively, Owner’s and the venture’s limited liability company operating agreements, the Certificates of Formation filed with the Secretary of State of for each of them and Certificates Legal Existence and Good Standing for each of them issued by the Secretary of State of .

42.	“Permitted Construction Interest” means, collectively, the interest on the Construction Loan calculated at the non-default rate under the Construction Loan for the period from closing of the Construction Loan through Closing, not to exceed the amount set forth therefor in the Approved Development Budget.

43.	“Permitted Exceptions” means, collectively, (i) the items set forth on Exhibit B attached hereto, and (ii) any other matter deemed to be a Permitted Exception pursuant to Section 3.1.

44.	“Permits” means, collectively, any and all approvals, orders, franchises, licenses, permits, registrations, certificates, qualifications, consents, authorizations, orders, variances, determinations, filings and declarations required by any Governmental Authority or other party or pursuant to any agreement affecting the Property or by which Extra Space is bound, necessary to own, develop, improve or operate the Property for its intended use as depicted on the Construction Plans, including, without limitation, for the construction, completion, ownership or operation of the Improvements. Without limiting the foregoing, the term “Permits” shall include, without limitation, all of the Pre-Construction Approvals.

45.	“Personalty” means, collectively, any and all personal property and fixtures owned by Extra Space and at any time attached to, located in or on, or used in connection with, the maintenance and operation of the Improvements, including, without limitation, all mechanical, electrical, lighting and plumbing systems, fixtures, and equipment, all ventilating, air conditioning and heating systems, fixtures, and equipment, all water and power systems and engines, boilers, generators, furnaces, motors, landscaping and sprinkler systems and equipment, all furniture, furnishings, appliances, supplies, and other personal property (tangible or intangible) of every nature and description, all maintenance equipment, tools, and supplies, and all master keys, office keys, and other keys used in connection with the Property.

46.	“Plans” means, collectively, all right, title and interest of Extra Space in and to all Construction Plans, environmental studies, asbestos studies, site plans, surveys, soil and substrata studies, engineering plans, landscaping plans, floor plans, blue prints, operating manuals and other plans, specifications, diagrams, or studies of any kind, if any, which relate to the Property.

47.	“Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of between Extra Space, as Pledgor, and Prudential, as Pledgee, as amended and in effect from time to time.

48.	“Pre-Construction Approvals” means collectively all permits, licenses, waivers, consents, approvals and authorizations required by any applicable Governmental Authority having jurisdiction over the Property or Extra Space prior to construction of each component of the Improvements.

49.	“Property” means, collectively, the Land, the Improvements, the Personalty and the Rights.

50.	“Purchase Price” shall have the meaning set forth in Section 2.1.

51.	“Rights” means, collectively (i) any and all right, title and interest of Extra Space in and to all easements or rights-of-way now or hereafter affecting or appurtenant to the Land and any of Extra Space’s rights to use same; (ii) all casualty insurance proceeds, condemnation proceeds, and all other proceeds from the Land and Improvements; (iii) all of Extra Space’s right, title, and interest in any other rights affecting or related to the Property, including, without limitation, (A) all trademarks, logos and any name or names by which the Property is called or known, and (B) all air, surface, subsurface, development, and other rights associated with or appurtenant to the Property; and (iv) all of Extra Space’s right, title, and interest in and to the Assigned Contracts, all Permits, and the Plans.

52.	“Service Contracts” means, collectively, all contracts, agreements, instruments or documents affecting or in any way relating to the ownership, service, operation, utility, maintenance or repair of the Property, or otherwise affecting Extra Space to the extent assignable, and all warranties, guaranties and bonds relating to the Land, the Improvements and/or the Personalty, including, without limitation, all Warranties.

53.	“Survey” means an ALT A survey prepared by a registered land surveyor in accordance with minimum standard detail requirements then in effect for ALTA/ACSM Land Title Surveys, as more particularly described in Exhibit C.

54.	“Title Commitment” means an ALTA Form Commitment for an Extra Space’s title policy with extended coverage in the amount of the Purchase Price issued by Chicago Title Insurance Company insuring, without limitation, fee simple title to the Property in the Venture together with all affirmative coverages and endorsements as are reasonably required by Prudential, including, without limitation, non-imputation and zoning endorsements.

55.	“Title Insurer” means Chicago Title Insurance Company.

56.	“Title Policy” means an Owner’s Policy of Title Insurance issued by the Title Insurer for the greater of (i) the Purchase Price and (ii) the amount of the Construction Loan,

insuring Owner as the owner of good and marketable indefeasible and insurable title to the Property, subject only to the Permitted Exceptions, together with non-imputation and zoning endorsements and otherwise in the form of the Title Commitment.

57.	“Venture” shall have the meaning set forth in the Introduction to this Agreement.

58.	“Warranties” means, collectively, all warranties, guaranties and bonds relating to the Land, the Improvements and/or the Personalty, including, without limitation, guaranties and warranties pertaining to roofs, elevators, masonry, landscaping and heating and air-conditioning systems to the extent assignable.

Article I -

CAPITAL CONTRIBUTIONS AND ACQUISITION OF PROPERTY

On the date of the Closing, Prudential shall make a capital contribution to the Venture in an amount equal to ninety-five percent (95%) of Allowable Development Costs, Storage LLC shall make a capital contribution to the Venture in an amount equal to five percent (5%) of Allowable Development Costs, in each case subject to the terms of this Agreement, and the Venture shall acquire the Property from Extra Space on the terms herein provided.

Article II -

PURCHASE PRICE; ALLOWABLE DEVELOPMENT COSTS

2.1. Purchase Price. The purchase price (the “Purchase Price”) paid by the Venture to Storage LLC for the Property shall be an amount equal to the Allowable Development Costs, subject to adjustment as provided elsewhere in this Agreement. The Purchase Price shall be paid by the Venture out of Prudential’s and Storage LLC’s capital contributions to the Venture pursuant to Article 1, subject to the terms of this Agreement, in connection with the acquisition of the Property by the Venture.

2.2. Allowable Development Costs. “Allowable Development Costs” means the lesser of (i) the ”Total Project Cost” provided in the Approved Development Budget and (ii) the actual, aggregate costs, as audited by Prudential, incurred by Owner for all line items set forth in the Approved Development Budget whether in connection with acquiring the Land or constructing the Improvements pursuant to the Construction Contract described in Section 4.5, other than Excluded Development Costs. Allowable Development Costs shall be reduced by all revenue from the Property prior to Closing. To the extent not otherwise included in the Approved Development Budget as the same may be adjusted pursuant to Sections 2.4 and 4.8 below, Extra Space shall be responsible for all cost overruns incident to Completion of the Improvements in accordance with the terms of this Agreement. Allowable Development Costs shall be calculated without duplication of costs in any category. Allowable Development Costs may not exceed the total amount set forth in the Approved Development Budget and may include the following to the extent the following do not constitute Excluded Development Costs:

(a) the purchase price paid and transaction costs incurred by Extra Space in acquiring the Land, obtaining the Pre-Construction Approvals and constructing the Improvements, the real property taxes and other assessments paid through Closing and the costs of utilities and insurance paid through Closing, in each case to the extent such purchase price, transaction costs, taxes and assessments and other costs are provided for in the Approved Development Budget;

(b) reasonable and customary financing costs incurred by Extra Space in connection with the Construction Loan, such as loan closing fees, attorneys’ fees, including legal counsel for Extra Space, title insurance costs and construction inspection fees, in each case to the extent such costs are provided for in the Approved Development Budget;

(c) a developer’s fee (the “Developer’s Fee”) payable to Storage LLC equal to four percent (4%) of the Approved Development Budget, exclusive of the Developer’s Fee, and the Allowed Return (defined below). The Developer’s Fee shall not be reduced or increased should Allowable Development Costs be less than or more than the Approved Development Budget. If there are cost overruns above the total (as contrasted to line by line) Approved Development Budget remaining after reallocation of any cost savings permitted under this Agreement, Extra Space shall be solely responsible for such cost overruns to the extent they are not associated with modifications to the Approved Development Budget approved by Prudential, which approval expressly states that it constitutes an increase to the applicable line item and total Approved Development Budget;

(d) a return to Extra Space (the “Allowed Return”) on Allowable Development Costs included in the Approved Development Budget (exclusive of the Developer’s Fee and the Allowed Return) and paid by Extra Space, to the extent and for the period ending upon Closing for which they remain unreimbursed under the Construction Loan, equal to ten percent (10%) per annum for the period commencing on the date on which Extra Space acquires the Land and continuing until Closing;

(e) costs and expenses paid from the contingency line item in the Approved Development Budget (the contingency amount being $                     ), but only to the extent that such amount of the contingency line item is applied to payment of costs and expenses which would otherwise constitute Allowable Development Costs under this Agreement;

(f) the Permitted Construction Interest and, to the extent provided for in the Approved Development Budget, the cost of the Title Commitment, Title Policy, Survey and As-Built Survey;

(g) all other items included in and to the extent provided for in the Approved Development Budget, including, without limitation, transfer and recordation taxes; and

(h) bona fide amounts actually incurred by Extra Space in excess of line item amounts set forth in the Approved Development Budget, but only to the extent of cost savings in another line item amount of the Approved Development Budget and only to the extent such savings are permitted to be reallocated in accordance with Section 4.7 hereof.

Prudential shall have the right to audit the Allowable Development Costs from time to time at any time prior to Closing. The audits may be conducted, at Prudential’s option, by Prudential or by an independent third party auditor selected by Prudential. Extra Space shall be solely responsible for all costs (and such costs shall not constitute Allowable Development Costs) incurred by Extra Space in constructing the Improvements and acquiring the Land to the extent that such costs exceed the Approved Development Budget, except to the extent that such excess costs arise from modifications to the Approved Development Budget approved in writing by Prudential, which approval expressly states that it constitutes an increase to the applicable line item and total Approved Development Budget.

2.3. Excluded Development Costs. Notwithstanding anything herein to the contrary, Allowable Development Costs shall exclude, without limitation, the following Excluded Development Costs:

(a) Intentionally Omitted;

(b) any interest on the Construction Loan other than Permitted Construction Interest through Closing;

(c) principal repayment under the Construction Loan, provided, however, costs and expenses otherwise constituting Allowable Development Costs that are paid from the proceeds of the Construction Loan shall be Allowable Development Costs, it being intended that such costs and expenses shall only be included in Allowable Development Costs once;

(d) any developer’s or other fee or overhead reimbursement other than (i) as permitted in Section 2.2(c) above or (ii) as expressly provided for in the Approved Development Budget;

(e) any portion of sums payable to the Contractor pursuant to the general conditions to the Construction Contract allocated, without Prudential’s prior approval, to pay or reimburse salaries of offsite or nonproject employees of Extra Space;

(f) costs, expenses or fees, of any nature, paid to Extra Space or any affiliates of Extra Space, unless such costs, expenses or fees were approved in writing by Prudential after such affiliation was disclosed in writing to Prudential.

(g) any late fees, attorneys’ fees and costs or other enforcement or collection costs payable by Extra Space to Lender or any other lender as a result of any default under the Construction Loan;

(h) attorneys’ fees and costs incurred by Extra Space in connection with any dispute with Prudential or the Venture;

(i) any costs or expenses which are not directly attributable to the Property and which are not identified in the development cost categories of the Approved Development Budget; and

(j) the costs described in Section 2.5.

2.4. Excess Revenue Prior to Closing. Any revenue from the Property prior to Closing shall be used to pay Allowable Development Costs identified in the Approved Pre-Development Budget, including customary and reasonable operating expenses.

2.5. Certain Other Costs. The parties hereto acknowledge that the following shall constitute additional expenses in connection with the transaction contemplated hereby that shall be paid by Extra Space and reimbursed to Extra Space by the Venture at Closing out of capital contributions by Storage LLC and Prudential made five percent (5%) by Storage LLC and ninety-five percent (95%) by Prudential (except to the extent, if any, otherwise specifically provided in the Operating Agreement to be made one hundred percent (100%) by Prudential): the reasonable fees, costs and disbursements of the Construction Consultant, Prudential’s counsel, Extra Space’s counsel and any accounting firm engaged by Prudential in connection with the Property and/or the transaction contemplated hereby and the reasonable fees, costs and disbursements of the Environmental Consultant relating to the Existing Environmental Reports listed in Exhibit J and an update of the Existing Environmental Reports prior to Closing, together with any additional environmental reviews that the Environmental Consultant or Prudential deems necessary or appropriate, and all other out-of-pocket costs and expenses incurred by Prudential in connection with its due diligence on the Property, the negotiation and preparation of this Agreement and the other agreements contemplated by this Agreement (including, without limitation, the Multi-Party Agreement), the review of such information related to this transaction as the Construction Consultant or Prudential and its attorneys or accountants deem appropriate, and the activities in preparation of and the effectuation of Closing hereunder, including, without limitation, Prudential’s audit of Allowable Development Costs. Extra Space shall pay all such fees, costs and disbursements on the Loan Funding Date to the extent that such fees, costs and disbursements shall have been incurred as of the Loan Funding Date, and Extra Space shall thereafter pay all such fees, costs and disbursements promptly upon billing therefor, at Prudential’s election to Prudential or to the entity billing Prudential for such amounts. In the event the Closing does not occur as a result of a default by Extra Space under Section 10.1 hereof, neither Prudential nor the Venture shall have any obligation to reimburse Extra Space for the fees, costs and disbursements paid by Extra Space pursuant to this Section.

Article III -

TITLE

3.1. Initial Title Commitment and Survey Review. Prior to the Effective Date, Extra Space has delivered to Prudential (i) a Title Commitment, (ii) copies of each of the instruments listed as Permitted Exceptions on Exhibit B attached hereto and made a part hereof and any other

exceptions listed in the Title Commitment and (iii) a Survey dated             , prepared by                     . All matters affecting title shown on the Title Commitment, each as approved by Prudential prior to the Effective Date of this Agreement, and listed on Exhibit B attached hereto, shall constitute Permitted Exceptions to which the Property may be subject at Closing. The term Permitted Exceptions shall also include all applicable Laws, the Leases, the rights of tenants (as tenants only) under the Leases, and the lien of all ad valorem real estate taxes for the calendar year in which Closing occurs (subject to proration as herein provided). Prudential has not yet approved a Survey and, without limiting any other term of this Agreement, the obligation of Prudential to close the transaction contemplated hereby is subject to the conditions precedent that: (i) Prudential shall receive an As-Built Survey (as defined below) in form and substance satisfactory to Prudential which, inter alia, depicts the parcel of real property described in the Title Commitment, and (ii) the updated Title Commitment shall include a so-called survey endorsement.

3.2. Updated Title Commitment. As required pursuant to Section 6.3(c) of this Agreement, at least fifteen (15) days but not more than sixty (60) days prior to Closing, Extra Space shall deliver to Prudential an updated Title Commitment for title insurance in an amount equal to not less than the Purchase Price to be paid by the Venture at Closing, and (ii) a current as-built Survey of the Property, which as-built Survey must satisfy the requirements set forth in Exhibit C attached hereto (the “As-Built Survey”). Without limiting any term of the definition of “Permitted Exceptions” set forth above or any term of Section 7.1(e), Prudential shall have the right in its sole discretion to object to any new matter shown in such updated Title Commitment (including any supplemental title reports or updates to such updated Title Commitment issued after the date of such updated Title Commitment) or on the As-Built Survey within ten (10) Business Days following receipt of such updated Title Commitment (including any supplemental title reports or updates to such updated Title Commitment issued after the date of such updated Title Commitment) or the As-Built Survey. In the event that Prudential shall object by notice to Extra Space to any new matter disclosed on the Title Commitment (including any supplemental title reports or updates to such updated Title Commitment issued after the date of such updated Title Commitment) and/or the As-Built Survey that is not a Permitted Exception within such ten (10) Business Day period, Extra Space shall have ten (10) Business Days after receipt of such notice to cure or cause to be cured Prudential’s objections to Prudential’s sole satisfaction and the date of the Closing shall be extended to the extent necessary to provide said additional period. In the event Extra Space is unable to so cure such objections within such period, Prudential may (i) waive such objections or (ii) terminate this Agreement by notice to Extra Space, whereupon all rights and obligations hereunder shall immediately terminate (other than as set forth in this Agreement). If the Title Commitment reveals a mortgage, security deed, lien, monetary judgment, security interest, past due tax or assessment or other similar encumbrance of a monetary nature against the Property, Extra Space agrees to pay any amount due in satisfaction of such encumbrance (or, subject to Prudential’s prior approval, otherwise cause the same to be removed as an exception in the Title Commitment), which amount, at the option of Extra Space, may be paid from the proceeds of the Purchase Price at Closing. If one or more of such encumbrances have not been satisfied as of the Closing, then Prudential is authorized to cause such encumbrances to be satisfied from the Purchase Price at Closing.

Article IV -

CONSTRUCTION COVENANTS

Extra Space acknowledges that the performance of each of the following covenants is a condition to Prudential’s obligations to make its capital contribution to the Venture and consummate the transaction contemplated by this Agreement and must be satisfied by Extra Space or waived by Prudential in its sole and absolute discretion in writing prior to Closing:

4.1. Construction Loan. Extra Space shall obtain a Loan for the construction of the Improvements which is on terms reasonably satisfactory to Prudential and in connection with which the Lender thereunder delivers at the closing of the Construction Loan a multi-party agreement in form and substance satisfactory to Prudential in its sole discretion (the “Construction Loan”). Prudential’s execution of such a multi-party agreement shall constitute Prudential’s approval of the terms and conditions of the Construction Loan and all loan documents in connection therewith. Promptly following execution thereof, Extra Space shall deliver to Prudential true, correct and complete copies of all documents and instruments evidencing, securing or otherwise executed in connection with the Construction Loan. Extra Space shall at all times comply with all requirements contained in documents which evidence or secure the Construction Loan, unless such requirements are waived by Lender, but this sentence shall not be construed as creating recourse to Extra Space as between Extra Space and Lender, where Extra Space is not otherwise liable on a recourse basis.

4.2. Construction Plans. Prudential acknowledges its receipt and approval of the Construction Plans to be utilized in the construction of the Improvements that are listed on Exhibit E attached hereto. Extra Space shall amend the Construction Plans only in accordance with Section 4.6 below or with Prudential’s prior consent. Extra Space represents and warrants to Prudential that the Construction Plans are sufficient for their particular purpose.

4.3. Approvals; Construction. Extra Space has obtained, or will obtain prior to starting construction of each component of the Property, all Pre-Construction Approvals for such component so that Extra Space may construct the Improvements, and Extra Space has obtained or will obtain prior to Closing all other Permits. Extra Space represents and warrants to Prudential that the Land is in the                      zone, which provides for the Improvements contemplated by this Agreement and use thereof as a self-storage facility as permitted uses. As of the Effective Date, Extra Space has no reason to believe that the permanent certificates of occupancy and other Permits will not be issued in the ordinary course of business following completion of construction of the Improvements. All of the Pre-Construction Approvals for each component of the Property are, or prior to the commencement of construction of each component of the Property will be, in full force and effect, and no cancellation or suspension of any of them is threatened. Extra Space has delivered to Prudential true, correct and complete copies of the Pre-Construction Approvals received by Extra Space on or before the Effective Date. Extra Space shall promptly deliver to Prudential true, correct and complete copies of all Pre-Construction Approvals and all other Permits thereafter received by Extra Space promptly upon receipt thereof by Extra Space. Extra Space shall cause the Improvements described in the Construction Plans to be constructed and Completed on or before                     , subject to

extension for Force Majeure (the “Outside Completion Date”), in a good and workmanlike manner in accordance with the Construction Plans and all other terms of this Agreement and all applicable restrictive covenants and Laws, free from defects in design, workmanship and materials.

4.4. Construction Contract. Prudential acknowledges its receipt of the Construction Contract for a Cost of Work of $                     and providing for the warranty from the Contractor described in Section 4.5 below. Extra Space shall enforce the provisions of the Construction Contract and shall not amend or terminate the same, except as permitted in Section 4.6 below. To the extent that Extra Space is entitled to, or receives the benefit of, any cost savings under the Construction Contract, after the reallocation of such line item cost savings to other line items, any unallocated cost savings after such re-allocation shall inure to the benefit of the Venture, and the Allowable Development Costs and the Approved Development Budget shall each be reduced by an amount equal to such cost savings. Extra Space shall bear the risk of cost overruns as provided in Section 2.2 above, notwithstanding any term of the Construction Contract. The Contractor will enter into all subcontracts and material supply contracts which are necessary and appropriate for the full and complete performance of all of the obligations of the Contractor under the Construction Contract. If Prudential requests, Extra Space shall obtain at least three (3) bids for each subcontract for which the value of the work is in excess of Two Hundred Fifty Thousand Dollars ($250,000). Extra Space has delivered to Prudential a true, correct and complete list of all subcontracts and material supply contracts which are in effect on the date hereof and will, upon request therefor by Prudential, update such list during all periods prior to Closing. If requested by Prudential, Extra Space shall deliver to Prudential true, correct and complete copies of any such subcontracts and material supply contracts which Prudential may request.

4.5. Construction Indemnity Agreement and Bond. Upon Closing, Extra Space shall cause to be delivered to Prudential and the Venture, the Construction Indemnity Agreement in the Form attached hereto as Exhibit F pursuant to which the parties thereto shall (i) guarantee that the Improvements were constructed substantially in accordance with the Construction Plans and in compliance with all Laws applicable to the Property; and (ii) guarantee that the Improvements are free from faulty or defective workmanship and materials for a 1-year period from the date upon which Closing occurs, and Prudential shall have received an AIA Form G704 certificate executed by the Contractor.

4.6. Change Orders. Extra Space shall not permit or approve any Change Order except upon the terms and conditions set forth in this Section 4.6 and except as approved by Lender to the extent such approval is required under the terms of the Construction Loan. Except for Minor Field Changes, if Extra Space desires to amend or modify the Construction Plans or the Construction Contract or utilize a Change Order, Extra Space shall provide five (5) days’ prior notice to Prudential and the Construction Consultant (a “Change Notice”). Each Change Notice shall specify the proposed amendment, modification or Change Order, as the case may be, the amount of any cost increases or cost decreases in any line item reflected on the Approved Development Budget in connection with such proposed amendment, modification or Change Order and other information reasonably requested by Prudential to permit Prudential and the

Construction Consultant to evaluate the proposed amendment, modification or Change Order and the actual or potential effect upon the Property. Prudential, in its sole and absolute discretion, shall have the right to approve or disapprove of any proposed amendment, modification or Change Order by providing Extra Space with notice of such approval or disapproval within five (5) days after Prudential’s receipt of the applicable Change Notice (“Prudential’s Notice”). If Prudential’s Notice contains a disapproval of a proposed amendment, modification or Change Order, such proposed amendment, modification or Change Order shall not occur. In the event that Prudential does not send Prudential’s Notice within five (5) days after Prudential’s receipt of the applicable Change Notice, the proposed amendment, modification or Change Order shall be deemed to have been disapproved by Prudential and shall not occur. Notwithstanding anything herein to the contrary, Extra Space may make Minor Field Changes without the consent of Prudential so long as such Minor Field Changes are permitted under the Construction Loan and satisfy all of the following conditions and requirements:

(a) the change shall not involve any material substitution or elimination of materials, or if it does involve material substitution, the substituted materials are of equal or superior quality, durability and appearance to the materials which are being replaced, and the substitution shall not materially change the appearance or use of the Improvements;

(b) the change shall not diminish the value or utility of the Property or the mechanical, structural or architectural integrity thereof;

(c) the value of the work represented by such proposed change shall not exceed $20,000 and, when combined with all previous Minor Field Changes, shall not have a cumulative value in excess of $100,000;

(d) the change shall not require any change or modification to or amendment of the building permit or other Permits which have been issued by the appropriate Governmental Authorities; and

(e) Extra Space shall give notice to the Construction Consultant of the change within a reasonable time after the change is effected; provided, however, inadvertent failure to give the notice shall not constitute a default hereunder if such change complies with subsections (a) through (d) above. Nothing in this Section 4.6 shall be deemed in any way to excuse, delay or otherwise affect Extra Space’s obligations to deliver to Prudential upon Completion copies of all change orders and as-built drawings, as further described in Section 4.10 below.

Prudential may initiate and Extra Space shall enter into any Change Order which Prudential may request in writing; provided that (i) the modification that is the subject of such Change Order must be reasonably acceptable to Extra Space and Lender, and (ii) such Change Order will not adversely affect Extra Space’s ability to meet any time period or schedule related to the construction of the Improvements contained in this Agreement unless Prudential extends any such period or schedule. Any increased costs directly or indirectly attributable to an approved or required Change Order shall be included in Allowable Development Costs, and the Approved Development Budget shall be revised accordingly.

Notwithstanding anything to the contrary contained in this Section 4.6, in no event may Extra Space amend or Prudential initiate an amendment of the Construction Plans or utilize a Change Order in any manner which would modify, change or otherwise alter the foundations or structure of the Improvements, unless reasonably necessary to strengthen or otherwise improve such foundations or structures.

4.7. Budget Changes. The “Approved Development Budget” is attached hereto as Exhibit G. The Approved Development Budget may not be amended without Prudential’s prior consent, except as provided in this Section and as a result of Minor Field Changes as provided in, and in accordance with, Section 4.6. Prudential’s approval shall not be required for any change in the Approved Development Budget which merely reallocates demonstrated line item savings to line item overruns, as long as Extra Space shall notify Prudential in writing promptly prior to making any such change. The total cost provided in the Approved Development Budget shall be reduced by all revenue attributable to the Property prior to Closing.

4.8. Construction Inspection. Prudential and/or the Construction Consultant shall be permitted to inspect the construction of the Improvements at all reasonable times and shall further be entitled to attend any construction progress meetings it may desire. Extra Space shall deliver to Prudential construction cost reports and interim progress reports in a form acceptable to Prudential, not less frequently than monthly, during the period of construction of the Improvements so as to keep Prudential fully informed as to the status and progress of all construction work.

Prudential shall have the right to employ the Construction Consultant to advise Prudential with respect to the development of the Construction Plans, progress of construction and compliance of construction with the Construction Plans, applicable Laws and the other terms of this Agreement. On or before the Effective Date, Extra Space shall inform the then current Construction Consultant of the usual location, date and time of the weekly construction meetings for the Property. The Construction Consultant shall be permitted to attend all such construction meetings. Extra Space shall provide the Construction Consultant with at least three (3) Business Days’ prior notice of any change in the date, time or location of a weekly construction meeting. In the case of any construction meeting called on an emergency basis, Extra Space shall provide the Construction Consultant with as much notice as is given to all other participants of the emergency construction meeting. Extra Space shall cause the Construction Consultant to be provided with construction time schedules not less frequently than monthly and to be informed of any anticipated changes to the most recent of such schedules or to the Approved Development Budget. Extra Space shall permit the Construction Consultant to have access to the Property and the construction thereon during the period of construction to enable the Construction Consultant to examine all aspects of such construction and all matters related thereto. The Construction Consultant’s activities, however, shall be solely for the purpose of examination and inspection, and in no event shall the Construction Consultant be entitled to require that any construction work be demolished or otherwise undone in order for the Construction Consultant to inspect it. Extra Space shall provide Prudential and the Construction Consultant with at least three (3)

Business Days’ prior notice of each of the following trades commencing construction: mechanical, electrical, plumbing, footings, steel erection, roofing, slab flooring and foundations. Extra Space shall provide to the Construction Consultant reasonable access during normal business hours to all books, records, shop drawings and engineering and other reports and tests related to the construction of the Improvements as may be requested by the Construction Consultant. The Construction Consultant shall have the right to make copies of all such materials. Extra Space shall provide to the Construction Consultant a reasonable working space and access to telephone and other such facilities as may be reasonably requested by the Construction Consultant. Upon execution of this Agreement, Extra Space shall deliver to the Construction Consultant a list of all current and potential bidders who may perform work at or supply materials to the Property. The Construction Consultant shall have the right to review any bid packages or any bids received upon request. Any action or inaction by Prudential, the Construction Consultant or any other agent or representative of Prudential hereunder shall not relieve Extra Space of any obligation under this Agreement.

4.9. Insurance. At all times prior to Closing, Extra Space shall maintain in full force and effect (i) an “all risk” form of builder’s risk insurance in an amount of not less than $                     which represents the full replacement cost of the Improvements (including, without limitation, if Prudential elects, “all risk” property coverage to include earthquake/volcanic action, flood and/or surface water insurance) with the interests of Prudential and the Venture protected under a loss payable clause, (ii) a policy of commercial general liability insurance (occurrence form) having a limit of not less than $1,000,000 per single occurrence, $2,000,000 aggregate, (iii) worker’s compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Extra Space in the conduct of its operations at the Property (including the all states endorsement and, if applicable, the volunteers endorsement), (iv) comprehensive automobile liability insurance having a combined single limit of not less than $1,000,000 and (v) an umbrella policy of commercial general liability insurance having a limit of not less than $10,000,000. Such insurance policies shall be issued by insurance companies with a rating of not less than A-IX, as rated by the A. M. Best Company or an equivalent insurance rating agency. Prudential and the Venture shall be named insured parties on the liability insurance policy, and Extra Space shall deliver to Prudential certified copies of such insurance policies, together with certificates evidencing the coverage of Prudential and the Venture under the liability policy, promptly upon issuance or renewal thereof. Promptly following issuance thereof, Extra Space shall deliver to Prudential true, correct and complete copies of all of such insurance policies.

4.10. Drawings. Upon Completion, Extra Space shall deliver to Prudential a complete set of as-built drawings prepared by the Contractor showing all of the Improvements as actually constructed by the Contractor. Such as-built drawings shall be in form reasonably satisfactory to Prudential and Extra Space shall cause any changes, modifications or clarifications requested by Prudential to be made in such as-built drawings prior to Closing.

4.11. Service Contracts. Extra Space shall not enter into, amend, terminate, renew or otherwise alter any Service Contract that will be binding upon the Venture or the Property after Closing without the prior consent of Prudential.

4.12. Material Change. Extra Space shall promptly notify Prudential of any material change, of which it has knowledge, with respect to the Property or Extra Space or any information heretofore or hereafter furnished to Prudential with respect to the Property or Extra Space, including, without limitation, any such change which would make any portion of this Agreement, including, without limitation, the representations, warranties, covenants and agreements contained herein, untrue or materially misleading.

4.13. Leasing. Extra Space shall at all times diligently, continuously and in good faith attempt to lease space in the Property in accordance with reasonable and prudent business practices. All Leases shall comply with all applicable Laws. Extra Space shall provide leasing status reports and operating statements to Prudential on a periodic basis as requested by Prudential, with such reports containing any information which Prudential shall reasonably request.

4.14. Construction Defects. Prior to Closing, Extra Space shall cure or cause the Contractor to cure to the reasonable satisfaction of Prudential any item that (i) is not installed or completed in a workmanlike manner, (ii) deviates materially from the Construction Plans, (iii) does not comply with any applicable restrictive covenant or any applicable Law or (iv) otherwise fails to comply with the terms of this Agreement.

4.15. Leases. Prior to Closing, Extra Space shall and shall cause the manager of the Property pursuant to the Leasing and Management Agreement to lease the Property in accordance with the terms of the Leasing and Management Agreement, including, without limitation, pursuant to Leases that comply with the terms of Section 4.13 and on market terms and conditions. Extra Space shall and shall cause the manager of the Property under the Leasing and Management Agreement to administer all Leases in accordance with Extra Space’s prudent judgment and business practices. Extra Space shall have the right to enter into Leases in the ordinary course of business and in accordance with prudent business judgment for the use of individual warehouse units. Extra Space shall not enter into any other Lease without Prudential’s consent.

4.16. Personalty. Once the Improvements to be constructed pursuant to the Construction Contract have achieved Completion, Extra Space shall not remove, or permit the removal of, any item of the Personalty from the Property unless it is replaced with an item of at least equal value that is to be used for the same purpose.

4.17. Notices of Default. Within five (5) days after receipt by Extra Space, Extra Space will provide Prudential with true, accurate and complete copies of any notice of any default or of any matter or event which will, with the lapse of time or the giving of notice or both, become a default under any of the documents executed or delivered in connection with the Construction Loan, any of the Leases or under any of the Service Contracts, any notice of any violation or threatened violation of any Law, including, without limitation any building, health or safety code, or restrictive covenant and any notice relating to the environment. If any such notice is received by Extra Space within five (5) Business Days prior to Closing, each such notice shall be sent to Prudential by facsimile transmission or overnight delivery on the day of receipt by Extra Space, but in all events, all such notices shall be delivered to Prudential prior to Closing.

4.18. Status of Extra Space. Extra Space shall (i) at all times cause Extra Space to be in good standing, with due legal existence and in compliance with all Laws, and (ii) shall cause Extra Space to obtain, make and maintain, and at all times be in compliance with, all Permits applicable to Extra Space. Extra Space shall cause all actions of Extra Space to be duly authorized and shall cause compliance with all terms of Extra Space’s Organizational Documents. Extra Space agree that it shall not (x) suffer or permit a change, whether effected by voluntary act or by operation of law, in the legal or direct or indirect beneficial ownership of, or convey, mortgage, pledge, hypothecate, encumber, lease, assign or otherwise transfer, or enter into an agreement for any of the foregoing, with respect to the Property, (y) suffer or permit the creation or continued existence, whether by voluntary action or operation of law, of any security interest in or other encumbrance on the Property, nor (z) permit, suffer or cause Extra Space to incur any obligations or liabilities other than as consist of Approved Development Costs. Notwithstanding the foregoing, a transfer by Storage LLC of all of its membership interests in the Venture to either Extra Space Storage, Inc., a Maryland corporation, or Extra Space Storage LP, a Delaware limited partnership (but not to both), as well as transfers or issuances of shares in Extra Space Storage, Inc. or operating partnership units in Extra Space Storage LP (including, in each case, without limitation, pursuant to a merger, reorganization or similar transaction), shall be permitted by this Section 4.18, and Extra Space shall not be required to obtain the consent of, nor offer all or any portion of Storage LLC’s interest in the Venture or such other interest in Extra Space Storage, Inc. or Extra Space Storage LP to be transferred to, Prudential.

Article V -

CONDITIONS PRECEDENT

The obligation of Prudential to close the transaction contemplated hereby is subject to the satisfaction and occurrence of all of the following additional conditions precedent (together with the performance of the covenants of Extra Space contained in Article IV, collectively, the “Conditions Precedent”) not later than the Closing or such other date as is provided:

5.1. Completion. The construction of the Improvements shall have been Completed in accordance with the Construction Plans and in accordance with all restrictive covenants and all applicable Laws on or before the Outside Completion Date. Without limiting any other term of this Agreement, such Completion shall be certified to by Extra Space, the Contractor, and the Construction Consultant, and Prudential and the Venture shall have received an A.I.A Form G704 certificate executed by Extra Space and the Contractor along with releases of lien from all subcontractors, materialmen, mechanics and suppliers.

5.2. No Damage or Casualty. As of the Closing, except as provided below, no damage to the Property from fire or other casualty or occurrence shall have occurred that has not been repaired and that will cost in excess of $35,000 to repair. The Condition Precedent in this

Section shall be satisfied in the event of the occurrence of any fire or other casualty or occurrence which causes damage to the Property with repair or rebuilding costs in excess of $35,000 so long as all of the following conditions and requirements shall be satisfied:

(a) the amount of insurance proceeds paid or payable in respect of such damage (collectively, the “Proceeds”), together with any other funds paid by Extra Space that are on deposit with a bank or other institution acceptable to Prudential, shall be sufficient to pay fully the costs of all deductibles and all costs of repair and restoration to the same standards and quality of construction as existed before such fire or other casualty, and Extra Space shall have entered into agreements with the Venture and Prudential satisfactory to Prudential providing for the repair and restoration of such damage, which agreements shall provide, among other provisions and conditions acceptable to Prudential, that (i) at Closing, the Venture shall be entitled to all Proceeds for disbursement in connection with the repair and restoration of the Property pursuant to Prudential’s customary construction loan disbursement procedures, (ii) Extra Space shall escrow at Closing in an interest bearing account acceptable to Prudential an amount equal to 125% of the difference between (x) the sum of the Proceeds and any then-remaining balance of the contingency line item provided in the Approved Development Budget and (y) all amounts necessary to fully repair and restore such damage, (iii) Prudential shall have the right to direct use of the escrowed funds for the benefit of the Venture to cover rent and other sums that are abated as a result of such casualty, and (iv) upon the failure of Extra Space to complete such repair and restoration within time periods reasonably determined by the Contractor, Prudential shall have the right to direct use of Proceeds and the escrowed funds for the benefit of the Venture to complete such repair and restoration at the expense of Extra Space and, to the extent the Proceeds and such escrowed funds are insufficient to fully complete such repair and restoration, Extra Space shall be fully responsible to the Venture for such deficiency;

(b) the repair and restoration of the Property to its original size, functional utility, construction quality and for its original use shall be permitted under applicable restrictive covenants and Laws; and

(c) Prudential shall receive evidence satisfactory to Prudential that no other facts, conditions or circumstances exist which would result in any diminution in value of the Property as a result of or in connection with such damage or casualty or the repair or rebuilding thereof.

Extra Space shall give Prudential notice of any damage or destruction to the Property within two (2) Business Days after the occurrence of such damage or destruction, and a realistic construction schedule (the “Construction Schedule”) shall be prepared by the Contractor, setting forth the Contractor’s good faith estimated time periods to complete the repair and restoration. Notwithstanding anything in this Section to the contrary, if the Construction Schedule indicates that full repair and restoration will be completed after the expiration of one hundred and eighty (180) Business Days, Prudential, at its option, shall be entitled to (i) terminate this Agreement by notice to Extra Space at any time on or before the expiration of twenty (20) Business Days after Prudential’s receipt of the Construction Schedule (with the Closing being extended if necessary to provide Prudential with the full twenty (20) Business Days to make such election), whereupon all rights and obligations hereunder shall immediately terminate (other than as set forth in this Agreement) or (ii) complete the transaction as herein provided, except that all of the conditions and requirements set forth in this Section shall be satisfied.

5.3. Condemnation. From the Effective Date through the Closing, the Property shall not be the subject of any eminent domain or condemnation proceeding, actual or threatened, temporary or permanent, partial or total, which in Prudential’s reasonable discretion materially affects the value of the Property (a “Material Condemnation”). In making any determination whether or not an eminent domain or condemnation proceeding has materially affected the value of the Property, Prudential shall be entitled to consider such factors as are reasonably relevant, including, without limitation, the effect of the eminent domain or condemnation proceeding on: (i) the building structure or parking areas of the Property, (ii) access to the Property and (iii) the general ability of Extra Space or the Venture to lease the Property. If, prior to Closing, all or any portion of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain, is included in whole or in part in a governmental plan or proposal which may result in the taking of the Property or is taken by eminent domain or condemnation (or a sale in lieu thereof), Extra Space shall give Prudential prompt notice thereof. Prudential shall have the right to terminate this Agreement by delivery of notice thereof to Extra Space within thirty (30) days following the occurrence of a Material Condemnation. If Prudential elects or is required to proceed to Closing under this Section, at the Closing any awards or proceeds paid or received, or to be paid or received, in connection with such condition shall be paid to the Venture and used as required by Prudential.

5.4. Bankruptcy and Similar Events. On or prior to the Closing, there shall not have been filed by or against Extra a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any other Law.

5.5. Representations and Warranties. All of the representations and warranties in this Agreement or in any certificate or document delivered or to be delivered in connection with this Agreement shall be true, correct and complete in all material respects, both on and as of the Effective Date and on and as of the date of Closing as if made on the date of Closing.

5.6. Legal Proceedings or Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the transaction contemplated hereby or which affects Extra Space or the Property, and no suit, action, inquiry, investigation, or proceeding in which it is likely to be, or it is, sought to restrain, prohibit or change the terms of, or obtain damages or other relief in connection with, this Agreement, the transaction contemplated hereby, Extra Space, which in each case in the reasonable judgment of Prudential makes it inadvisable to proceed with the consummation of the transaction contemplated by this Agreement, shall have been instituted or threatened by any person or entity.

5.7. No Material Adverse Change. There shall have been no material adverse change in the condition of the Property, or in the financial condition of Extra Space.

5.8. Hazardous Materials. No Hazardous Materials shall exist on, beneath or at the Property other than to the extent described in the Existing Environmental Reports and studies listed on Exhibit J attached hereto as may be amended prior to Closing with the approval of Prudential in its sole and absolute discretion. Prudential shall have the right to employ the Environmental Consultant to advise Prudential with respect to the environmental condition of the Property. In the event that the Closing does not occur as a result of a failure of the condition contained in this Section, Extra Space shall reimburse Prudential for all of the third party fees, costs and disbursements incurred by Prudential in connection with the transaction contemplated by this Agreement.

5.9. Default Under Service Contracts. At Closing, no material default by Extra Space or any matter or event which will, with the lapse of time or the giving of notice or both, become a material default under any of the Service Contracts which will remain in effect after Closing, shall exist, unless Extra Space shall deliver to Prudential at Closing an indemnification agreement satisfactory to Prudential indemnifying the Venture and Prudential against all Losses incurred as a result of curing the defaults and paying unpaid liabilities to the party or parties, other than Extra Space, to the applicable Service Contract.

5.10. Certificates of Occupancy, Licenses and Permits. There shall have been issued by all Governmental Authorities or agencies having jurisdiction over the Property or Extra Space, all required certificates of occupancy for the Property and all other Permits.

5.11. Pre-Closing Deliveries and Other Covenants. Extra Space shall have satisfied, performed or otherwise complied with each of their respective covenants, agreements and obligations under this Agreement, including, without limitation, by performing all of the covenants contained in Article 4 of this Agreement and making of the deliveries to Prudential and the Venture required by Section 6.2 and 6.3 hereof, in each case, within the time provided for such delivery or other performance. The form and substance of all deliveries to Prudential and the Venture pursuant to Section 6.2 and 6.3 hereof shall be satisfactory to Prudential in its reasonable discretion.

5.12. All Other Conditions. All of the other conditions precedent to Closing set forth in this Agreement shall be satisfied simultaneously with or prior to the Closing.

Article VI -

PRE-CLOSING MATTERS

6.1. Access to Property. Extra Space shall provide Prudential and its agents access to the Property and all information and records in its possession or control relating to the Property (including, without limitation, the Plans, Operating Materials and all records relating to the Allowable Development Costs) or Extra Space at reasonable times on at least 24 hours prior notice so as to enable Prudential and its agents to conduct inspections and audits of the Property or Extra Space, such interests and such information and costs, which inspections shall be conducted in a manner not disruptive to the construction of the Property or the operations of Extra Space.

6.2. Delivery of Contracts. At least ten (10) Business Days prior to Closing, Extra Space shall deliver to Prudential a list of all of the Service Contracts that will be binding upon the Property, Extra Space or the Venture as owner of the Property, after Closing, together with a complete and accurate schedule listing each of such Service Contracts specifying the other party to it, the compensation paid, including, without limitation, bonuses or other sums paid at the commencement of such Service Contract, the nature of the service performed and the commencement date and the termination date of such Service Contracts, along with true and complete copies of all Service Contracts.

6.3. Additional Deliveries. At least ten (10) days prior to Closing, Extra Space shall deliver to Prudential and/or the Venture, as applicable, the following, each in form and substance reasonably satisfactory to Prudential:

(a) (i) Copies of all certificates of occupancy for the Property issued by the relevant Governmental Authorities, and copies of all other all other Permits, and (ii) a certification from Extra Space that there is no action or proceeding pending or, to Extra Space’s knowledge, threatened before any court or administrative agency with respect to the validity of any of such Permits or compliance with any Law.

(b) The As-Built Survey, which shall not show any defects, gaps, gores, encumbrances, easements, encroachments, rights of third parties or other changes or matters with respect to the Property, other than the Permitted Exceptions.

(c) The Title Commitment.

(d) Evidence reasonably satisfactory to Prudential that all utilities necessary or appropriate for the operation of the Property have been installed, enter the Property through adjoining public streets or adjoining private lands in accordance with existing, valid irrevocable easements benefiting the Property, are fully operational, are actually operating and are adequate to service the Property for its intended use and operation.

(e) The then current Occupancy Report together with a true, complete and correct copy of the form of Lease in effect at the Property, if applicable.

(f) An inventory of the Personalty owned by Extra Space.

(g) A schedule of all of the Warranties relating to the Property, along with copies of all such Warranties.

(h) A report of searches made of the real property and Uniform Commercial Code (searching Extra Space as both debtor and secured party) records of the county where the Property is located (including, without limitation, judgment and tax lien searches), and the Office of the Secretary of State or applicable offices where Uniform Commercial Code records are maintained in the state where the Property is situated and in any state which may constitute the state of formation or principal place of business, as applicable, for Extra Space, including without limitation the states of California, Utah, ______________ and New Jersey, and in each case covering Extra Space, which report shall show that none of the Property or Extra Space is subject to any tax or other lien or security interest (other than the Permitted Exceptions and liens and security interests which are to be released at Closing), or unsatisfied judgments against Extra Space.

(i) If requested by Prudential, an update of the Existing Environmental Reports dated not more than sixty (60) Business Days prior to Closing, which update must be addressed to Prudential and to the Venture, must be completed according to Prudential’s standard scope of work for environmental site assessments, and must be reasonably satisfactory to Prudential’s Environmental Consultant, the cost of which update shall be paid by the Venture as provided elsewhere in this Agreement.

(j) Extra Space’s calculation of the Allowable Development Costs incurred through such date, together with such supporting documentation as Prudential shall reasonably request.

(k) True, correct, complete and current copies of Extra Space’s Organizational Documents.

Article VII -

CLOSING

7.1. Time of Closing. Provided that all pre-Closing conditions have then occurred, the Closing of the transaction contemplated by this Agreement shall take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, MA 02109 or such other place as the parties hereto shall agree on the date designated in a notice from Prudential to Extra Space which date is no later than ten (10) Business Days following the date on which Completion has occurred, including, without limitation, satisfaction of all of the terms and conditions set forth in the definition of the term “Completion”. The Closing shall occur pursuant to closing arrangements reasonably satisfactory to Extra Space and Prudential. If the date described in the immediately preceding sentence has not occurred within eighteen (18) months following the Effective Date, subject to Force Majeure (the “Outside Date”), then Prudential may at any time thereafter terminate this Agreement by notice to Extra Space in addition to any other remedies available to Prudential, whereupon all rights and obligations hereunder shall immediately terminate (other than as set forth in this Agreement).

7.2. Deliveries By Extra Space. Upon Closing, Extra Space shall deliver or cause to be delivered the following to Prudential and/or the Venture, as applicable, in form, substance and execution reasonably satisfactory to Prudential:

(a) All capital contributions to the Venture required from Storage LLC hereunder or under the Operating Agreement;

(b) An amendment to the Operating Agreement duly executed by Storage LLC to reflect the Venture’s acquisition of the Property, the capital contributions of the members therein, a return commencing as of Closing on Prudential’s and Storage LLC’s capital contributions made at Closing equal to the Operating Return (as defined in the Operating Agreement) and other matters reasonably required to reflect the terms of the transactions contemplated herein;

(c) An amendment to Pledge and Security Agreement to secure certain obligations of Extra Space in connection with the acquisition of the Property pursuant to this Agreement, duly executed by Extra Space;

(d) An amendment to the Leasing and Management Agreement to submit the Property to the terms thereof, duly executed by Extra Space Management, Inc., a Utah corporation;

(e) A deed (the “Deed”) conveying good and clear record, marketable title to the Property, free and clear of all liens, claims, and encumbrances other than the Permitted Exceptions.

(f) A Bill of Sale and Assignment in the form attached hereto as Exhibit K (the “Bill of Sale”);

(g) An Assignment of Leases and Rents in the form attached hereto as Exhibit M (the “Assignment of Leases and Rents”), if applicable;

(h) Evidence of the authority of Extra Space satisfactory to the Title Insurer, in its sole and absolute discretion, and to Prudential, in its reasonable judgment, that Extra Space has authority to consummate the transactions contemplated hereby, and the incumbency, name, and signature of the parties executing any documents on behalf of Extra Space;

(i) The Title Policy and As-Built Survey;

(j) A Certification from Extra Space showing that there has not been filed by or against any of such parties a petition in bankruptcy or a petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any other Law;

(k) The Construction Indemnity Agreement in the applicable form attached hereto as Exhibit F;

(l) A certificate in the applicable form provided in Exhibit O attached hereto updating the representations of Extra Space hereunder;

(m) If requested by Prudential, copies of all Leases, if applicable, and collateral, if any, securing obligations under any Leases, all Pre-Construction Approvals and other Permits, all files pertaining to the Leases, all Plans and Operating Materials, and all studies with respect to the Property, including, without limitation, soil and compaction tests, and flooding studies and all construction contracts relating to the construction of the Improvements and all amendments relating thereto (except with respect to the Pre-Construction Approvals and other Permits, this condition shall be deemed satisfied if these items are on file at the Property or at Extra Space’s corporate headquarters);

(n) An Owner’s Affidavit verifying that there are no unpaid bills or claims for labor performed or materials furnished to the Property prior to the Closing, or, if there are any unpaid bills or claims, that sufficient funds have been placed in escrow with the Title Insurer pursuant to terms acceptable to Prudential, and by which affidavit Extra Space shall indemnify, defend and hold the Venture and Prudential harmless from and against any Losses of the Venture and/or Prudential resulting from or incident to claims against the Property for any such matters;

(o) Receipts showing payment of all real and personal property taxes, water and sewer taxes, and utility charges due and payable prior to Closing;

(p) A certificate, executed and sworn to by Extra Space, confirming that true, correct and complete originals of all Service Contracts have been delivered to Prudential, including, without limitation, all Service Contracts entered into from and after the Effective Date until the date of the Closing (or, if none have been entered into, so stating);

(q) An updated Occupancy Report, certified as being true, correct and complete by Extra Space, dated within three (3) Business Days of the Closing, if applicable;

(r) Any additional conveyancing documents necessary to accomplish the contributions and conveyance described in the Recitals to this Agreement and in Section 1.1 (collectively, together with the Bill of Sale, and the Assignment of Leases and Rents, the “Conveyancing Documents”) and any and all certifications, tax forms, and filings necessary in connection with the recording and/or delivery thereof;

(s) Such estoppels as Prudential may reasonably require from parties to Permitted Exceptions; and

(t) Joint and several guaranties of completion of the Improvements from REIT and UPREIT in form and substance acceptable to Prudential;

(u) Any and all additional documents Prudential may deem reasonably necessary to the proper consummation of this transaction, or as may otherwise be required elsewhere in this Agreement.

7.3. Prudential Deliveries. On or before the Closing, Prudential shall deliver or cause to be delivered the following to Extra Space or the Venture, as applicable, in form, substance and execution reasonably satisfactory to Extra Space:

(a) all capital contributions to the Venture required from Prudential hereunder or under the Operating Agreement, subject to the terms of this Agreement;

(b) A counterpart to the Amendment to Operating Agreement, duly executed by Prudential;

(c) A counterpart to the amendment to the Pledge Agreement, duly executed by Prudential;

(d) A counterpart to the amendment to the Leasing and Management Agreement, duly executed by the Venture;

(e) A counterpart to the Assignment of Leases and Rents, duly executed by the Venture, if applicable;

(f) A certificate in the applicable form provided in Exhibit O updating the representations of Prudential hereunder;

(g) Counterparts of the items referred to in Section 7.2(r), duly executed by Prudential to the extent required in accordance with the terms of this Agreement; and

(h) An Assistant’s Secretary’s Certificate or board minutes evidencing that Prudential has authority to consummate the transactions contemplated hereby.

7.4. Costs and Expenses. Extra Space shall pay all costs for the Title Commitment and the Title Policy delivered with respect to the Property, the cost of the Survey and the As-Built Survey and all transfer taxes and similar taxes due in connection with the acquisition of the Property by the Venture (each of which costs shall constitute Allowable Development Costs to the extent permitted under the Approved Development Budget).

7.5. Prorations; Deposits; Rents. To the extent not included in the Approved Development Budget, all real and personal property taxes and assessments for the calendar year of Closing, all charges for fuel, water, sewer, electricity and other utility services furnished to the Property, all rents under the Leases, if applicable (except as provided below) and all charges payable under the Service Contracts for the Property shall be prorated as of 11:59 pm., on the day immediately preceding the date of the Closing. At least three (3) Business Days prior to Closing, Extra Space agrees to deliver to Prudential Extra Space’s estimate of the prorations contemplated pursuant to this Section and a memorandum explaining the methodology used to calculate such prorations, which estimate shall be subject to Prudential’s approval prior to Closing. At Closing, Extra Space agrees to deliver to Prudential an aged schedule of delinquent rents and other receivables under the Leases as of the date of Closing, if applicable.

Article VIII -

REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL

Subject to the terms of Section 12.4, Prudential hereby represents and warrants to Extra Space that the following statements are true and correct:

8.1. Organization. Prudential is a corporation formed under the laws of the State of New Jersey. Prudential has all requisite power to enter into this Agreement, and has all requisite power to enter into the other agreements contemplated hereby to which it will be a party and to carry out the transactions contemplated hereby and thereby.

8.2. Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Prudential and the execution and delivery of the other agreements contemplated hereby and the consummation of the transactions contemplated by such other agreements have been duly authorized by all necessary corporate action on the part of Prudential. This Agreement has been duly executed and delivered by Prudential and such other agreements will be duly executed and delivered by Prudential. This Agreement constitutes the valid, legal and binding obligation of Prudential, enforceable against Prudential in accordance with its terms, and such other agreements will constitute the valid, legal and binding obligations of Prudential, enforceable against Prudential in accordance with their respective terms, upon proper execution and delivery thereof by Prudential, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.3. No Broker. No broker, finder, agent or other intermediary has been employed by or on behalf of Prudential in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such party has any claim for any commission, finder’s fee or similar amount payable as a result of any engagement of such party by Prudential. Prudential agrees to indemnify, defend and hold harmless Extra Space from and against any claims by any broker, finder, agent or other intermediary employed by or on behalf of Prudential in connection with the negotiation or consummation of this Agreement or the transaction contemplated hereby.

8.4. No Bankruptcy. No petition in bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver or trustee, liquidation or dissolution, or similar relief under the U.S. Bankruptcy Code or any state law has been filed by or against or, to the best of Prudential’s knowledge, is threatened to be filed by or against Prudential.

8.5. No Consent. Neither the execution and the delivery of this Agreement nor the performance of any obligations hereunder or the consummation of the transactions contemplated by this Agreement (i) is subject to any requirement that Prudential obtain any consent, approval, or authorization of, or make any declaration or filing with, any Governmental Authority or third party which has not been obtained or made, or (ii) will result in any breach, constitute any default, or result in the imposition of any lien or encumbrance on any asset of Prudential, under any contract, instrument, order, or other matter to which Prudential is a party or by which Prudential is bound.

8.6. No Litigation. Except as set forth in Exhibit N attached hereto, there are no actions, suits, proceedings, or investigations, at law or in equity, or before any governmental agency or other person, pending or, to the best of the Prudential’s knowledge, threatened, against Prudential which could have a material adverse effect on Prudential’s ability to meet its obligations in connection with this transaction.

Article IX -

CERTAIN COVENANTS, REPRESENTATIONS AND WARRANTIES OF

EXTRA SPACE.

9.1. Certain Covenants, Representations and Warranties of Extra Space. Subject to the terms of Section 12.4, Extra Space hereby covenants, represents and warrants, jointly and severally, to Prudential the following:

(a) Owner is a limited liability company duly formed and in good standing under the laws of the State of                          and duly registered as a foreign limited liability company in good standing and qualified to do business in                         . Storage LLC is a limited liability company duly formed and in good standing under the laws of Delaware. REIT is a corporation duly formed and in good standing under the laws of Maryland. UPREIT is a limited partnership duly formed and in good standing under the laws of Delaware. Extra Space has full power and authority to enter into and perform this Agreement and all documents, instruments and agreements entered into by Extra Space pursuant to this Agreement. This Agreement and all documents, instruments and agreements entered into by Extra Space pursuant to this Agreement, have been (in the case of this Agreement) or will have been duly authorized, executed and delivered by Extra Space, as applicable, and constitute or will constitute the valid, legal and binding obligations of Extra Space, as applicable, enforceable in accordance with their respective terms upon execution and delivery thereof by Extra Space, as applicable, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement has been executed, and such other documents, instruments and agreements have been or will be executed, by duly authorized representatives of Extra Space, as applicable. Extra Space has delivered true, complete and correct copies of their respective organizational documents to Prudential.

(b) No person or entity has any option to purchase, right of first refusal or any other agreement giving any person or entity the right to purchase or otherwise acquire the Property other than the Venture.

(c) No petition in bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law has been filed by or against or is threatened to be filed by or against Extra Space.

(d) No criminal investigation exists concerning Extra Space.

(e) Neither the execution and the delivery of this Agreement nor the performance of any obligations hereunder or the consummation of the transactions contemplated by this Agreement (i) is subject to any requirement that Extra Space obtain any consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or third party which has not been obtained (other than building permits, certificates of occupancy and operating permits which Extra Space will obtain prior to Closing) or (ii) will result in any breach, constitute any default, or result in the imposition of any lien or encumbrance on the Property, under any contract, instrument, order or other matter to which Extra Space is a party or by which Extra Space is bound.

(f) Except as set forth in Exhibit N, there are no actions, suits, proceedings or investigations, at law or in equity, or before any governmental agency or other person, pending or, to Extra Space’s knowledge, threatened, (i) against Extra Space which will have a material adverse effect on its ability to meet its obligations in connection with this transaction or (ii) relating to or arising out of the Property.

(g) As of the date of this Agreement, the Property is zoned so as to permit construction of the Improvements and use thereof as self-storage facilities, and the Property’s contemplated use is in compliance with all applicable zoning ordinances, including, without limitation, regarding parking, and approved variances affecting the Property.

(h) The Property is not dependent upon any other parcel of real estate other than that on which it is located as reflected on the property description therefor to satisfy parking, open space or other requirements under any applicable restrictive covenants or any applicable Law.

(i) The Property is not presently in violation of any Law.

(j) Pedestrian and vehicular access to the Property is provided by a publicly dedicated and physically open street, which has been accepted by the relevant Governmental Authority for dedication and maintenance.

(k) Except for matters disclosed in the Existing Environmental Reports or any amendments, supplements or updates to such Existing Environmental Reports which are approved prior to Closing by Prudential in its sole and absolute discretion, Extra Space has no actual knowledge of, nor has Extra Space received written notice alleging, the presence or existence of any Hazardous Materials or petroleum underground storage tanks on, beneath or at the Property, and none have any reason to believe that any such Hazardous Materials or petroleum underground storage tanks are on, beneath or at the Property or that the Existing Environmental Reports are not true and correct in all respects. The Existing Environmental Reports constitute all reports and/or studies performed by or on behalf of, or in the possession or control of, Extra Space or its affiliates relating to the environmental condition of the Property. Extra Space has no reason to believe that the copies of each of the Existing Environmental Reports delivered to Prudential are not true and complete. To the knowledge of Extra Space, except as shown on the Survey, the Property is not (i) designated by the Secretary of Housing and Urban Development, the Army Corps of Engineers or any other Governmental Authority as a flood plain or wetlands area, or (ii) designated by any Governmental Authority as an area subject to environmental or other regulation that would adversely affect the intended use of the Property.

(l) Extra Space has not received any notice of condemnation or of eminent domain proceedings or negotiations for the purchase of the Property in lieu of condemnation, and no condemnation or eminent domain proceedings or negotiations have been commenced or, to the best of Extra Space’s knowledge, threatened in connection with the Property.

(m) All utility services, including but not limited to storm and sanitary sewer, water, gas, electric power and telephone service are available to the Property in form, properly sized and with capacity sufficient for the useful enjoyment and operation of the Property for its intended use, and all assessments, impact fees, development fees, tap-on fees or recapture costs payable in connection therewith are reflected in the Approved Development Budget and will be paid as due if due prior to Closing, except the usual and customary charges involved in the ordinary course of business and specifically identified in the Approved Development Budget. At Closing, the Property shall be benefited by existing, valid, insurable and irrevocable easements of unlimited duration as are necessary for the Property. No additional easements are required for the provision of utilities, access, egress and drainage to or for the benefit of the Property in connection with the intended use and operation of the Property and the construction and operation of the Improvements thereon.

(n) If constructed in accordance with the Construction Plans, the Property will comply in all respects with all Laws applicable to the Property in effect as of the date of issuance of applicable Permits, and all covenants, conditions and restrictions, applicable to the Property in effect as of the date of issuance of any of the foregoing.

(o) No broker, finder, agent or other intermediary has or will have any right or claim against Extra Space or the Venture for any commission, finder’s fee or similar amount arising in connection with leases for space in the Property entered into prior to the Closing, which right or claim shall not have been satisfied on or before Closing.

(p) Other than the Permitted Exceptions, the Leases, the Manager’s Tenancies, the Service Contracts, the Leasing and Management Agreement and this Agreement, (i) there are no leases, subleases, surface, subsurface or aerial use agreements, tenancy arrangements, service contracts, management agreements, or other agreements, instruments or encumbrances which will be in force or effect as of the Closing that grant to any person whomsoever or any entity whatsoever, any right, title, interest or benefit in or to all or any part of the Property, or any right relating to the ownership, use, operation, management, maintenance or repair of all or any part of the Property or that otherwise affect the Property and (ii) there are no obligations or liabilities which will be undertaken or assumed by or which will be binding on the Venture or Prudential with respect to the Property following Closing. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance, trespassers or otherwise, except under the Leases and the Manager’s Tenancies.

(q) As of Closing, except as otherwise set forth on the Occupancy Report (i) there are no other promises, amendments, agreements or commitments between any tenant and Extra Space, between any tenant and a predecessor in title to the Property, or anyone acting by or on behalf of Extra Space, nor are there any commitments binding upon Extra Space or the Property which are described in any of the Leases other than as expressly set forth therein; (ii) each Lease is in full force and effect and has not been canceled or surrendered and no notice of cancellation or surrender has been given or received; (iii) except as disclosed to Prudential in writing prior to Closing, there are no uncured defaults by Extra Space under any Lease, and no material claim is presently available to, or has been asserted by, any tenant under any Lease, nor do any states of fact exist which would with the passage of time or the giving of notice, or both, constitute a material breach or default by Extra Space under any Lease or would permit a material claim by a tenant under any Lease; (iv) no tenant of the Property has prepaid any rent other than rent due for the current month; (v) no tenant of the Property is entitled to any rent concession, rent-free occupancy, or reduction or abatement of rent for any reason whatsoever; (vi) there are no leasing commissions or other commissions, fees, or compensation owed or which will become due and payable with respect to any of the Leases or any commission agreements, or which could become due and payable in the future upon any renewal, substitution, extension or expansion under any Lease, and the Property shall be conveyed to the Venture free and clear of all commissions and brokerage fees, and, without limiting Purchaser’s obligations under Section 2.1, Extra Space shall indemnify and agree to defend and hold the Venture and Prudential harmless from and against any Losses in connection with any claim for commissions or like fees in connection with the Leases or any other commission agreements; and (vii) no work is due any tenant under any Lease.

(r) Any and all financial statements, reports, rent rolls and other data, including, without limitation, gross rental income, operating expenses, operating statements and cash flow statements heretofore furnished by Extra Space to Prudential relative to the Property or Extra Space are (or will be, if hereafter furnished) true and correct in all material respects, and fairly reflect the financial condition, the financial results or other subject matter thereof as of the dates thereof. All such financial statements have been (or will be, if hereafter furnished) prepared in accordance with generally accepted accounting principles, consistently applied.

(s) The Property constitutes one tax parcel which does not include any real estate other than the Property. The Property is not currently subject to a tax abatement. Any tax rollback or additional tax due or which may become due as the result of the Property’s having been assessed with an agricultural, timber, open use or other special use designation within the preceding five (5) years shall be paid by Extra Space.

(t) There is no actual, pending, or, to Extra Space’s knowledge, threatened, action, suit, claim, litigation or proceeding by any entity, individual or governmental agency affecting Extra Space, the Venture, or the Property which would in any way constitute a lien (other than mechanics’ or materialmen’s liens that have been bonded around in a manner and amount reasonably satisfactory to Prudential), claim or obligation of any kind against Extra Space, the Venture, or the Property.

(u) All information prepared or to be prepared and delivered or to be delivered to Prudential pursuant to this Agreement is or will be complete and accurate. No representation or warranty by Extra Space in this Agreement or in any instrument, certificate or statement furnished to Prudential pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. Extra Space has not intentionally withheld any material, adverse information relating to all or any portion of the Property or the Venture of which Extra Space has knowledge.

(v) Extra Space has delivered or made available to Prudential true, correct and complete copies of all of the investigations, studies and reports obtained by or on behalf of them or in their possession or under their control, other than appraisals, internal memoranda and privileged or confidential materials, and all of their books, files, records and other information, other than appraisals, internal memoranda and privileged or confidential materials, in each case pertaining to all or any portion of the Property.

(w) ERISA. To satisfy compliance with The Employee Retirement Income Security Act of 1974, as amended, Extra Space, jointly and severally, represents and warrants to Prudential that:

(x) neither the undersigned nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor (“PTE 84-14”)), has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan;

(y) the transaction contemplated hereunder is not specifically excluded by Part I(b) of PTE 84-14;

(z) Extra Space is not a related party of Prudential (as defined in V(h) of PTE 84-14); and

(aa) the terms of the transaction contemplated hereunder have been negotiated and determined at arm’s length, as such terms would be negotiated and determined by unrelated parties.

9.2. Additional Representations and Warranties of Extra Space. As a condition to Prudential’s obligation to proceed with the Closing and as an independent joint and several obligation of Extra Space, Extra Space shall represent and warrant, jointly and severally, to Prudential, subject to the terms of Section 12.4, on the date of Closing in writing that all of the representations and warranties set forth in Section 9.1 hereof continue to be true and correct in all material respects on the date of Closing. In addition, as a condition to Prudential’s obligation to proceed with the Closing and as an independent joint and several obligation of Extra Space, Extra Space shall, jointly and severally, make the following additional representations and warranties, subject to the terms of Section 12.4, to Prudential as of the date of Closing:

(a) All Conditions Precedent set forth in Article V hereof have been satisfied in all material respects and all covenants and obligations of Extra Space set forth in this Agreement have been fully performed and satisfied.

(b) Extra Space has provided Prudential with true, accurate and complete copies of any notice of any material default or of any matter or event which to Extra Space’s actual knowledge will, with the lapse of time or the giving of notice or both, become a material default under any of the Leases or under any Service Contract. Extra Space has provided Prudential with true, accurate and complete copies of any notice of any violation of any building, health and safety code or other governmental regulation. All such defaults, matters, events and violations shall be cured and corrected by Extra Space prior to Closing.

(c) All required temporary or permanent certificates of occupancy and other consents and approvals required from all Governmental Authorities and associations and boards with jurisdiction over the Property or Owner have been issued and are in full force and effect without the presence or existence of any unsatisfied conditions or requirements with respect thereto, and true, correct and complete copies of such consents, approvals and certificates of occupancy have been delivered to Prudential.

Article X -

DEFAULT

10.1. Extra Space Default. Extra Space shall be in default under this Agreement if any of the following shall occur:

(a) any of the representations and warranties of Extra Space made under this Agreement or in any document delivered pursuant to the terms hereof shall be untrue or inaccurate in any material respect as of the date made or the date required to be true or accurate hereunder;

(b) the Conditions Precedent shall not be fully satisfied on or before Closing; or

(c) Extra Space shall fail to perform any of its covenants and obligations under this Agreement and such failure shall continue for a period of twenty (20) Business Days after notice from Prudential unless, if such failure is not reasonably capable of being cured or remedied within twenty (20) Business Days, Extra Space shall commence to cure or remedy such failure within such twenty (20) day period and fully cure and remedy such failure within ninety (90) Business Days after notice of such default.

In the event of any default by Extra Space under this Agreement which occurs prior to Closing, Prudential shall have as its sole and exclusive alternative remedies (i) the right to terminate this Agreement, in which event Extra Space shall reimburse Prudential for all out-of-pocket costs incurred by Prudential in connection with the transaction contemplated by this Agreement, or (ii) the right to waive such default and close this transaction subject to such default without abatement of the Purchase Price or the capital contributions to the Venture required in connection therewith, or (iii) the right to enforce the specific performance of this Agreement, or (iv) if there is a willful breach of this Agreement by Extra Space, the right to seek any and all remedies available at law or equity. If Extra Space shall default hereunder, Extra Space shall make such default known to Prudential in writing and if Prudential shall elect to close notwithstanding such default, then Prudential shall be deemed to have waived satisfaction of the obligation giving rise to such default, without waiving any other obligations which were required hereunder to be satisfied on or prior to the Closing.

10.2. Prudential Default. Prudential shall be in default under this Agreement if, after satisfaction of all Conditions Precedent to consummate the transaction contemplated by this Agreement, Prudential shall fail to perform any of its covenants and obligations under this Agreement and such failure shall continue for a period of twenty (20) Business Days after notice from Extra Space, during which twenty (20) day period Prudential shall have the right to cure or remedy such failure. In the event of a default hereunder by Prudential, Extra Space shall have as its sole and exclusive alternative remedies (i) the right to enforce specific performance of this Agreement, or (ii) the right to terminate this Agreement, in which event Prudential shall reimburse Extra Space for all out-of-pocket costs incurred by Extra Space directly in connection with the transaction contemplated by this Agreement (excluding, however, any costs associated with matters pertaining to the acquisition of the Land or the Construction Loan) or (iii) the right to waive such default and close the transaction subject to such default without change to this Agreement. If Prudential shall default hereunder, Prudential shall make such default known to Extra Space in writing and if Extra Space shall elect to close notwithstanding such default, then Extra Space shall be deemed to have waived satisfaction of the obligation giving rise to such default, without waiving any other obligations which were required hereunder to be satisfied on or prior to the Closing.

Article XI -

INDEMNIFICATION OF PRUDENTIAL

11.1. Indemnification of Prudential. Extra Space hereby agrees, jointly and severally, to indemnify, defend and hold Prudential free and harmless from and against all loss, liability, damage, cause of action, claim, penalty, fine, cost and expense, including, without limitation, reasonable attorneys’ fees and other litigation expenses, (collectively, “Losses”) suffered or incurred by Prudential, as a result of or in connection with any of the following:

(a) Any material breach of any representation, warranty or covenant made or to be made by Extra Space in this Agreement or in any document or instrument delivered to Prudential pursuant to the terms hereof, subject to the terms of Section 12.4;

(b) The forfeiture of the Property or any portion thereof as a result of any violation by Extra Space of any statute which provides for civil or criminal forfeiture;

(c) Except to the extent set forth in the Approved Development Budget, any federal, state or local tax, fee or charge resulting from the transactions contemplated herein that constitutes a transfer tax; recording or filing fee or charge; rollback taxes; or any other tax, fee or charge imposed exclusively on the transfer, sale, exchange or other disposition (including any tax imposed exclusively on gain realized from the transfer, sale, exchange or other disposition) of real property, an interest in real property, or an interest in an entity owning real property or an interest in real property;

(d) Subject to the terms of this item (d) below, any liabilities, accounts payable, accrued expenses, obligations or undertakings of Extra Space encumbering or affecting the Property or the Venture with respect to the Property created, suffered, accrued or incurred on or prior to the date of Closing or attributable to events or circumstances occurring or agreements entered into prior to Closing, including, without limitation, real estate and personal property taxes and assessments, federal, state and local income and other taxes, the presence of Hazardous Materials, maintenance or other fees of any Extra Space’s association, third party claims, commission or brokerage fees, amounts owed under any construction contracts or other Service Contracts, claims of any lender(s) in connection with any loan(s) secured by the Property prior to Closing and any other costs and expenses accrued up to and including the date of Closing, claims of tenants under leases for space at the Property, claims under agreements entered into prior to Closing and any other liabilities arising out of matters or events occurring on or before the date of Closing (collectively, “Pre-Closing Liabilities”). This item (d) shall not be deemed to include obligations under Leases, Permitted Encumbrances and Service Contracts in each case performable after Closing, obligations under Permitted Exceptions payable or performable after the date of Closing, obligations incurred in connection with leases or amendments to leases entered into in accordance with the terms hereof to the extent performable after the date of Closing or Allowable Development Costs; and

(e) As a result of a default under Section 10.1 hereof, whether Prudential incurs the Losses directly or indirectly.

(f) The indemnity under this Section 11.1 shall include, without limitation, reasonable attorney’s fees and costs incurred in the investigation, defense, and settlement of claims and Losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Prudential’s sole discretion. This Article 11 shall survive Closing or any termination of this Agreement.

Article XII -

MISCELLANEOUS

12.1. Further Assurances. Extra Space and Prudential (without cost to the requesting party), at any time and from time to time before or after Closing, upon request by the other party, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required for the effectuation of the transactions contemplated under this Agreement.

12.2. No Assignment. Extra Space shall not have any right to assign any right or obligation under this Agreement to any other party, except that Extra Space shall be entitled to collaterally assign this Agreement to Lender as security for the Construction Loan. Prudential shall not have the right to assign any right or obligation under this Agreement to any other party except to an entity controlling, controlled by, or under common control with Prudential. The terms of this Section shall not be deemed to limit the terms of Section 4.18.

12.3. Waivers and Extensions. Prudential on the one hand, and Extra Space on the other hand, shall have the right at any time to (a) waive any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement made by the other party, (b) waive compliance with any of the covenants, agreements, representations or warranties of the other party contained in this Agreement or (c) waive or extend the time for performance of all or any portion of any of the obligations of the other party hereto. No such waiver shall be effective unless it is intentionally and specifically waived in a writing signed by the party granting such extension or waiver.

12.4. Survival. Notwithstanding any other provision in this Agreement, and subject to the terms of this Section below, all representations, warranties, covenants and agreements made by the parties each to the other in or pursuant to this Agreement or any Exhibit hereto will survive any investigation that may have been made by any party and the Closing for a period of twelve (12) full calendar months following the Closing, except that the indemnifications relating to the representations and warranties set forth in Sections 9.1(k), 9.1(o), 9.1(w) and 12.19, and such representations and warranties, shall each survive indefinitely. For the purposes of this Section 12.4, a representation, warranty, covenant or agreement made hereunder shall not be subject to the time limitation set forth in the preceding sentence, and shall be deemed to have survived (and shall continue to survive), and the responsible party shall continue to be liable therefor, if the other party hereto shall have brought a claim with respect thereto before a judicial, administrative, or other Governmental Authority responsible for adjudicating such claim on or before the last day of the expiration of the survival period set forth in the preceding sentence.

12.5. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The parties hereto submit to personal jurisdiction in the State of New Jersey for the enforcement of the provisions of this Agreement and waive any and all rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement.

12.6. Notices. Each notice, request, demand, consent, approval and other communication required or permitted under or otherwise delivered in connection with this Agreement shall be in writing and will be deemed to have been duly given (1) when delivered by hand (so long as the delivering party shall have received a receipt of delivery executed by the party to whom such notice was delivered), or (2) three (3) Business Days after deposit in United States certified or registered mail, postage prepaid, return receipt requested, or (3) when sent by telex or telecopier (with receipt confirmed) provided a copy is also sent by United States certified or registered mail postage prepaid, return receipt requested, or (4) one (1) Business Day after delivery to a recognized overnight courier service, in each case addressed to the parties as follows (or to such other address as a party may designate by notice to the others):

If to Prudential:	c/o Prudential Real Estate Investors 8 Campus Drive Parsippany, New Jersey 07054 Attention: Ben S. Penaliggon Fax: 973/683-1795

with a copy to:	Prudential Real Estate Investors 8 Campus Drive Parsippany, New Jersey 07054 Attention: Joan N. Hayden, Esq. Fax: 973/683-1788

and with a copy to:	Goodwin, Procter LLP Exchange Place Boston, Massachusetts 02109-2881 Attn: Minta E. Kay, P.C. Fax: 617/227-8591

If to Construction Consultant:	[Marx/Okubo Associates, Ltd. 455 Sherman Street, Suite 200 Denver, Colorado 80203 Attn: Timothy Harder, Project Coordinator Fax: 303-861-8565

If to Extra Space :	Extra Space Storage, Inc. 2795 Cottonwood Parkway

Suite 400 Salt Lake City, Utah 84121 Attn: Kenneth M. Woolley Fax:

with a copy to:	Extra Space Storage, Inc. 2795 Cottonwood Parkway Suite 400 Salt Lake City, Utah 84121 Attn: Charles Allen, Esq. Fax: 801-365-4947

12.7. No Third Party Beneficiary. The parties hereto do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

12.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

12.9. Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by all parties.

12.10. “Agreement” Defined; Headings. The term “Agreement,” as used herein, as well as the terms “herein,” hereof,” “hereunder” and the like mean this Agreement in its entirety and all exhibits attached hereto and made a part hereof. The captions, article, section and paragraph headings hereof are for reference and convenience only, do not enter into or become a part of the context and shall be ignored in interpreting this Agreement. All pronouns, singular or plural, masculine, feminine or neuter, shall mean and include the person, entity, firm or corporation to which they relate as the context may require. Wherever the context may require, the singular shall mean and include the plural and the plural shall mean and include the singular.

12.11. Entire Agreement. This Agreement, including the Exhibits hereto, and any documents executed by the parties simultaneously herewith or pursuant hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter. The Exhibits attached hereto are each incorporated herein by reference for all purposes.

12.12. Attorneys’ Fees. If any action arising out of this Agreement is brought by either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs, expenses and attorneys’ fees shall be included in and as part of such judgment.

12.13. Time of Essence. Time is of the essence to the parties hereto in the performance of this Agreement, and they have agreed that strict compliance by each of them is required as to any date set out herein. If the final day of any period of time set out in any provision of this Agreement falls upon a day which is not a Business Day, then and in such event, the time of such period shall be extended to the next Business Day.

12.14. Severabilitv. In the event any term, covenant, condition, agreement, section or provision shall be deemed invalid or unenforceable by a court of competent and final jurisdiction, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like, but legal and enforceable, provision which most nearly accomplishes the intention of the parties hereto and if no such provision is available, the remainder of this Agreement shall be enforced.

12.15. Reporting Person. The parties hereto hereby designate the Title Insurer to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. Each of the parties hereto and the Title Insurer shall execute at Closing a Designation Agreement, attached hereto as Exhibit P, designating the Title Insurer as the reporting person with respect to the transaction contemplated by this Agreement.

12.16. Confidentiality; Press Releases. All information obtained pursuant to this Agreement by any party hereto from the other parties hereto and the matters and provisions hereof shall be and remain confidential (subject to the necessity of divulging to third parties, including, without limitation, attorneys, accountants, engineers, architects and prospective equity partners and lenders, such information as either party may need to do in order to perform its obligations hereunder and subject to disclosure of all information required by Governmental Authorities and the Lender), regardless of whether the Closing occurs. No party will issue or cause the issuance of, and each will use best efforts to prevent its employees or agents from issuing or causing the issuance of any press or media release or other information in the nature of a press release relating to this Agreement or the transaction contemplated hereby except upon the prior written approval of Extra Space and Prudential as to the exact text of such press release.

12.17. Conduct of the Parties. No conduct or course of action undertaken or performed by the parties shall have the effect of, or be deemed to have the effect of, modifying, altering or amending the terms, covenants and conditions of this Agreement. Failure of any party to exercise any power or right given hereunder or to insist upon strict compliance with the terms hereof shall not be, or be deemed to be, a waiver of such party’s right to demand exact compliance with the terms of this Agreement.

12.18. Binding Effect. All of the terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of Prudential, on the one hand, and Extra Space, on the other, and their respective successors, permitted assigns, heirs and legal representatives. Extra Space shall each be personally liable for performance of all of their respective obligations under and subject to the terms of this Agreement. Extra Space shall be jointly and severally liable for all obligations and liabilities of any or all of them under this Agreement or in any document delivered pursuant to the terms hereof.

12.19. Brokerage Commission. Extra Space, jointly and severally, represents and warrants to Prudential that it has dealt with no broker, agent, salesperson or finder in any way in connection with the transactions that are the subject of this Agreement. Extra Space hereby agrees to indemnify, defend and hold Prudential harmless from and against any and all Losses, suffered or incurred on account of a misrepresentation or default by Extra Space under this Section. The terms of this Section shall survive Closing or termination of this Agreement.

12.20. Waiver of Jury Trial. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VENTURE:

EXTRA SPACE WEST THREE LLC, a Delaware limited liability company

By:	The Prudential Insurance Company of America, a member

By:
Name:
Title:

PRUDENTIAL:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:
Name:
Title:

OWNER:

EXTRA SPACE OF LLC, a limited liability company

By:
Name:
Title:

EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:
Name:
Title:

EXTRA SPACE STORAGE LP, a Delaware limited partnership

By:	Extra Space Storage Holding Business Trust I, its general partner

By:
Name:
Trustee:

EXTRA SPACE STORAGE, INC., a Maryland corporation

By:
Name:
Title:

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST I, a Maryland business trust

By:
Name:
Trustee:

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST II, a Maryland business trust

By:
Name:
Trustee:

EXHIBIT A

Legal Description of Property

(Attached)

EXHIBIT B

Permitted Exceptions

EXHIBIT C

Survey Requirements

ALTA SURVEY INSTRUCTIONS

Three (3) copies of a survey of the Property dated or updated no earlier than thirty (30) business days prior to closing prepared by a registered public surveyor in the State of                          acceptable to Prudential, which must include and show the following, except to the extent waived by Prudential:

(a) A plat of the Property showing the following:

(i) The boundary line of the Property and all appurtenant easements by courses and distances showing the area of the Property, and each parcel thereof, in square feet. If the Property is composed of all or portions of several lots or other legal subdivisions, the boundaries of each should be indicated by dotted lines and the proper lot number or legal subdivision designation shown. If the Property comprises more than one parcel, it should show interior lines and facts sufficient to insure contiguity. All corners and end-points of the perimeter of the Property shall be monumented with iron rods or other permanent monuments. Points of beginning used in the description of the Property should be identified. The survey should indicate the location of the property relative to magnetic north.

(ii) The location and type of all buildings and other improvements on the Property, the dimensions and area thereof and the distances therefrom to the nearest facing exterior property lines of the Property.

(iii) The location of all easements, rights-of-way and any other matters of record or visible on the ground affecting the Property (each of which must be identified by reference to the volume and page where recorded), with a notation indicating whether such are dedicated or private.

(iv) If readily apparent, approximate location and arrangement of underground utilities and underground structures, based upon visible evidence such as manholes, storm drains and similar physical evidence, and upon information obtained from independent sources (i.e., utility companies, utility locating services, municipalities and the like), when necessary.

(v) The location and source of all building setback lines, buffer zones, etc., located on the Property (and if of record, each must be identified by reference to the applicable recording information).

(vi) All encroachments, overlaps, conflicts or protrusions.

(vii) All abutting dedicated public streets providing access to the Property showing the width and the name thereof and all sidewalks, parkways, curbs and driveways adjoining the Property, including, without limitation, all joint driveways and shared facilities.

(viii) All fences (both perimeter and cross) and all walls and other improvements along the property lines with dimensions. All party walls of building or other structures on the property line indicating the thickness of the portions thereon on each side of the property line and the nature of the use of said walls on each side.

(ix) The location of any railroad tracks and boundaries of railway rights-of-way affecting the Property.

(x) All wires and cables crossing, entering or leaving the Property, and all anchors or guy wires affecting the Property, except ordinary wire service drops.

(xi) If the real estate constitutes an assemblage or subdivision, interior lines and lot numbers and facts sufficient to insure contiguity and a certification that there are no gaps within the property.

(xii) The location of telephone or electric power poles, wires or lines and guy wire anchors.

(xiii) Location of the exterior parking areas on the Property, if any, and a notation of the total number of parking spaces, striped as such, on the Property, including the number of parking spaces reserved for handicapped persons and marked as such.

(xiv) The location of creeks, streams, rivers, lakes, ponds (retention or otherwise) or other waterways that cross or form a boundary line of the property, including the location of high and low water marks established by the U.S. Army Corps of Engineers, where applicable, and identifying any wetlands areas.

(xv) All zoning, use and density classifications affecting the Property.

(xvi) The scale, the north direction, the beginning point, the distance to the nearest intersecting street and point of reference from which the Property is measured.

(xvii) The location of cemeteries or family burial sites, if any.

(xviii) An acreage calculation to the nearest 1/1,000th of an acre and a calculation of the number of square feet contained within the boundaries of the property.

(xix) A Point of Beginning to form the basis for, or as used in, the legal description of record of the property.

(xx) Notations of the names of adjoining Extra Spaces whenever possible.

(xxi) The political subdivision, county, state and such other notations as will accurately locate the property surveyed.

(xxii) A scale of measurement.

(xxiii) A calculation for closure.

(xxiv) A legend to explain any symbols or abbreviations appearing on the survey.

(xxv) A certification that the real estate as described on the plat does not constitute an illegal subdivision of land under applicable county or city ordinances.

(xxvi) A legal description (metes and bounds) of the Property.

(xxvii) A certification as to whether or not the real estate lies within a flood hazard area. If the real estate lies within a flood hazard area, the certification should reflect the flood zone classification and give a map reference.

(b) The certification signed and sealed by the surveyor, which must be in substantially the following form:

“To: Extra Space West Three LLC, The Prudential Insurance Company of America, First American Title Insurance Company and                         .

I hereby certify that on the          day of                     , 200_:

(a) this survey was made on the ground and correctly shows the physical status of the Property, including (i) the boundaries and areas of the Property and the location of buildings and improvements thereof (if any) and the distance therefrom to the nearest facing exterior property lines of the subject property (ii) the location of all rights-of-way, easements and any other matters of record, described on Schedule B-II to the Policy of title Insurance (No.                 ) issued by                         , or which are visible on the ground affecting the Property; (iii) the location of all visible utility lines serving the Property; (iv) the location of any exterior parking areas on the Property, which contains regular parking spaces and handicap parking spaces; and (v) all abutting dedicated public streets providing access to the Property together with the width and name thereof;

(b) except as shown on the survey, there are no (i) encroachments upon the Property by improvements on adjacent property, (ii) encroachments on adjacent property, streets or alleys by any improvements on the Property, (iii) party walls, or (iv) other overlaps, conflicts or protrusions;

(c) adequate ingress to and egress from the Property is provided by [insert name of streets], the same being paved, dedicated public right(s)-of-way;

(d) all required building set back lines on the Property are located as shown hereon;

(e) all zoning, use and density classifications affecting the Property are correctly shown hereon;

(f) no part of the Property lies within any designated special flood hazard area as shown on the most recent Flood Hazard Boundary Maps prepared by the Department of Housing and Urban Development or as designated by either the Federal Emergency Management Administration or the Flood Insurance Administration or a statement indicating the flood zone classification and map reference; and

(g) this map or plat and the survey on which it was based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM, and NSPS in 1999; and includes items 1, 2, 3, 4, 6, 7(a), 7(b)(2), 8, 9, 10, 11(b), and 13 of Table A thereof; and the survey measurements were made in accordance with the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys”, and any and all requirements of the state wherein the property surveyed is located.

(Signature of Surveyor)

Registered Public Surveyor

Registration No.

(Name, address, telephone number

and job number of Surveyor)

EXHIBIT D

Form of Multi-Party Agreement

EXHIBIT E

List of Construction Plans

(See Attached)

EXHIBIT F

Form of Construction Indemnity Agreement

THIS CONSTRUCTION INDEMNITY AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of the         day of                     ,     , from Extra Space of                      LLC (“Extra Space”), Extra Space Storage Inc., a Maryland corporation (“REFT”), Extra Space Storage LP, a Delaware limited partnership (“UPREIT”), Extra Space Storage LLC (“Storage LLC”, and together with Extra Space, REIT, and UPREIT, collectively, jointly and severally, “Developer”) to Extra Space West Three LLC, a Delaware limited liability company (the “Venture”) and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”).

RECITALS:

A. Prudential and Developer entered into that certain Acquisition Agreement (“Purchase Agreement”) dated                          , 200   pursuant to which Prudential agreed to consent to the acquisition by the Venture from Extra Space of certain property including certain improvements to be constructed on the land described on Exhibit “A” attached hereto (“Project”), subject to the terms and conditions set out in the Purchase Agreement.

B. Pursuant to the Purchase Agreement, Developer will receive a certain development fee for the services it will render in connection with the development of the Project, including, without limitation, the construction of certain improvements (“Improvements”) in connection with the Project.

C. Prudential has requested that Developer, and Developer has agreed to, enter into this Agreement to induce Prudential to consent to the acquisition by the Venture of the Project, as set out in the Purchase Agreement.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Developer hereby agrees, jointly and severally, as follows:

1. Developer’s Guarantee. Developer hereby guarantees all the work performed and to be performed and all materials furnished and installed, or either, in connection with the construction of the Improvements under the Construction Contract (as defined in the Purchase Agreement, including, without limitation, all change orders thereto, to be: (i) substantially in accordance with the Plans and Specifications attached to the Purchase Agreement as Exhibit “D” and/or any modifications thereof permitted pursuant to the Purchase Agreement (including, without limitation, any and all replacements or corrections of work performed or materials furnished in connection with construction of the Improvements); (ii) substantially in accordance with all federal, state, and local laws, ordinances, statutes, rules and regulations applicable to the construction of the Improvements, including, without limitation, local zoning and building codes, environmental and land use regulations, and persons with disabilities requirements, in effect on the date of this Agreement (the “Legal Requirements”); and (iii) free from faulty or defective workmanship and materials. Developer agrees to repair, correct or replace, at its own cost and expense, all of the work performed or materials furnished, or either, in connection with construction of the Improvements under the Construction Contract, and any change orders, modifications or corrections thereto, that may prove not to be substantially in accordance with the Plans and Specifications (and/or modifications thereof permitted pursuant to the Purchase Agreement) or the Legal Requirements or not to be free from faulty or defective workmanship and/or materials, ordinary wear and tear excepted. Developer does further agree to pay the cost of repairing all damage to other property resulting from faults or defects in the work performed or materials furnished, or either, in connection with construction of the Improvements under the Construction Contract and to pay the cost and expenses of replacing other property which may be damaged or disturbed in repairing, correcting or replacing any faults or defects in work or materials as provided herein.

Developer’s guarantee and obligations under this Section shall survive and be enforceable for a period of one (1) year commencing on the date of this Agreement, subject to the terms of this Section below. If a claim is brought under this Section on or before the expiration of such one (1) year period, Developer’s guarantee and obligations under this Section shall survive with respect to the subject matter of such claim until final adjudication thereof with no further possibility of appeal. Developer’s guaranty shall be for the entire work performed and materials furnished in connection with the construction of the Improvements under the Construction Contract and is in no way to be construed as invalidating guarantees for longer periods where required by the Construction Contract.

All replacements and corrections to faulty or defective work performed or materials furnished, or either, in connection with construction of the Improvements under the Construction Contract are to be done at the convenience of Prudential.

The obligation of Developer under this Agreement shall survive both final payment for the work performed or materials furnished in connection with the construction of the Improvements or designated portion thereof and any termination of the Construction Contract.

2. Indemnification. Developer shall indemnify, defend and hold harmless the Venture, Prudential and its partners and all of their respective officers, directors, representatives, managers, members, agents and employees for, from and against any and all claims and demands, just or unjust, of third persons for death, for bodily injury, for personal injury, for property damage, direct or consequential, or for breach of contract arising or alleged to arise out of the construction of the Improvements and for all costs, fees, and expenses incurred by them in the defense, settlement or satisfaction thereof, except to the extent such claims and demands result from the negligent acts or misconduct of Prudential.

With respect to any and all claims against the Venture, Prudential or its partners or any of their respective officers, directors, representatives, managers, members, agents or employees by any employee of Developer, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, the indemnification obligation under this Agreement shall not be limited in any way by limitation on the amount or type of damages, compensation or benefits payable by or for Developer or any subcontractor under workers’ or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

If so directed by Prudential, the Developer shall at its own expense defend any suit based upon any such claim or demand within the scope of the foregoing indemnity with counsel reasonably acceptable to Prudential, as applicable (even if such suit, claim or demand is groundless, false or fraudulent).

All liabilities and obligations of Developer under this Agreement shall be joint and several.

3. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF                             .

4. No Assignment of Benefits Under this Agreement. Developer may not assign its rights or obligations under this Agreement to any party without the prior written consent of Prudential.

DEVELOPER:

EXTRA SPACE OF LLC

By:
Kenneth M. Woolley, its manager

EXTRA SPACE STORAGE LLC

By:
Kenneth M. Woolley, its manager

EXTRA SPACE STORAGE INC., a Maryland corporation

By:
Name:
Title:

EXTRA SPACE STORAGE LP, a Delaware limited partnership

By:	Extra Space Storage Holdings Business Trust I, its general partner

By:
Name:
Title:

EXHIBIT G

Approved Development Budget

EXHIBIT H

Intentionally Omitted

EXHIBIT I

Intentionally Omitted

EXHIBIT J

Existing Environmental Reports

REPORT	VENDOR NAME & ADDRESS

EXHIBIT K

Form of Bill of Sale and Assignment

THIS BILL OF SALE and ASSIGNMENT (this “Agreement”) is made as of the      day of                     ,         , between EXTRA SPACE OF                      LLC, a                      limited liability company (“Seller”), and EXTRA SPACE WEST THREE LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

A. Pursuant to that certain Acquisition Agreement dated as of                     , 200  , by and among Seller, Buyer and others (the “Acquisition Agreement”), concurrently with the execution and delivery hereof, Seller is conveying to Buyer by deed the land described in Exhibit A attached hereto and made a part hereof together with all improvements thereon and appurtenances thereto (the “Real Property”).

B. Pursuant to the Acquisition Agreement, Seller now desires to convey, transfer, set over and assign unto Buyer all of Seller’s right, title and interest in and to all personal property, whether tangible or intangible, which are necessary or incidental to the proper ownership, completion, construction, use, enjoyment, occupancy, leasing, maintenance, service and operation of the Real Property (collectively, the “Personal Property”), including, without limitation, the following:

all personal property and fixtures owned by Seller and at any time attached to, located in or on, or used in connection with, the maintenance and operation of the Real Property, including, without limitation, all mechanical, electrical, lighting and plumbing systems, fixtures, and equipment, all ventilating, air conditioning and heating systems, fixtures, and equipment, all water and power systems and engines, boilers, generators, furnaces, motors, landscaping and sprinkler systems and equipment, all furniture, furnishings, appliances, supplies, and other personal property (tangible or intangible) of every nature and description, all maintenance equipment, tools, and supplies, and all master keys, office keys, and other keys used in connection with the Real Property.

C. Pursuant to the Acquisition Agreement, Seller also desires to assign to Buyer all of Seller’s right, title and interest in and to the “Rights” (as defined in the Acquisition Agreement, including, without limitation, (i) those contracts for goods and services rendered in connection with the ownership, use, operation, management, and leasing of the Real Property listed on Exhibit C attached hereto (collectively, the “Assigned Contracts”) and (ii) the “Plans,” “Permits,” and “Warranties,” (as each such term is defined in the Acquisition Agreement).

D. Seller and Buyer intend that the conveyance, transfer and assignment of the Real Property, the Personal Property, and the Rights (collectively, the “Property”) is a complete and absolute conveyance of Seller’s interest in the Property and do not intend such conveyance, transfer or assignment to be a loan, lease, security device or other limited transfer of ownership;

NOW THEREFOR, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Sale of Personal Property. Seller does hereby SELL, DELIVER, TRANSFER, SET OVER and ASSIGN unto BUYER the Personal Property, TO HAVE AND TO HOLD the same unto Buyer, Buyer’s successors and assigns, forever. Seller represents and warrants to Buyer that (a) Seller is the sole Extra Space of and has good and marketable title to the Personal Property, free and clear of all liens, encumbrances, claims and demands, (b) Seller has not previously sold or assigned the Personal Property to any other party, and (c) Seller will freely and fully warrant and defend the Personal Property against the lawful claims of any person claiming by, through or under the Seller.

2. Assignment of Assigned Contracts. Seller hereby assigns, sets over, and transfers to Buyer all of Seller’s right, title and interest in, to, and under the Assigned Contracts. Subject to the provisions of this Agreement, Buyer hereby accepts the foregoing assignment by Seller and assumes all obligations of Seller under the Assigned Contracts which arise, accrue or mature after the date hereof.

3. Assignment of other Rights. Seller hereby assigns, sets over, and transfers all of Seller’s right, title and interest in, to, and under any and all Rights that are not described in Section 2 above.

4. Indemnity. Buyer agrees to indemnify, defend, and hold harmless Seller from any loss, cost, claim, liability, expense, or demand of whatever nature under the Personal Property and the Rights arising or accruing on or after the date hereof. Seller agrees to indemnify, defend, and hold harmless Buyer from any loss, cost, claim, liability, expense or demand of whatever nature under the Personal Property and the Rights arising or accruing prior to the date hereof.

5. Miscellaneous. This Agreement and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Acquisition Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of                                      and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

6. Further Assurances. Each of the parties hereto agrees that it shall, upon the reasonable request of the other, execute and deliver such further documents as may be so requested in order to more fully assure that the purposes of this Agreement are fulfilled.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SELLER:

EXTRA SPACE OF LLC

By:
Kenneth M. Woolley, its manager

BUYER:

EXTRA SPACE WEST THREE LLC

By:	The Prudential Insurance Company of America, a member

By:
Name:
Title:

EXHIBIT L

Specimen of Occupancy Report

(See Attached)

EXHIBIT M

Form of Assignment of Leases and Rents

This Assignment and Assumption of Leases and Rents (this “Assignment”) is made and entered into as of this          day of                     ,             , by and between EXTRA SPACE OF                      LLC, a                      limited liability company (“Assignor”), and EXTRA SPACE WEST THREE LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

A. Pursuant to an Acquisition Agreement dated as of                          , 200   among Assignor, Assignee, and certain others (the “Acquisition Agreement”), concurrently with the execution and delivery hereof, Assignor is conveying to Assignee by deed the land described in Exhibit A attached hereto and made a part hereof together with all improvements thereon (the “Property”).

B. Assignor, in its capacity as Extra Space of the Property, is lessor under the leases and occupancy arrangements described in the rent roll attached hereto as Exhibit B and all amendments, extensions and renewals thereof (the “Leases”).

C. Pursuant to the Acquisition Agreement, Assignor now desires to assign, transfer and convey to Assignee all of Assignor’s right, title, and interest in, to, and under the Leases, together with all rents with respect thereto and the security deposits listed on Exhibit B, and, subject to the provisions of this Assignment, Assignee desires to accept the Leases and assume all obligations of lessor under the Leases which arise accrue or mature after the date hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor does hereby bargain, sell, transfer, assign, convey, set over and deliver unto Assignee all right, title, and interest of the Assignor in, to, and under all of the Leases together with all rents with respect thereto and the security deposits listed on Exhibit B.

2. Subject to the provisions of this Assignment, Assignee hereby accepts the foregoing assignment by Assignor and assumes all obligations of the Landlord under the Leases which arise, accrue or mature after the date hereof.

3. Assignor warrants to Assignee and agrees that (a) Assignor is the sole Extra Space of the lessor’s interest under the Leases, that its rights under the Leases and any proceeds due thereunder are not subject to any lien, claim or encumbrance and (b) the Leases are in full force and effect, have not been altered, modified, amended, terminated or renewed (except for such amendments and renewals which have been disclosed in writing to Assignee) nor have any of the terms and conditions therein been waived.

4. Assignor shall indemnify, defend and hold Assignee harmless and free and clear against, and reimburse Assignee for, any damage, loss, cost, expense (including reasonable attorneys’ fees), claim, liability, obligation or debt resulting from, arising out of or in any way related to (a) any obligations or liabilities of the lessor under the Leases arising or accruing on or prior to the date hereof, or (b) any performance to be made by the lessor under the Leases which performance was to be made by the lessor on or prior to the date hereof.

5. Assignee shall indemnify, defend and hold Assignor harmless and free and clear against, and reimburse Assignor for, any damage, loss, cost, expense (including reasonable attorneys’ fees), claim, liability, obligation or debt resulting from, arising out of or in any way related to (a) any obligations or liabilities of the lessor under the Leases arising or accruing after the date hereof, or (b) any performance to be made by the lessor under the Leases which performance is to be made by the lessor after the date hereof.

6. Each of the parties hereto agrees that it shall, upon the reasonable request of the other, execute and deliver such further documents as may be so requested in order to more fully assure that the purposes of this Assignment are fulfilled.

7. This Assignment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8. This Assignment shall be governed by and construed in accordance with the laws of the State of                                 .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF this Assignment has been executed as of the date first above written.

ASSIGNOR:

EXTRA SPACE OF LLC

By:
Kenneth M. Woolley, its manager

ASSIGNEE:

EXTRA SPACE WEST THREE LLC, a Delaware limited liability company

By:	The Prudential Insurance Company of America, a member

By:
Name:
Title:

[Notary blocks to be added]

EXHIBIT N

Litigation

EXHIBIT O

Form of Extra Space Bringdown Certificate

                    ,

Pursuant to the Acquisition Agreement dated                          , 200     (“Agreement”) by and among The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), Extra Space of                      LLC, a                      limited liability company (“Owner”), Extra Space Storage LLC, a Delaware limited liability company (“Storage LLC”), Extra Space Storage LP (“UPREIT”), Extra Space Storage, Inc. (“ESS Inc.”), Extra Space Storage Holdings Business Trust I (“Trust I”), and Extra Space Storage Holdings Business Trust II (‘Trust II”) (Owner, Storage LLC, UPREIT, ESS Inc., Trust I, and Trust II are collectively referred to herein as “Extra Space”), Extra Space hereby, jointly and severally, certifies to Prudential that all of the representations and warranties made by Extra Space in the Agreement or in any document delivered in connection with the Agreement or the transaction contemplated thereby remain true and correct in all material respects on the date hereof as if such representations and warranties were made on and as of the date hereof.

EXTRA SPACE OF LLC, a limited liability company

By:
Kenneth M. Woolley, its manager

EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:
Kenneth M. Woolley, its managing member

EXTRA SPACE STORAGE LP, a Delaware limited partnership

By:	Extra Space Storage Holdings Business Trust I, its general partner

By:
Name:
Trustee

EXTRA SPACE STORAGE, INC., a Maryland corporation

By:
Name:
Title:

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST I, a Maryland business trust

By:
Name:
Trustee

EXTRA SPACE STORAGE HOLDINGS BUSINESS TRUST II, a Maryland business trust

By:
Name:
Trustee

EXHIBIT P

Form of Prudential Bringdown Certificate

                    ,

Pursuant to the Acquisition Agreement dated                          , 200     (“Agreement”) by and among The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), Extra Space of                      LLC, a                      limited liability company (“Owner”), Extra Space Storage LLC, a Delaware limited liability company (“Storage LLC”), Extra Space Storage LP (“UPREIT”), Extra Space Storage, Inc. (“ESS Inc.”), Extra Space Storage Holdings Business Trust I (“Trust I”), Extra Space Storage Holdings Business Trust II (“Trust II”) (Owner, Storage LLC, UPREIT, ESS Inc., Trust I, and Trust II are collectively referred to herein as the “Extra Space”), Prudential hereby certifies to Extra Space that all of the representations and warranties made by Prudential to Extra Space pursuant to the Agreement or in any document delivered in connection with the Agreement or the transaction contemplated thereby remain true and correct in all material respects on the date hereof as if such representations and warranties were made on and as of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

EXHIBIT P

Form of Designation Agreement

This Designation Agreement is executed by the undersigned pursuant to 26 C.F.R. Section 1.6045-4 (e) (5) in connection with the requirements for information reporting on transfers of interests in real estate with dates of closing on or after January 1, 1991. The undersigned hereby agree as follows:

1.	The name and address of the transferor are as follows:

2.	The name and address of the transferee are as follows:

The Extra Space West Three LLC, c/o Prudential Real Estate Investors, 8 Campus Drive, Arbor Circle South, Parsippany, New Jersey 07054-4493

3.	The real estate, an interest in which is being transferred, is located in County, and is more particularly described in Exhibit “A” attached hereto and made a part hereof.

4.	The name address of the person designated (“Designated Party”) as the reporting person with respect to this transaction is as follows:

It is understood that the Designated Party, as the only party to this Agreement, must retain this Agreement for four (4) years following the close of the calendar year in which the date of closing occurs and that, upon request by the Internal Revenue Service or any person involved in this transaction who did not participate in this Designation Agreement, this Agreement must be made available for inspection.

Executed this              day of                     , 200  .

DESIGNATED PARTY:

By:

EXHIBIT B

INITIAL CAPITAL

As of the date of this Agreement:

Prudential	$95.00
Extra Space	$5.00
TOTAL =	$100.00

EXHIBIT C-1

Prudential’s ERISA Certification

[Transferee Name and Address]

Re:

Gentlemen:

[Description of Transaction]

[Prudential] represents and warrants to you that the participation of [Prudential] in the transaction described above will not constitute a nonexempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and such participation will not be in violation of any state statute regulating investments of and fiduciary obligations with respect to a governmental plan, as defined in section 3(32) of ERISA.

Very truly yours,

[THE PRUDENTIAL INSURANCE COMPANY OF AMERICA]

By:
Name:
Title:
Dated Executed:

EXHIBIT C-2

EXTRA SPACE’S/TRANSFEREE’S ERISA CERTIFICATION

The Prudential Insurance Company of America

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Vice President, Prudential Real Estate Investors

The Prudential Insurance Company of America

8 Campus Drive

Parsippany, New Jersey 07054

Attention: Law Department

Re:	, L.L.C.

Ladies and Gentlemen:

[Description of Transaction]

[Extra Space/Transferee] represents and warrants to you that (i) neither the Transfer [To be Defined in Description Paragraph] nor the subsequent participation by Transferee [To be Defined in Description Paragraph] in the transaction described above will constitute a nonexempt prohibited transaction under the Employee Retirement Income Security of 1974, as amended (“ERISA”) and (ii) such transaction, including the Transfer and participation by the Transferee, will not be in violation of any state statute regulating investments of and fiduciary obligations with respect to a governmental plan, as defined in Section 3(32) of ERISA.

Very truly yours,

[EXTRA SPACE/TRANSFEREE]

By:
Name:
Title:
Dated Executed:

EXHIBIT D

FORM OF LEASING AND MANAGEMENT AGREEMENT

(To be attached, based on West One form)